    As filed with the Securities and Exchange Commission on January 5, 2001

                                                     Registration No.

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                                 MELLON BANK, NA
 (Originator of Melon Bank Premium Finance Loan Master Trust described herein)
             (Exact name of registrant as specified in its charter)

         United States                                   51-0015912
 (State or Other Jurisdiction of                        (IRS Employer
  Incorporation or Organization)                   Identification Number)

                              One Melon Bank Center
                         Pittsburgh, Pennsylvania 15258
                                 (412) 234-5000
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              ---------------------

                                Carl Krasik, Esq.
                             MELLON BANK CORPORATION
                                   Suite 1910
                                500 Grant Street
                       Pittsburgh, Pennsylvania 15258-0001
                                 (412) 234-5222
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                              ---------------------

                                   Copies to:

      Robert K. Morris, Esq.                         Reed D. Auerbach, Esq.
     REED SMITH SHAW & MCCLAY                     STROOCK & STROOCK & LAVAN LLP
        435 Sixth Avenue                                180 Maiden Lane
  Pittsburgh, Pennsylvania 15219                    New York, New York 10038
        (412) 288-3131                                   (212) 806-5400

                              ---------------------

         Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this registration statement, as determined by market conditions.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1993, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                              ---------------------

                                            CALCULATION OF REGISTRATION FEE

======================== ====================== =========================== ======================= ================
TITLE OF SECURITIES TO       AMOUNT TO BE       PROPOSED MAXIMUM OFFERING      PROPOSED MAXIMUM        AMOUNT OF
     BE REGISTERED            REGISTERED          PRICE PER CERTIFICATE*      AGGREGATE OFFERING     REGISTRATION
                                                                                    PRICE*                FEE
------------------------ ---------------------- --------------------------- ----------------------- ----------------
Asset Backed
Certificates........           1,000,000                   100%                  $1,000,000             $250.00
======================== ====================== =========================== ======================= ================

* Estimated solely for the purpose of calculating the registration fee.

                            ------------------------

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                EXPLANATORY NOTE

     This Registration Statement contains a Prospectus relating to a public offering by Melon Bank Premium Finance Loan Master Trust of $___________ aggregate principal amount of Melon Bank Premium Finance Loan Asset Backed Certificates, Series 2001-1. The Prospectus relating to the Certificates follows immediately after this Explanatory Note.

                  SUBJECT TO COMPLETION DATED __________, 2001

                                 [$____________]

                  Mellon Bank Premium Finance Loan Master Trust
    $_______ Class A Floating Rate Asset Backed Certificates, Series 2001-1

    $_______ Class B Floating Rate Asset Backed Certificates, Series 2001-1

                                Mellon Bank, N.A.
                                   Transferor
                             AFCO Credit Corporation
                           AFCO Acceptance Corporation
                            Originators and Servicers
                          ----------------------------

THE TRUST WILL ISSUE--
                           Class A Certificates        Class B Certificates
                           --------------------        --------------------

Principal Balance          $                           $

Certificate Rate           Three-month LIBOR plus      Three-month LIBOR plus
                           ___% annually subject to    ___% annually subject to
                           an available funds cap(1)   an available funds cap(1)

Interest Paid              quarterly, on the           quarterly, on the
                           fifteenth day of March,     fifteenth day of March,
                           June, September and         June, September and
                           December(2, 3)              December(2, 3)

First Interest
Payment Date

Scheduled
Payment Date

Legal Final Maturity

(1) Under certain limited circumstances, the applicable LIBOR rate will be one-month LIBOR.
(2) If the certificate rate is one-month LIBOR, interest will be paid on the 15th of each month.
(3) If the 15th of any month is not a business day, then interest will be paid on the first business day following that date.

CREDIT ENHANCEMENT--

The Class B certificates are subordinated to the Class A certificates. Subordination of the Class B certificates provides credit enhancement for the Class A certificates.

The trust is also issuing a collateral interest in the amount of $________ that is subordinated to both the Class A certificates and the Class B certificates.

TRUST ASSETS--

The source of payment for the certificates are the assets of the trust, which consist primarily of a revolving pool of insurance premium finance agreements originated or acquired by AFCO Credit Corporation or AFCO Acceptance Corporation which finance the payment of insurance premiums by commercial borrowers.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THE CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The underwriters listed below will offer the certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to Mellon Bank, N.A. with respect to the certificates are expected to be approximately $______, excluding any accrued interest, and before deducting issuance expenses estimated to be $________. We expect that the certificates will be offered globally and delivered in book-entry form on or about ____________, 2001 through the facilities of The Depository Trust Company, Clearstream Banking, societe anonyme, or the Euroclear System.

                    Underwriters of the Class A certificates:
    DEUTSCHE BANK SECURITIES INC.            MELLON FINANCIAL MARKETS, INC.

                    Underwriters of the Class B certificates:
    DEUTSCHE BANK SECURITIES INC.            MELLON FINANCIAL MARKETS, INC.

             The date of this prospectus is ________________, 2001.


The information contained in this prospectus is preliminary and is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time that the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which that offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of that State.


CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE ___ OF THIS PROSPECTUS.

A certificate is not a deposit and neither the certificates nor the underlying accounts or receivables are insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

The certificates will represent interests in the trust only and do not represent interests in or obligations of Mellon Bank, N.A., AFCO Credit Corporation, AFCO Acceptance Corporation or any of their affiliates.

No market currently exists or may develop for the certificates.

         IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS

         We provide more detailed information to you about the certificates in the accompanying prospectus. You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different or additional information. We are not offering the certificates in any state where the offer is not permitted.

         We include cross-references in this prospectus to captions in these materials where you can find further related discussions. The following Table of Contents provides the pages on which these captions are located.

         Parts of this prospectus use defined terms. You can find a listing of the pages where definitions can be found under the caption "Index of Terms" beginning on page __ in this prospectus.

                                TABLE OF CONTENTS


PROSPECTUS SUMMARY................................................................................................5

RISK FACTORS.....................................................................................................16

BUSINESS OF THE ORIGINATORS......................................................................................24
     GENERAL.....................................................................................................24
     PREMIUM FINANCE LOAN ORIGINATION; COLLECTION POLICY.........................................................26
     PREMIUM FINANCE LOAN UNDERWRITING PROCEDURES................................................................26
     REGULATION OF PREMIUM FINANCE LENDING ACTIVITIES............................................................27
     AS SERVICER.................................................................................................28

THE RECEIVABLES..................................................................................................28

USE OF PROCEEDS..................................................................................................48

MATURITY ASSUMPTIONS.............................................................................................48
     REVOLVING PERIOD............................................................................................48
     CONTROLLED ACCUMULATION PERIOD..............................................................................48
     PRINCIPAL PAYMENT PERIOD....................................................................................50
     RAPID AMORTIZATION PERIOD...................................................................................51

DESCRIPTION OF THE CERTIFICATES..................................................................................51
     GENERAL.....................................................................................................51
     TRANSFEROR INTEREST.........................................................................................53
     BOOK-ENTRY REGISTRATION.....................................................................................53
     DEFINITIVE CERTIFICATES.....................................................................................56
     INTEREST PAYMENTS...........................................................................................57
     PRINCIPAL PAYMENTS..........................................................................................61
     EXTENSION OF INITIAL PRINCIPAL PAYMENT DATE.................................................................62
     POSTPONEMENT OF CONTROLLED ACCUMULATION PERIOD..............................................................62
     SUBORDINATION...............................................................................................63
     NEW ISSUANCES...............................................................................................64
     TRANSFER AND ASSIGNMENT OF RECEIVABLES......................................................................65
     REPRESENTATIONS AND WARRANTIES..............................................................................66
     CERTAIN COVENANTS...........................................................................................69
     ELIGIBLE RECEIVABLES........................................................................................71
     REMOVAL OF RECEIVABLES......................................................................................73
     COLLECTION AND OTHER SERVICING PROCEDURES...................................................................74
     TRUST ACCOUNTS..............................................................................................74
     EXCESS FUNDING ACCOUNT......................................................................................76
     ALLOCATION OF COLLECTIONS...................................................................................76
     ALLOCATION PERCENTAGES......................................................................................77
     REALLOCATION OF PRINCIPAL COLLECTIONS.......................................................................80
     APPLICATION OF COLLECTIONS..................................................................................82
     SHARED EXCESS FINANCE CHARGE COLLECTIONS....................................................................87
     SHARED PRINCIPAL COLLECTIONS................................................................................88
     REQUIRED COLLATERAL INTEREST................................................................................88
     RECEIVABLES IN DEFAULTED ACCOUNTS; INVESTOR CHARGE-OFFS.....................................................89
     PRINCIPAL FUNDING ACCOUNT AND PRINCIPAL ACCOUNT.............................................................91
     RESERVE ACCOUNT.............................................................................................92
     FINAL PAYMENT OF PRINCIPAL; TERMINATION.....................................................................93
     PAY-OUT EVENTS..............................................................................................94
     SERVICING COMPENSATION, BACK-UP SERVICING COMPENSATION AND PAYMENT OF EXPENSES..............................98

     CERTAIN MATTERS REGARDING THE TRANSFEROR AND THE SERVICER...................................................99
     SERVICER DEFAULT...........................................................................................100
     REPORTS TO CERTIFICATEHOLDERS..............................................................................101
     EVIDENCE AS TO COMPLIANCE..................................................................................103
     AMENDMENTS.................................................................................................103
     LIST OF CERTIFICATEHOLDERS.................................................................................103
     THE TRUSTEE................................................................................................104
     BACK-UP SERVICER...........................................................................................104

DESCRIPTION OF THE RECEIVABLES PURCHASE AGREEMENT...............................................................104
     PURCHASES OF RECEIVABLES...................................................................................104
     REPRESENTATIONS AND WARRANTIES.............................................................................104
     CERTAIN COVENANTS..........................................................................................105
     REPURCHASE OBLIGATIONS.....................................................................................106
     PURCHASE TERMINATION.......................................................................................106

CERTAIN LEGAL ASPECTS OF THE RECEIVABLES........................................................................106
     TRANSFER OF RECEIVABLES....................................................................................106
     CERTAIN MATTERS RELATING TO RECEIVERSHIP...................................................................106
     LACK OF PERFECTED SECURITY INTERESTS IN CERTAIN UNEARNED PREMIUMS..........................................107

U.S. FEDERAL INCOME TAX CONSEQUENCES............................................................................108
     GENERAL....................................................................................................108
     CHARACTERIZATION OF THE CERTIFICATES AS INDEBTEDNESS.......................................................108
     TAXATION OF INTEREST INCOME OF CERTIFICATEHOLDERS..........................................................109
     SALE OF A CERTIFICATE......................................................................................109
     TAX CHARACTERIZATION OF TRUST..............................................................................110
     FASIT LEGISLATION..........................................................................................110
     FOREIGN INVESTORS..........................................................................................111
     REPORTING..................................................................................................112

STATE AND LOCAL TAXATION........................................................................................112

ERISA CONSIDERATIONS............................................................................................113

UNDERWRITING....................................................................................................114

LEGAL MATTERS...................................................................................................115

REPORTS TO CERTIFICATEHOLDERS...................................................................................115

WHERE YOU CAN FIND MORE INFORMATION.............................................................................116

INDEX OF TERMS..................................................................................................117

ANNEX I:  GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES.........................................119

                               PROSPECTUS SUMMARY

o This prospectus summary highlights selected information from this prospectus to aid your understanding and does not contain all of the information that you need to consider in making your investment decision. It is qualified by the full description of the information contained in the this prospectus. To understand all of the terms of the offering of the certificates, you should read carefully this entire prospectus.

o You can find a listing of the pages where capitalized terms used in this prospectus are defined under the caption "Index of Terms" beginning on page __ of this prospectus.



TRUST:                         MELLON BANK PREMIUM FINANCE LOAN MASTER TRUST
                               A master trust may issue more than one series of certificates.

SERIES:                        2001-1
                               This is the second series issued by the trust. Prior to the issuance of this series, the Series 1996-1 certificates will be paid in full.

OFFERED CERTIFICATES:          $___________ CLASS A CERTIFICATES
                               $___________ CLASS B CERTIFICATES

TRANSFEROR:                    MELLON BANK, N.A.
                               The transferor will transfer to the trust insurance premium finance agreements sold to it by the originators.

ORIGINATORS AND SERVICERS:     AFCO CREDIT CORPORATION
                               AFCO ACCEPTANCE CORPORATION
                               Both entities are wholly-owned direct and indirect subsidiaries of the transferor. AFCO
                               Credit Corporation originates and services insurance premium finance loans throughout the United States except in California and Hawaii.
                               AFCO Acceptance Corporation originates and services insurance premium finance loans in California and Hawaii. The two entities are sometimes referred to as "AFCO" in this prospectus. They will service the insurance premium finance loans sold to the trust.

BACK-UP SERVICERS:             PREMIUM FINANCING SPECIALISTS, INC.
                               PREMIUM FINANCING SPECIALISTS OF CALIFORNIA, INC.

                               Premium Financing Specialists, Inc. will act as back-up servicer for AFCO Credit Corporation. Premium Financing Specialists of California, Inc., a wholly-owned subsidiary of Premium Financing Specialists, Inc., will act as back-up servicer for AFCO Acceptance Corporation.

TRUSTEE:                       _____________________________

PRIMARY TRUST ASSETS:          INSURANCE PREMIUM FINANCE AGREEMENTS
                               These loans are originated or acquired by the originators, and must satisfy certain eligibility criteria to qualify for transfer to the trust on and after the closing date. Insurance premium finance loans transferred to the trust on the closing date must satisfy these eligibility criteria as of the closing date.

CLOSING DATE:                      ___________, 2001

STATISTICAL CALCULATION DATE:      ___________, 2001

                                   All statistical information presented in this prospectus relating to the insurance premium finance loans is given as of the statistical calculation date.

DISTRIBUTION DATE:                 15TH DAY OF EACH MONTH
                                   Collections with respect to the insurance
                                   premium finance loans will be allocated to
                                   your certificates on each distribution date.
                                   If the 15th is not a business day, the
                                   distribution date will occur on the next
                                   business day. The first distribution date is
                                   ____________.

INTEREST PAYMENT DATES:            THE 15TH DAY OF EACH _____, _____, _____ AND
                                   _____.
                                   If any of these dates is not a business day, the payment date will be the next business day. Distributions will be made on the certificates on each payment date. The first interest payment date is ___________.

CLASS A SCHEDULED PAYMENT DATE:    ___________, 200_

CLASS B SCHEDULED PAYMENT DATE:    ___________, 200_




                                THE CERTIFICATES

INTEREST

o Interest on the Class A certificates will accrue at an annual rate equal to three-month LIBOR plus __%, subject to an available funds cap.

o Interest on the Class B certificates will accrue at an annual rate equal to three-month LIBOR plus __%, subject to an available funds cap.

Interest on your certificates will be allocated monthly on each distribution date based on the actual number of days elapsed during the month and a year of 360 days. To determine the actual dollar amount of interest allocable to you on any distribution date, you must multiply:

o the actual number of days elapsed in the applicable monthly interest period divided by 360,

o the interest rate applicable to your certificates for the monthly interest period and

o the outstanding principal balance of your certificates at the end of the preceding calendar month, or, in the case of the first distribution date, on the closing date.

A "monthly interest period" is the actual number of days elapsed from and including the previous distribution date and to but excluding the applicable distribution date. The first monthly interest period will begin on and include the closing date, which is on ______________, and end on but exclude ______________, which is the first distribution date.

Interest generally will be paid to you quarterly on each interest payment date. Under certain limited circumstances, a principal payment event or a pay-out event may occur, in which case, interest will be paid monthly on each distribution date at the following interest rates:

o Interest on the Class A certificates will accrue at an annual rate equal to one-month LIBOR plus __%, subject to an available funds cap.

o Interest on the Class B certificates will accrue at an annual rate equal to one-month LIBOR plus __%, subject to an available funds cap.

We refer you to "Description of the Certificates--Interest Payments" for additional information on interest owed to you with respect to your certificates.

Any overdue interest at the applicable interest rate for your certificates, together with additional interest at the applicable certificate rate plus 2% per annum, will also be payable to you. In addition, if interest payable to you is limited by the available funds cap, the amount in excess of the available funds cap will be payable on a subordinated basis from excess spread collections. We refer you to "Description of the Certificates--Interest Payments" and "--Application of Collections" for further information.

PRINCIPAL

Principal on the Class A certificates is expected to be paid in full on the ________ distribution date. Principal on the Class B certificates is expected to be paid in full on the _______ distribution date. These dates are referred to as the Class A scheduled payment date and the Class B scheduled payment date. However, no principal payments are payable on the Class B certificates until the Class A investor interest has been paid in full.

Class A certificateholders are only entitled to receive payments of principal up to the lesser of principal on the Class A certificates and the amount of the Class A investor interest. The Class A investor interest represents the portion of the trust assets allocable to the Class A certificates. Under certain circumstances, the Class A investor interest may be less than the principal amount of the Class A certificates. If this occurs, Class A certificateholders will incur a loss.

Class B certificateholders are only entitled to receive payments of principal up to the lesser of principal on the Class B certificates and the amount of the Class B investor interest. The Class B investor interest represents the portion of the trust assets allocable to payment of the Class B certificates. Under certain circumstances, the Class B investor interest may be less than principal on the Class B certificates. If this occurs, Class B certificateholders will incur a loss.

Beginning on the closing date, we will begin a revolving period, during which time no collections of principal receivables will be accumulated or paid to you. We are scheduled to enter a controlled accumulation period on _______, during which time we will begin accumulating collections of principal receivables for the payment of the Class A certificates on the Class A scheduled payment date and the Class B certificates on the Class B scheduled payment date. We expect that sufficient funds should be accumulated to retire the Class A certificates on the Class A scheduled payment date and the Class B certificates on the Class B scheduled payment date. We may begin accumulating collections of principal receivables on a later date, if we believe that there will nevertheless be sufficient collections of principal receivables to retire the Class A certificates on the Class A scheduled payment date and the Class B certificates on the Class B scheduled payment date.

Principal on the Class A certificates and the Class B certificates may be paid earlier or later than the Class A scheduled payment date or the Class B scheduled payment date. If the receivables pay faster than anticipated, but total collections are equal to or greater than anticipated, so long as the controlled accumulation period continues, the Class A and Class B certificates will nevertheless receive payment on the Class A scheduled payment date or the Class B scheduled payment date, as applicable. However, if collections with respect to the receivables are slower than expected, Class A certificateholders and Class B certificateholders may be paid later than anticipated.

In addition, two events may occur that terminate the controlled accumulation period prior to the Class A scheduled payment date or the Class B scheduled payment date:

o on any date after _______, the transferor may elect to terminate the revolving period or cease accumulating collections, and a principal payment period will commence; or

o if certain adverse events called pay-out events occur, a rapid amortization period will commence.

During a principal payment period or a rapid amortization period, you will receive payments of principal collections monthly on each distribution date. If either of these events occurs, you may be paid principal on your certificates earlier than anticipated. Nevertheless, if collections with respect to the receivables are slower than expected, then principal payments on your certificates may be delayed.

Even if your certificates are not paid on their scheduled payment dates, collections of principal receivables will continue to be used to pay principal on your certificates until the certificates are paid or until the Series 2000-1 termination date, which is ______________.

We refer you to "Maturity Assumptions" for additional information.

                             INTERESTS IN THE TRUST

COLLATERAL INTEREST

In addition to your certificates, the trust is issuing a collateral interest in an initial principal amount of $_________. The collateral interest is subordinated to your certificates, and represents ___% of the aggregate initial principal balances of the certificates and the collateral interest. As a subordinated interest, the collateral interest is a form of credit enhancement for your certificates. The holder of the collateral interest is entitled to certain voting and other rights as if the collateral interest were a subordinated class of certificates.

ADDITIONAL SERIES OF CERTIFICATES

The trust may issue additional series of certificates. When issued by the trust, the certificates of each of those series will also represent an interest in the assets of the trust. The trust may issue additional series with terms that may be different from any other series without the prior review or consent of any certificateholders. The trust may not issue additional series unless each rating agency confirms its then-current rating on the certificates of existing series.

INVESTOR INTEREST

The investor interest represents the portion of the assets of the trust allocated to each class of your certificates, to the collateral interest and to the certificates of other series. Because at the time of issuance your certificates will represent the only outstanding series issued by the trust, the investor interest in this prospectus will refer only to the interest in the assets of the trust represented by your certificates and by the collateral interest. The initial amount of the investor interest equals the sum of the initial aggregate principal balances of your certificates and the collateral interest, and represents principal receivables in the trust equal to that amount.

The investor interest is further allocated among the Class A certificates, the Class B certificates and the collateral interest. The initial amounts of the Class A investor interest, the Class B investor interest and the collateral interest equal the initial principal amount of the Class A certificates, the Class B certificates and the collateral interest, respectively, and represent principal receivables in the trust equal to those amounts.

TRANSFEROR INTEREST

The portion of trust assets not allocated to the investor interest is retained by the transferor as the transferor interest. Additional assets of the trust will be allocated to the investor interest on the issuance of each new series, and the transferor interest will be reduced accordingly. The transferor interest may not be reduced below zero. The transferor interest is not subordinated to the investor interest, and will not provide credit enhancement to your series or to any other series issued by the trust.

                           ALLOCATION OF TRUST ASSETS

Over the life of the trust, collections with respect to the receivables will be allocated based on varying percentages between the investor interest and the transferor interest. Collections distributed to the investor interest and the transferor interest will reduce the outstanding amount of the investor interest and the transferor interest.

Collections allocated to the investor interest will be further allocated, based on varying percentages, among the Class A investor interest, the Class B investor interest and the collateral interest. Collections distributed to each of the Class A investor interest, the Class B investor interest and the collateral interest will reduce the outstanding amount of the Class A investor interest, the Class B investor interest and the collateral interest.

Your certificates are entitled to collections allocated to the Class A investor interest and the Class B investor interest to the extent needed to pay interest and principal on your certificates.

In addition to collections, net defaults with respect to the receivables will be allocated, based on varying percentages, between the investor interest and the transferor interest, and further allocated, based on varying percentages, among the Class A investor interest, the Class B investor interest and the collateral interest. These allocations will reduce the investor interest and the transferor interest, and as well, the Class A investor interest, the Class B investor interest and the collateral interest. Net defaults will not, however, reduce the outstanding balance of your certificates.

Because the investor interest will be reduced by net defaults with respect to the receivables, it is possible that the assets allocable to your certificates will not be sufficient to pay the full amounts owed on your certificates.

In addition, the Class B investor interest and the collateral interest may be reduced to cover net defaults allocable to the Class A certificates.

We refer you to "Description of the Certificates--Reallocation of Cashflows" and "--Receivables in Defaulted Accounts; Investor Charge-Offs" for further information.

DIAGRAM OF TRUST ALLOCATION STRUCTURE

The following diagram illustrates the trust's general allocation structure. Please be aware that the diagram does not reflect the relative percentages of collections or other amounts allocated to your certificates, the collateral interest, any other outstanding series or the transferor interest. You should refer to the full discussion under "Description of the Certificates--Allocation of Collections" and "--Allocation Percentages" in this prospectus for more detail.


                                  TRUST ASSETS
                        -------------------------------
                           |                       |
                           |                       |
                           |                       |
                        INVESTOR               TRANSFEROR
                        INTEREST                INTEREST
              --------------------------
                 |                  |
                 |                  |
               YOUR               OTHER
              SERIES              SERIES
      --------------------
         |            |
         |            |
    CERTIFICATE      C.I.
         S



                               CREDIT ENHANCEMENT

Credit enhancement for the Class A certificates is provided by both the subordination of the collateral interest and the Class B investor interest to the Class A investor interest. Credit enhancement for the Class B certificates is provided by the subordination of the collateral interest to the Class B investor interest. This subordination is generally accomplished by reducing net defaults allocated to the Class A investor interest and the Class B interest in two ways:

o reallocation of principal collections allocated to the collateral interest and, in the case of the Class A certificates, the Class B investor interest.

o writedown of the collateral interest and, in the case of the Class A certificates, the Class B investor interest.

Net defaults allocated to the Class A investor interest and the Class B interest would reduce the Class A investor interest and the Class B investor interest. Writedown of the collateral interest and reallocation of its principal collections (which still reduce the collateral interest, although reallocated) to cover these net defaults means that the collateral interest will be reduced to zero before either the Class A certificates or the Class B certificates suffer any loss of principal. Writedown of the Class B investor interest and reallocation of its principal collections provides credit enhancement to the Class A investor interest in the same manner.

If you are a Class A certificateholder, the collateral interest and the Class B investor interest must be reduced to zero before you will suffer any loss of principal.

If you are a Class B certificateholder, the collateral interest must be reduced to zero before you will suffer any loss of principal.

We refer you to "Description of the Certificates--Application of Collections," "--Reallocation of Principal Collections" and "--Receivables in Defaulted Accounts; Investor Charge-offs" for further information.

                                  TRUST ASSETS

The trust assets are held by the trustee for the benefit of the certificateholders. The trust assets include:

o premium finance agreements already in the trust on the closing date and premium finance agreements transferred to the trust on the closing date. These are agreements between one of the originators and commercial borrowers to finance the payment of insurance premiums on insurance policies pursuant to which the borrowers are the insureds. Premium finance agreements must comport to the law of one of certain permitted jurisdictions;

o premium finance agreements transferred to the trust from time to time following the closing date;

o payments on the premium finance agreements received on and after the date of their transfer to the trust;

o other funds received with respect to the premium finance agreements, including funds received from insurance carriers and insurance guaranty funds representing returns of unearned premiums;

o    amounts on deposit in the accounts specified in this prospectus;

o any credit enhancement provided in connection with any series of certificates; and

o    any proceeds of the other assets of the trust.


                                   RECEIVABLES

GENERAL

AFCO's premium finance agreements are installment loans that are short term in duration, generally having maturities of one year or less.

The financed insurance policies provide for the payment in advance of all premiums payable over the term of the policy, which is typically one year or less. On cancellation of the policy prior to its term, the unearned premium must be returned by the insurance carrier to the insured.

A premium finance agreement grants the originator a security interest in the borrower's right to the return of any unearned premiums from the insurance carrier upon cancellation of the related insurance policy, if cancellable, prior to its expiration. It also contains a limited power of attorney granting the originator the right to cancel the insurance policy, if cancellable, in the event of a payment default by the borrower under the premium finance agreement, and the right to collect any unearned premiums from the insurance carrier.

Each originator will assign its security interest and related power of attorney to the transferor, which will in turn assign it to the trustee for the benefit of the certificateholders.

We refer you to "Risk Factors--Failure to perfect a security interest in the right to return of certain unearned premiums could result in reduced payments to you" and "Certain Legal Aspects of the Receivables--Lack of Perfected Security Interest in Certain Unearned Premiums."

A premium finance agreement may finance premiums relating to more than one insurance policy and/or from one or more insurance carriers. However, there is only one monthly, quarterly or semiannual payment under a premium finance agreement and that payment is not specifically allocated to the repayment of the financing of the premiums of any particular insurance policy. We refer you to "The Receivables" for further information.

IDENTIFIED PORTFOLIO

The "identified portfolio" consists of receivables included in the trust as of the statistical calculation date, as well as receivables that exist as of the statistical calculation date that satisfy the eligibility criteria of the trust that will be in effect on the closing date. The eligibility criteria and concentration limits relating to the receivables will change with the issuance of the certificates and the repayment of the Series 1996-1 certificates. The receivables included in the trust immediately prior to the issuance of the certificates are only required to have satisfied the eligibility criteria as of their date of their original transfer to the trust, while receivables added to the trust on and after the closing date must only satisfy the new eligibility criteria as of the date of their transfer to the trust. We refer you to "Description of the Certificates--Eligible Receivables" for a discussion of the eligibility criteria for these receivables. In addition, although the concentration limits contained in the eligibility criteria are changing on the closing date, it is expected that the transfer of the receivables from the identified portfolio to the trust on the closing date will not result in any receivables being required to be removed from the trust due to a violation of any of these new concentration limits. We refer you to "Description of the Certificates--Pay-Out Events" for a description of the new concentration limits relating to the receivables. We refer you to "The Receivables" for additional information regarding the identified portfolio as of the statistical calculation date.

Each premium finance agreement must satisfy certain eligibility criteria for transfer to the trust, including having a borrower whose stated address in the premium finance agreement is located in a permitted jurisdiction, to be included in the identified portfolio. As of the statistical calculation date, "permitted jurisdictions" included the __ jurisdictions set forth in the table "Geographic Concentration" under the heading "The Receivables."

As of the statistical calculation date, aggregate receivables included in the "identified portfolio" were $____________. "Aggregate receivables" includes all remaining payments owed on the receivables, including both principal and interest, through the scheduled maturity date.

For purposes of allocating between interest and principal payments with respect to the certificates, the receivables are divided into "finance charge receivables" and "principal receivables." As of the statistical calculation date, the finance charge receivables included in the identified portfolio are $_________ and the principal receivables included in the identified portfolio are $_________. We refer you to "Description of the Certificates--Allocation of Collections" for further information.

ADDITIONAL RECEIVABLES

Receivables originated or acquired by the originators on or after the closing date, called "additional receivables," that satisfy certain eligibility criteria will be transferred to the trust from time to time. These additional receivables may be of different credit quality than previously transferred receivables. However, the underwriting standards used in originating additional receivables may not vary materially from the underwriting standards applied to the receivables transferred to the trust on the closing date.

                           APPLICATION OF COLLECTIONS
                          OF FINANCE CHARGE RECEIVABLES

DIAGRAM OF APPLICATION OF COLLECTIONS OF FINANCE CHARGE RECEIVABLES

Please refer to the end of this prospectus summary for a diagram generally illustrating how collections of finance charge receivables and excess spread are applied.

The following is a description of the steps illustrated in the diagram:

Step 1: Collections of finance charge receivables are allocated, based on varying percentages, among the Class A investor interest, the Class B investor interest and the collateral interest.

Step 2: Collections of finance charge receivables allocated to the Class A investor interest are applied to cover, in the following priority: the interest payment due to Class A, Class A's portion of the servicing fee due to the servicer and net defaults allocable to the Class A investor interest, called the Class A investor default amount.

         Collections of finance charge receivables allocated to the Class B investor interest are applied to cover, in the following priority: the interest payment due to Class B and Class B's portion of the servicing fee due to the servicer.

         Collections of finance charge receivables allocated to the collateral interest are applied, under certain circumstances, to the collateral interest's portion of the servicing fee due to the servicer.

Step 3: Collections of finance charge receivables allocated to the Class A investor interest, the Class B investor interest and the collateral interest that are not used in Step 2 are combined into a single pool of excess spread and applied, in the following order of priority, to cover:

         o the interest payment due to Class A, Class A's portion of the servicing fee due to the servicer, and the Class A investor default amount, to the extent not paid in Step 2;

         o reimbursement of certain reductions in the Class A investor interest;

         o the interest payment due to Class B and Class B's portion of the servicing fee due to the servicer, to the extent not paid in Step 2;

         o net defaults allocated to the Class B investor interest, called the Class B investor default amount;

         o reimbursement of certain reductions in the Class B investor interest;

         o the interest payment due to the collateral interest, which will be calculated based on one-month LIBOR plus __%;

         o the collateral interest's portion of the servicing fee due to the servicer, to the extent not paid in Step 2;

         o net defaults allocated to the collateral interest, called the collateral default amount;

         o reimbursement of certain reductions in the collateral interest to the extent necessary to maintain the collateral interest at a certain level; and

         o coverage of miscellaneous expenses and certain interest payment shortfalls, including interest payable on the certificates in excess of the available funds caps.

Step 4: Any remaining excess spread will be treated as shared finance charge collections.

We refer you to "Description of the Certificates--Allocation of Collections," "--Allocation Percentages" and "--Application of Collections" for more detail.

SHARED FINANCE CHARGE COLLECTIONS

To the extent that excess spread is not needed to make the payments described in Steps 1 through 3 above, these amounts may be applied to make payments to other series.

Conversely, you may receive the benefit of excess spread allocable to other series, to the extent not needed to make payments with respect to those series.

We refer you to "Description of the Certificates--Application of Collections" and "--Shared Excess Finance Charge Collections" for further information.

                           APPLICATION OF COLLECTIONS
                            OF PRINCIPAL RECEIVABLES

DIAGRAM OF APPLICATION OF COLLECTIONS OF PRINCIPAL RECEIVABLES

Please refer to the end of this prospectus summary for a diagram illustrating how collections of principal receivables are generally applied. The following is a description of the steps illustrated in the diagram:

Step 1: Collections of principal receivables for your series are allocated, based on varying percentages, among the Class A investor interest, the Class B investor interest and the collateral interest.

Step 2: Collections of principal receivables allocated to the collateral interest and the Class B investor interest may be reallocated and made available to pay certain amounts due to the Class A investor interest that have not been paid either by the Class A's share of collections of finance charge receivables or excess spread. Once these amounts have been paid, the collateral interest also provides the same type of protection to the Class B investor interest.

Step 3: Collections of principal receivables not used in Step 2 are, if necessary, combined with shared principal collections from other series, to the extent available, and treated as collections available to pay principal.

Step 4: Available investor principal collections may be paid, or accumulated and then paid, to you as payments of principal. The amount, priority and timing of your principal payments, if any, depend on whether your series is in the revolving period, controlled accumulation period, principal payment period or rapid amortization period, as described below.

         o During the revolving period, the trust will not pay principal to you or accumulate it in a trust account for your benefit. Instead, the trust will, subject to certain limitations, share principal collections with other series, pay these amounts to the transferor or deposit them into an excess funding account. The revolving period is scheduled to end on _____________.

         o The controlled accumulation period is scheduled to begin on ________, but may, under certain circumstances, be postponed. During the controlled accumulation period, principal collections will be accumulated in a trust account and paid first to the Class A certificateholders on the Class A scheduled payment date until the Class A investor interest has been paid in full, and second to the Class B certificates on the Class B scheduled payment date until the Class B investor interest has been paid in full.

         o During either the revolving period or the controlled accumulation period, the transferor may elect to terminate these periods and enter a principal payment period. During the principal payment period, principal collections, including any amounts accumulated during the controlled accumulation period, if applicable, will be paid first to the Class A certificateholders until the Class A investor interest has been paid in full and then to the Class B certificateholders until the Class B investor interest has been paid in full. Once the Class B investor interest has been paid in full, the trust will, under certain circumstances, pay certain amounts to the holder of the collateral interest, share principal collections with other series, pay these amounts to the transferor or deposit them into an excess funding account.

         o At any time during the revolving period, the controlled accumulation period or the principal payment period, a pay-out event may occur, in which case, a rapid amortization period will commence. Payments during a rapid amortization period will be allocated and applied in the same way and in the same priorities as during a principal payment period.

                The pay-out events for your series are listed under "Description of the Certificates--Pay-Out Events" in this prospectus.

         All periods will end on the Series 2000-1 termination date, whether or not the Class A investor interest or the Class B investor interest have been paid in full.



We refer you to "Description of the Certificates--Allocation of Collections," "--Allocation Percentages" and "--Application of Collections" for more detail.

SHARED PRINCIPAL COLLECTIONS

To the extent that collections of principal receivables are not needed to make payments to the investor interest or deposits to the principal funding account, these amounts may be applied to make payments to other series, or under certain circumstances, deposited into an excess funding account or paid to the transferor.

The payment of shared principal collections to other series or the transferor or their deposit into an excess funding account will not reduce the investor interest.

In addition, you may receive the benefit of collections of principal receivables and certain other amounts allocable to other series, to the extent not needed to make payments or deposits with respect to those series.

We refer you to "Description of the Certificates--Application of Collections," "--Shared Principal Collections" and "--Excess Funding Account" for further information.

                                  SERVICING FEE

The servicer will receive a monthly fee as servicing compensation from the trust. This fee will be allocated among the Class A certificates, the Class B certificates and the collateral interest.

Please refer to the diagram at the end of this prospectus summary for an overview of the priority of payment of these amounts.

We refer you to "Description of the Certificates--Servicing Compensation, Back-up Servicing Compensation and Payment of Expenses" for further information.

                               OPTIONAL REPURCHASE

If certain conditions are met, the transferor may, at its option, repurchase the investor interest on any distribution date beginning with the distribution date on which the investor interest equals $_________ or less (5% of the initial investor interest).

The repurchase price will equal the sum of the outstanding balance of the investor interest plus all accrued and unpaid interest on the Class A certificates, the Class B certificates and the collateral interest through the day preceding the distribution date on which the optional repurchase occurs.

                                  DENOMINATIONS

Beneficial interests in the certificates will be offered in minimum denominations of $1,000 and integral multiples of that amount.

                             REGISTRATION, CLEARANCE
                                 AND SETTLEMENT

Your certificates will be registered in the name of Cede & Co., as the nominee of the Depositary Trust Company. You will not receive a definitive certificate representing your interest, except in limited circumstances described in this prospectus when certificates in fully registered, certificated form are issued. We refer you to "Description of the Certificates--Definitive Certificates" for more detail.

You may elect to hold your certificates through DTC in the United States, or through Clearstream Banking, societe anonyme or the Euroclear System in Europe. Transfers within DTC, Clearstream or Euroclear, as the case may be, will be made in accordance with the usual rules and operating procedures of those systems. Cross-market transfers between persons holding directly or indirectly through DTC and counterparties holding directly or indirectly through Clearstream or Euroclear will be made in DTC through the relevant depositaries of Clearstream or Euroclear. We refer you to "Description of the Certificates--Definitive Certificates" for more detail.

We expect that the certificates will be delivered in book-entry form through the facilities of DTC Clearstream and Euroclear on or about the closing date.

                                   TAX STATUS

Special tax counsel to the transferor is of the opinion that the certificates will be characterized as debt for Federal income tax purposes and that the trust will not be taxable as a corporation.

The transferor and the servicer have agreed, and by the purchase of your certificates, you agree, to treat your certificates as debt for Federal, state, local and foreign income and franchise tax purposes.

We refer you to "U.S. Federal Income Tax Consequences" for additional information concerning the application of Federal income tax laws.

                              ERISA CONSIDERATIONS

For the reasons discussed under "ERISA Considerations" in this prospectus, your certificates are not eligible for purchase by employee benefit plans (including individual retirement accounts or Keogh plans) or other retirement arrangements or entities in which these plans invest.

                               CERTIFICATE RATINGS

The Class A certificates are required to be rated in the highest rating category by each of Moody's and Standard & Poor's.

The Class B certificates are required to be rated in one of the three highest rating categories by each of Moody's and Standard & Poor's.

            APPLICATION OF COLLECTIONS OF FINANCE CHARGE RECEIVABLES






                                                        Collections of Finance Charge
                                                    Receivables Allocated to Your Series
                        -------------------------------------------------------------------------------------------------
                             |                                             |                                         |
                             |                                             |                                         |
Step 1            Class A Investor Interest                    Class B Investor Interest                    Collateral Interest
                  -------------------------                    -------------------------                    -------------------
                             |                                             |                                         |
                             |                                             |                                         |
                             |                                             |                                         |
                             |                                             |                                         |
                  -------------------------                    -------------------------                    -------------------
Step 2            1. Class A Interest Payments                 1. Class B Interest Payment                  Collateral Interest
                  2. Class A Servicing Fee                     2. Class B Servicing Fee                     Servicing Fee(1)
                  3. Class A Investor Default Amount
                  -------------------------                    -------------------------                    -------------------
                             |                                             |                                         |
                             |                                             |                                         |
                        -------------------------------------------------------------------------------------------------
                                                                           |
                                                                           |
Step 3                                                                                                      Shared Finance Charge
                                                                      Excess Spread       < ----------           Collections

                                                               -------------------------
                                                                           |
                                                                           |
                                                         1.  Class A Interest Payment
                                                         2.  Class A Servicing Fee
                                                         3.  Class A Investor Default Amount
                                                         4.  Reimbursement of Class A Investor Interest
                                                         5.  Class B Interest Payment
                                                         6.  Class B Servicing Fee
                                                         7.  Class B Investor Default Amount
                                                         8.  Reimbursement of Class B Investor Interest
                                                         9.  Collateral Interest Payment
                                                         10. Collateral Interest Servicing Fee
                                                         11. Collateral Default Amount
                                                         12. Reimbursement of Collateral Interest
                                                         13. Coverage of Certain Interest Payment Shortfalls
                                                             and Miscellaneous Expenses

                                                               -------------------------
                                                                           |
                                                                           |

Step 4                                                             Shared Finance Charge Collections
                                                                           to Other Series

------------
(1)  Payable only if the back-up servicer is servicer.

               APPLICATION OF COLLECTIONS OF PRINCIPAL RECEIVABLES



                                                               Collection of Principal Receivables
                                                                      Allocated to Your Series

                              ---------------------------------------------------------------------------------------------
                                   |                                        |                                          |
                                   |                                        |                                          |

Step 1                     Class A Investor                     Class B Investor Interest                    Collateral Interest
                                Interest

                       -----------------------           -------------------------------------         -----------------------------
                                   |                                        |                                          |
                                   |                                        |                                          |
                                   |                                        |                                          |
                                   |                                        |                                          |
                                   |
Step 2                             |                        Reallocation for Class A, if any              Reallocation for Class A
                                   |                                                                        and Class B, if any
                                   |
                                   |                     -------------------------------------         -----------------------------
                                   |                                        |                                          |
                                   |                                        |                                          |
                                   |                                        |                                          |
                                   -------------------------------------------------------------------------------------
                                                       |
                                                       |
Step 3                                   Available Investor Principal                             Shared Principal Collections from
                                                   Collections             < --------------                  Other Series

                                   ----------------------------------------

                                         |                           |
                                         |                           |
                                         |                           |

                                  Revolving Period             Other Periods

                                  ----------------             -------------
                                         |                           |
                                         |                           |

Step 4                                                       1. Class A Principal
                                 Collateral Monthly          2. Class B Principal
                                     Principal               3. Collateral Interst
                                                                Principal

                                 ------------------            --------------
                                         |                           |
                                         |                           |
                                         |                           |
                                         |                           |
                                         |                           |
                                         |                           |
                                         |
Step 5                                   ----------------- >    Shared Principal Collections

                                                            ------------------------------------
                                                                              |
                                                                              |
                                                                              |
                                                                              |

Step 6                                                      Transferor or Excess Funding Account


                                  RISK FACTORS

         THE ABSENCE OF A SECONDARY MARKET FOR THE CERTIFICATES COULD LIMIT YOUR ABILITY TO RESELL THE CERTIFICATES. The certificates are not expected to be listed on any securities exchange. There have been times in the past when the absence of a liquid secondary market for similar asset backed securities have caused the holders of those securities to be unable to sell their securities at all or other than at a significant loss. The absence of a liquid secondary market for the certificates could similarly limit your ability to resell them. This means that if you want to sell your certificates in the future, you may have difficulty finding a buyer at all, and, if you find a buyer, the selling price may be less than it would have been if a liquid secondary market existed for the certificates. There is currently no secondary market for the certificates. Although Deutsche Bank Securities Inc. has stated that it intends to make a market in each class of certificates, it is not obligated to do so. A secondary market may not ever develop for the certificates. Even if a secondary market does develop, it may not provide sufficient liquidity or continue for the life of your certificates.

         BECAUSE THE TRUST HAS ONLY LIMITED ASSETS, THERE IS ONLY LIMITED PROTECTION AGAINST POTENTIAL LOSSES. The only sources of funds for payments on the certificates are collections on the receivables (which may include collections of unearned premiums upon cancellation of an insurance policy). The certificates are not obligations of, and will not be insured or guaranteed by, the originators, the transferor, the servicer, the back-up servicer, the trustee or any of their affiliates. You must rely solely on payments on the receivables, advances by the servicer and the collateral interest for payments on your certificates. If the assets of the trust are not sufficient to pay interest and principal on the certificates you hold, you will suffer a loss.

         RECHARACTERIZATION OF THE TRANSFER OF THE RECEIVABLES FROM THE ORIGINATORS TO THE TRANSFEROR AND FROM THE TRANSFEROR TO THE TRUST COULD DELAY OR REDUCE PAYMENTS TO YOU. Each of the originators and the transferor intend that each transfer of the receivables will constitute a sale of those receivables. However, a court could conclude that these transfers were a grant of a security interest in the receivables, and not a sale. The originators and the transferor have taken steps to grant the transferor and the trust, respectively, a "first priority perfected security interest" in the receivables in the event that this should occur. If this occurs, however, a tax or government lien on either an originator's or the transferor's property arising before new receivables come into existence may be senior to the trust's interest in the receivables.

         A BANKRUPTCY OF AN ORIGINATOR MAY DELAY, ACCELERATE OR REDUCE PAYMENTS TO YOU. If an originator were to become a debtor under the federal bankruptcy code or similar state laws, a creditor, the bankruptcy trustee or the originator as debtor-in-possession might also argue that the transfer of receivables by that originator was the grant of a security interest in those receivables and not a sale. If this position were presented to or accepted by the court, or if an argument were made or accepted that these transfers were otherwise void or voidable under applicable insolvency laws, you could experience a delay in or reduction of collections on those receivables.

         AN INSOLVENCY OF THE TRANSFEROR MAY DELAY, ACCELERATE OR REDUCE PAYMENTS TO YOU. The FDIC has special powers under the banking laws to take certain actions on the insolvency of the transferor. The Federal Deposit Insurance Act, as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989, provides that a security interest should be respected by the FDIC where--

         o the transferor's transfer of the receivables is the grant of a valid security interest in the receivables to the trust;

         o the FDIC is appointed as receiver or conservator of the transferor; and

         o the security interest is (a) validly perfected before the transferor's insolvency and (b) was not taken in contemplation of the seller's insolvency or with the intent to hinder, delay or defraud the transferor or its creditors.

         FDIC staff positions taken prior to the passage of the 1989 amendment do not suggest that the FDIC would interrupt the timely transfer to the trust of payments collected on the receivables. If the FDIC were to assert a different position, your payments of outstanding principal and interest could be delayed and possibly reduced. For example, under the Federal Deposit Insurance Act, the FDIC could--

         o require the trustee to go through an administrative claims procedure to establish its right to those payments;

         o      request a stay of proceedings with respect to the transferor; or

         o reject the transferor's sales contract and limit the trust's resulting claim to "actual direct compensatory damages."

         The insolvency of the transferor would cause a pay-out event to occur with respect to all series. New receivables would not be transferred to the trust and, unless holders of over 50% of the investor interest of each class of each series object and indicate that they wish to continue to have receivables sold to the trust, the trustee would sell the receivables allocable to each series in accordance with the terms of the agreement and the trust would terminate. If the net proceeds allocable to your certificates from any sale of receivables were insufficient to pay the certificates in full you would incur a loss. Even if the trust were not terminated, the insolvency of the transferor would cause a pay-out event to occur that would trigger the commencement of the rapid amortization period. If a rapid amortization period occurs, you are likely to be repaid principal on your certificates earlier than expected. We refer you to "Description of the Certificates--Pay-Out Events" and "Maturity Assumptions--Rapid Amortization Period."

         However, a conservator or receiver may have the power--

         o regardless of the terms of the agreement, (a) to prevent the beginning of the rapid amortization period, (b) to prevent the early sale of the receivables and termination of the trust or
                (c) require new receivables to continue to be transferred to the trust; or

         o regardless of the instructions of those authorized to direct the trustee's actions under the agreement, (a) to require the early sale of the receivables, (b) to require termination of the trust and retirement of the certificates or (c) to prohibit the continued transfer of receivables to the trust.

We refer you to "Certain Legal Aspects of the Receivables--Certain Matters Relating to Receivership."

         FAILURE TO PERFECT A SECURITY INTEREST IN THE RIGHT TO RETURN OF UNEARNED PREMIUMS COULD RESULT IN REDUCED PAYMENTS TO YOU. Payment by the borrower of amounts owed pursuant to each premium finance agreement is secured by the borrower's right to require the insurance carrier to return the unearned portion of its premiums upon cancellation of the policy. Each originator will assign its security interest in the right to return of unearned premiums to the transferor, who will assign its security interest to the trust. The originators have taken steps to perfect their security interest in the right to return of unearned premiums consistent with industry practice. However, the perfection of a security interest in the right to return of unearned premiums is not governed by the UCC, and law regarding perfection is in some jurisdictions unclear or non-existent.

         If the originators have failed to perfect their security interest in the unearned premiums, the trust's interests in the right to return of the unearned premiums may be subordinated to those of other parties, including, in the event of a bankruptcy or insolvency of an originator or the transferor, the interest of a bankruptcy trustee, receiver or conservator, or an originator as debtor-in-possession. As a result, you may not be able to obtain the proceeds of any returned unearned premiums and you may suffer a loss. We refer you to "Certain Legal Aspects of the Receivables--Lack of Perfected Security Interest in Certain Unearned Premiums."

         CREDIT AND RELATED RISKS WITH RESPECT TO THE RECEIVABLES COULD RESULT IN LOSSES TO YOU. Commercial insurance premium finance loans entail several different risks, including the creditworthiness of the borrower, the creditworthiness of the insurance carrier, and the capabilities and operating procedures of the insurance agent or broker that places the insurance policy, serves as a source of significant information concerning the loan transaction, may pay the loan proceeds to insurance carriers or their agents or may collect unearned premiums from the insurance carrier.

         Application of federal and state bankruptcy, debtor relief or insolvency laws to the insolvency of a borrower, insurance carrier or insurance agent or broker involved in an insurance premium finance loan would affect your interest in the related receivable if these laws result in the receivable's being written off as uncollectible or prevent or delay the cancellation of the borrower's insurance policy or the collection of related unearned premium, if any, as collateral for borrower's loan. In addition, the amount of the unearned premium required to be returned to the insured is dependent on state law and varies depending on when the notice of cancellation becomes effective.

         Also, at the time of the origination of a receivable, the unearned premiums may not fully collateralize the borrower's obligations. Generally, depending on the amount of the borrower's downpayment, the payment terms of the premium finance agreement and applicable law, the unearned premium will fully collateralize the receivable after four or five scheduled payments have been made. In some circumstances, however, the unearned premium may never fully collateralize the receivable. The receivables purchase agreement and the agreement generally do not require that the unearned premium of any receivable represent a minimum percentage of that receivable or that the unearned premium of any receivable at any time fully collateralize that receivable. As a result, in certain circumstances, the trust will have to rely on payments and recoveries from borrowers as its sole source of payment on the receivables. If recoveries from the borrower are insufficient to pay the related receivable in full, you could suffer a loss. We refer you to "Business of the Originators--General" and "Description of the Certificates--Receivables in Defaulted Accounts; Investor Charge-Offs."

         COMPETITION IN THE INSURANCE PREMIUM FINANCE LOAN INDUSTRY COULD AFFECT THE QUANTITY OF RECEIVABLES ELIGIBLE FOR TRANSFER TO THE TRUST, AND COULD ACCELERATE PAYMENT OF YOUR CERTIFICATES. The premium finance loan industry is competitive and includes banks as well as other premium finance lending companies that offer financing to companies that purchase commercial insurance. Insurance premium lenders may compete on the basis of loan pricing and terms, underwriting criteria and servicing quality. If commercial insurance consumers choose to utilize competing sources of credit, the amount of available additional receivables generated may be reduced. The size of the trust will be dependent upon the originators' continued ability to generate and transfer additional receivables to the transferor, which in turn will transfer these receivables to the trustee for the benefit of the trust.

         The originators have generated a relatively stable dollar volume of premium finance loans on a year-to-year basis over the past five fiscal years. However, due to state regulatory considerations, the additional receivables eligible to be transferred to the trustee for the benefit of the trust must be originated with borrowers located in certain permitted jurisdictions. In addition, certain eligibility criteria relating to concentration limits on insurance carriers or obligors will further limit the portion of the originators' portfolio that is eligible for transfer to the trust. A premium finance agreement may finance premiums of more than one insurance carrier, and the concentration limits must be applied to each insurance carrier whose premiums are financed under a premium finance agreement. If a concentration limit would be breached as a result of the addition of any of these insurance carriers, the entire premium finance agreement will not be eligible for transfer to the trust. We refer you to "The Receivables."

         As of the statistical calculation date, aggregate receivables in the identified portfolio constitute approximately ____ of the aggregate receivables in the originators' entire portfolio of premium finance agreements. If the amount of additional receivables originated with borrowers located in permitted jurisdictions declines significantly or the amount of additional receivables that otherwise satisfy the eligibility criteria for transfer to the trust materially declines (including as a result of material changes in the concentration of certain insurance carriers or obligors in the originators' portfolio), additional receivables available to be transferred to the trustee for the benefit of the trust will decline. If the amount of additional receivables originated or acquired and eligible for transfer to the trust declines to such an extent that the transferor is unable to maintain the minimum transferor interest, a pay-out event would occur, and the rapid amortization period would commence. If a rapid amortization period occurs, you are likely to be repaid principal on your certificates earlier than anticipated. We refer you to "Description of the Certificates--Pay-Out Events" and "Maturity Assumptions--Rapid Amortization Period."

         CREDIT ENHANCEMENT PROVIDED BY SUBORDINATION COULD BE INSUFFICIENT TO ENSURE THAT YOU WILL RECEIVE FULL PAYMENT ON YOUR CERTIFICATES; IF YOU ARE A CLASS B CERTIFICATEHOLDER, YOU BEAR A GREATER RISK OF LOSS ON YOUR INVESTMENT. Although the probability of payment of amounts due with respect to your certificates is intended to be enhanced by the subordination of the collateral interest and, in the case of the Class A certificates, also by the subordination of the Class B investor interest, the amount of this enhancement is limited and may decline during any rapid amortization period or as a result of defaults with respect to the receivables. If the subordination of the collateral interest is reduced to zero, the Class B investor interest will be reduced to cover net defaults allocated both to the Class A investor interest and the Class B investor interest. This would reduce the portion of future collections of both principal and finance charge receivables allocable to the Class B investor interest, and could result in the Class B certificateholders suffering a delay in payment of or loss with respect to their certificates. The Class B certificates will not receive any payments of principal until the Class A investor interest has been paid in full. Future series of certificates may share with the Class A certificates and the Class B certificates in the benefits of subordination of the collateral interest and in any amounts deposited into the Excess Funding Account.

         CONCENTRATIONS OF RECEIVABLES IN CERTAIN GEOGRAPHIC AREAS AND ADVERSE ECONOMIC FACTORS COULD ADVERSELY AFFECT THE AMOUNT AND TIMING OF PAYMENTS TO YOU. As of the statistical calculation date, _____% of aggregate receivables in the identified portfolio were related to premium finance agreements with borrowers whose stated address in the related premium finance agreements are in _________. After giving effect to the transfer of additional receivables, this percentage may increase or decrease. Economic factors, including the occurrence of a recession, the rate of inflation, and relative interest rates, may have an adverse impact upon the performance of the receivables and on the originators' ability to generate additional receivables. In particular, negative economic developments in _______ could have an adverse impact on the timing and amount of payments made by borrowers with respect to receivables, and could cause these borrowers to become bankrupt or insolvent. Under these circumstances, the amount and timing of payments to you could be reduced. We refer you to "--Premium Finance Loan Credit and Related Risks" and "Maturity Assumptions."

         THE CHARACTERISTICS AND CREDIT QUALITY OF RECEIVABLES IN THE TRUST WILL CHANGE AND COULD IMPACT THE AMOUNT AND TIMING OF PAYMENTS TO YOU. Each originator will be obligated pursuant to the receivables purchase agreement to transfer certain additional receivables originated or acquired by it to the transferor, which in turn will be obligated pursuant to the agreement to transfer these additional receivables to the trustee for the benefit of the trust. The originators are not obligated to transfer all additional receivables originated or acquired by them that would qualify for transfer by the transferor to the trust, so long as their selection of additional receivables to be transferred to the transferor is done in a manner that is not adverse to your interests as certificateholders. The transfer of additional receivables will be subject to the satisfaction of certain eligibility criteria described under "Description of Certificates--Eligible Receivables" and "--Transfer and Assignment of Receivables." However, the additional receivables may include receivables originated using underwriting criteria that differ from those which were applied to the receivables assigned to the trustee for the benefit of the trust on the closing date or to previously transferred additional receivables. As a result, additional receivables transferred to the trust in the future may not be of the same credit quality as previously transferred receivables.

         Because the remaining terms to maturity of substantially all of the receivables included in the trust as of the statistical calculation date are twelve months or less, within twelve months following the closing date, substantially all of the receivables in the trust will consist of additional receivables. Following the transfer of additional receivables to the trust, the aggregate characteristics of the entire pool of receivables included in the trust may vary from those of the receivables included in the trust on the closing date. We refer you to "The Receivables."

         SALE OF THE BACK-UP SERVICER COULD RESULT IN EARLY PAYMENT OF YOUR CERTIFICATES. The back-up servicer may deliver a sale notice to the transferor, the servicer and the trustee that indicates that it has agreed to consolidate or merge with another entity or that another entity has agreed to acquire all or substantially all of the assets or capital stock of the back-up servicer, and that the purchase price of the assets or stock will be adversely affected unless the back-up servicer resigns as back-up servicer with respect to the receivables. If this occurs six months or more following the closing date, and the transferor is unable to find a replacement back-up servicer within ninety days following receipt of the sale notice that satisfies the rating agency condition, a pay-out event will occur, and the rapid amortization period will commence.

         In addition, a third party may acquire the back-up servicer and assume the responsibilities of the back-up servicer. Six months or more after the closing date, if, within ten days of assuming these obligations, that third party delivers a successor back-up servicer termination notice to the transferor, the servicer and the trustee, indicating that it intends to resign as back-up servicer with respect to the receivables, the transferor must find a replacement back-up servicer within ninety days following receipt of the successor back-up servicer termination notice that satisfies the rating agency condition. If it fails to do so, a pay-out event will occur, and the rapid amortization period will commence.

         The back-up servicer has advised the transferor that it is not currently in negotiations with any third party in connection with any transaction that might result in the delivery of a sale notice or successor back-up servicer termination notice. However, a sale notice or successor back-up servicer termination notice may be delivered in the future, and if any such notice is delivered, the transferor may not be able to find a successor back-up servicer to assume the obligations of the back-up servicer that satisfies the rating agency condition.

         If a rapid amortization period commences, you are likely to be repaid principal on your certificates earlier than anticipated. We refer you to "Description of the Certificates--Pay-Out Events" and "Maturity
Assumptions--Rapid Amortization Period."

         THE TRUST MAY NOT BE ABLE TO MAKE UP A DEFICIENCY IN INTEREST PAYMENTS DUE TO BASIS RISK. AFCO originates or acquires both interest-bearing and non-interest bearing receivables. Each interest-bearing receivable bears a fixed or variable rate of interest that is established at the time of origination. This interest rate is generally based on a spread over the estimated LIBOR rate at the date of origination of the loan for deposits with a maturity comparable to the average life of the loan, which currently is generally ___ months. Interest on non-interest bearing receivables is calculated by discounting the principal balance of those receivables at a fixed rate determined by the servicer, which may not exceed ___% without the consent of the rating agencies. The rate at which interest on your certificates accrues is established based on three month LIBOR for each quarterly interest period, and interest is payable quarterly on each interest payment date. On the occurrence of a pay-out event or a principal payment event, interest on your certificates will be based on one-month LIBOR established for a monthly interest period and will be payable monthly on each distribution date. We refer you to "Description of the Certificates--Interest Payments." There may be a mismatch in both timing and amount of payment between collections of finance charge receivables and interest on your certificates. As a result, collections of finance charge receivables may not be sufficient to pay in full or in a timely manner interest with respect to your certificates.

         As of the statistical calculation date, __% and __%, respectively, of aggregate receivables in the identified portfolio are interest and non-interest bearing receivables. The relative percentages of interest and non-interest bearing receivables owned by the trust will change as the receivables included in the trust on the closing date mature and additional receivables are added. There are no limitations with respect to the percentage of receivables in the trust that can be interest or non-interest bearing receivables.

         INTEREST PAYABLE ON YOUR CERTIFICATES WILL BE LIMITED BY AN AVAILABLE FUNDS CAP. The amount of interest required to be paid or deposited with respect to your certificates on any distribution date is subject to an available funds cap. This available funds cap generally limits interest allocable to you or payable on a distribution date to collections for the prior calendar month with respect to the receivables that are available to pay interest on your certificates. We refer you to "Description of the Certificates--Interest Payments." If interest payable on your certificates exceeds the applicable available funds cap, the excess will be paid on a subordinated basis from any excess spread available for that purpose. The Class A certificates are entitled to payment of such excess interest on their certificates before the Class B certificates are entitled to payment of any such excess interest on their certificates. Payment of interest in excess of the available funds cap on your certificates is subordinated to payments with respect to the collateral interest. Interest payable on the collateral interest is based on one-month LIBOR, and is not subject to any similar available funds cap. We refer you to "Description of the Certificates--Application of Collections--Excess Spread." There may not be sufficient excess spread to pay interest on your certificates in excess of the available funds cap.

         Each originator will covenant in the receivables purchase agreement not to decrease the interest rates payable under its premium finance agreements (other than as a result of a decrease in LIBOR) so as to materially increase the likelihood that an available funds cap will limit the payment of interest on your certificates. An available funds cap may nevertheless limit interest payable on your certificates on any distribution date.

         AN ELECTION NOT TO EXTEND THE COMMENCEMENT OF THE PRINCIPAL PAYMENT PERIOD WOULD RESULT IN EARLY PAYMENT OF YOUR CERTIFICATES. At any time following __________, ____, the transferor may elect to terminate the revolving period or the controlled accumulation period and enter the principal payment period. If the transferor makes this election and the principal payment period commences, you are likely to be repaid principal on your certificates earlier than anticipated. We refer you to "Description of the Certificates--Principal Payments" and "Maturity Assumptions--Principal Repayment Period."

         REGULATION OF INSURANCE PREMIUM FINANCE LENDING COULD DELAY OR REDUCE PAYMENTS TO YOU. On occasion, Congress has introduced bills that would limit the fees and finance charges that financial institutions may impose on the purchase of insurance policies, or that would require additional disclosure to borrowers. In some cases, the rates proposed have been substantially below the rate at which the originators assess fees and finance charges on most of the receivables. In addition, the originators are subject to state laws and regulations that impose requirements on the making, enforcement and collection of insurance premium finance loans. The applicable state or other jurisdiction may enact additional laws and regulations and amendments to existing laws and regulations to regulate further the insurance premium finance industry or to reduce permitted finance charges or other fees or charges applicable to insurance premium finance loans. The originators do not currently expect the enactment of any legislation. However, if any laws were adopted, the servicer's ability to collect on the receivables or to maintain the required level of finance charges and other fees and charges could be impaired.

         In addition, each originator (so long as it is a servicer) will covenant in the agreement to comply with applicable licensing and regulatory laws of any jurisdiction in which the stated address of a borrower with respect to any receivable is located (referred to as a "receivable jurisdiction") and to cause the transferor, the trustee and the trust to at all times be in compliance with these licensing and regulatory laws. Under certain circumstances, a breach of this covenant will result in an obligation of the servicer to cure the breach by either removing receivables from the affected receivable jurisdiction or indemnifying the trust, trustee and transferor for any losses arising from these receivables, as described under "Description of the Certificates -- Certain Covenants." A failure of the servicer to either remove these receivables or indemnify these parties in a timely manner will cause a pay-out event to occur and the rapid amortization period to commence.

         THE SUMS PROVIDED BY INSURANCE GUARANTY FUNDS COULD BE LIMITED AND MIGHT RESULT IN DELAYED OR REDUCED PAYMENTS TO YOU. All permitted jurisdictions have insurance guaranty funds that guarantee the obligations of insurance carriers regulated by that jurisdiction, including the obligation of the insurance carriers to return unearned premiums to their insureds upon cancellation of the insurance policies. The refunds provided by some insurance guaranty funds impose dollar limits, exclude certain types of coverage or do not cover surplus and excess lines insurance carriers, including, in most jurisdictions, foreign insurance carriers. Legislation may also be enacted imposing additional limitations or restrictions on refunds by insurance guaranty funds. In addition, there may be a significant delay in an insurance guaranty fund's payment of amounts owed pursuant to its statutory obligations. An insurance guaranty fund may become underfunded, which could cause an additional delay in the trust receiving a refund, or could ultimately result in a failure by the insurance guaranty fund to pay to the trust any refund. Certain of the receivables finance premiums of foreign insurance carriers that do not have the benefit of any insurance guaranty funds. If an insurance carrier defaults on its obligation to return any unearned premiums to the trust upon cancellation of the related insurance policy and the insurance guaranty fund is underfunded or fails to make a payment, or if there is a delay in the insurance guaranty fund's providing payment pursuant to its statutory obligations, you may experience a delay in payment or could suffer a loss with respect to your certificates.

         COMMINGLING OF FUNDS BY THE SERVICER COULD RESULT IN DELAYED OR REDUCED PAYMENTS TO YOU. Although the servicer does not have any rated unsecured debt obligations, because its parent, Mellon Bank, N.A., has unsecured short-term debt obligations that are currently rated P-1 by Moody's and A-1 by Standard & Poor's, the servicer may, and intends to, commingle collections on the receivables in the trust with its own funds for a month, making deposits and payments described in "Description of the Certificates--Application of Collections" on the business day immediately prior to the distribution date in an amount equal to the net amount of the deposits and payments that it otherwise would have been required to make on a daily basis. In the event that a servicer commingles collections in this manner, the certificateholders will be subject to the risk of loss of those collections, including as a result of the bankruptcy or insolvency of the servicer. We refer you to "Description of the Certificates--Application of Collections"

         THE ISSUANCE OF ADDITIONAL SERIES COULD RESULT IN DELAYED OR REDUCED PAYMENTS TO YOU. Because the trust is a master trust, it may issue additional new series of certificates. While the principal terms of any series will be specified in a series supplement, the provisions of a supplement and, therefore, the terms of any additional series, will not be subject to your prior review or consent, or the prior review or consent of holders of certificates of any other previously issued series. The terms of a new series may include different methods for determining applicable investor percentages and allocating collections, provisions creating different or additional security or other enhancement and provisions subordinating the new series to another series. Your certificates may not be subordinated to those of any other series.

         Prior to issuance of any new series, each rating agency rating your certificates must deliver written confirmation to the trustee that issuance of the new series will not result in that rating agency's reducing or withdrawing its then-existing rating on any outstanding series. If at the time of the new issuance no outstanding series currently rated by a rating agency exists, a nationally recognized investment banking firm or commercial bank must instead deliver a certificate to the trustee stating that the new issuance will not have an adverse effect on the timing or distribution of payments to existing series. It is possible, however, that the principal terms of any series issued in the future would have an impact on the timing and amount of payments received by you, including as a result of the refixing of the percentages utilized with respect to the allocation of the principal receivables. We refer you to "Description of the Certificates--New Issuances" and "--Allocation Percentages" for more detail.

         The trust will prepare a separate prospectus (and registration statement) for any public offering of a new series of certificates.

         YOU MAY NOT BE ABLE TO INFLUENCE THE ACTIONS OF THE TRUST. Subject to certain exceptions, the certificateholders of each series may take certain actions or direct that certain actions to be taken under the agreement or the related series supplement. However, under certain circumstances, the consent or approval of a specified percentage of the ownership interest of all series of certificateholders or of the ownership interest of a series or of one or more classes within a series will be required to take or direct certain actions, including requiring the appointment of a successor servicer following a Servicer Default, amending the agreement in certain circumstances and directing a repurchase by the transferor of all outstanding receivables upon the breach of certain representations and warranties by the transferor. In these instances, your interests may not be aligned with the interests of the holders of certificates of other classes or of other series. Even if the requisite majority of your class of certificates vote to take or direct any action, the certificateholders of another class or of other series may control whether or not this action occurs.

         THE RATINGS ON YOUR CERTIFICATES ARE LIMITED IN SCOPE AND MAY BE DOWNGRADED. The transferor will request a rating of the certificates offered hereby from each of Moody's and Standard & Poor's. Any rating assigned to the certificates by a rating agency will reflect that rating agency's assessment of the likelihood that certificateholders will receive timely payments of interest, subject to the related available funds cap, and principal required to be made under the agreement by the Series 2001-1 termination date, and will be based primarily on the value of the receivables in the trust and the collateral interest. However, a rating will not address the likelihood that principal on your certificates will be paid on a scheduled payment date. In addition, a rating will not address the likelihood of payment of any interest exceeding an available funds cap, the likelihood of the occurrence of a pay-out event or a principal payment event or the imposition of the United States withholding tax with respect to non-U.S. certificateholders. The rating will not be a recommendation to purchase, hold or sell certificates, and will not comment as to the marketability, market price or suitability of your certificates as an investment for a particular investor. A rating could be lowered or withdrawn entirely at any time by either rating agency, if, in that rating agency's judgment, circumstances would warrant that action. Any subsequent change in rating will likely affect the price that a subsequent purchaser would pay for your certificates and your ability to resell your certificates.

         A rating agency not requested to rate your certificates might nonetheless issue a rating with respect to your certificates. A rating assigned to any of your certificates by a rating agency that has not been requested by the transferor to do so may be lower than the rating assigned to your certificates by Moody's and Standard & Poor's.

         YOU WILL NOT BE ABLE TO EXERCISE DIRECTLY THE RIGHTS OF A CERTIFICATEHOLDER. Your certificates initially will be represented by one or more certificates registered in the name of Cede & Co., the nominee of DTC, and will not be registered in your name or the name of one of your nominees. Unless and until definitive certificates are issued for a series, you will not be recognized by the trustee as a certificateholder. As a result, until definitive certificates are issued, you will only be able to exercise your rights as a certificate owner indirectly through DTC, Clearstream or Euroclear and their participating organizations. We refer you to "Description of the Certificates--Book-Entry Registration" and "--Definitive Certificates."

         THE CERTIFICATES ARE NOT SUITABLE INVESTMENTS FOR ALL INVESTORS. The certificates are not a suitable investment for any investor that requires a regular or predictable schedule of payments, or payment on specific dates. The certificates are complex investments that should only be considered by sophisticated investors. We suggest that only investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment and default risks, the tax consequences of an investment and the interaction of these factors should consider investing in the certificates.


                           BUSINESS OF THE ORIGINATORS

GENERAL

         AFCO Credit Corporation, a New York corporation ("AFCO CREDIT"), was formed in 1954 as a wholly owned subsidiary of Continental Insurance Company and was subsequently purchased by Mellon Bank, N.A. in 1993. The principal business of AFCO Credit consists of making loans to commercial borrowers to finance property and casualty insurance premiums throughout the United States, other than in California and Hawaii. AFCO Acceptance Corporation ("AFCO ACCEPTANCE") was formed in California in 1968 to make loans to commercial borrowers to finance property and casualty insurance premiums in California and Hawaii. For purposes of this prospectus, AFCO Credit and AFCO Acceptance are sometimes referred to as "AFCO".

         AFCO finances premiums for most lines of property and casualty insurance and is one of the largest insurance premium finance company in the United States. AFCO financed insurance premiums during 2000 in excess of $_______, and during the first ___ months of 2001, in excess of $_______. The principal executive offices of AFCO Credit are located at 110 William Street, 29th Floor, New York, New York 10038, telephone number (212) 401-4400. The principal offices of AFCO Acceptance Corporation are located at 21800 Oxnard Street, P.O. Box 1260, Woodland Hills, California 91365-1260, telephone number
(818) 227-2900.

         A premium finance agreement typically is an installment loan made to a commercial insurance buyer, the proceeds of which pay premiums due to the insurance carrier pursuant to a commercial insurance policy. These policies commonly have a term of one year or less, require that the full premium be paid at or near inception of the policy period and provide for a return of the unearned premium to the insured in the event of cancellation of the policy. A borrower under an AFCO premium finance agreement generally makes fixed scheduled payments that include a finance charge that is established at the time of origination of the loan. This finance charge is based on a spread over the estimated LIBOR rate at the date of origination of the loan for deposits with a maturity comparable to the average life of the loan, which currently is generally ___ months.

         The finance charges on premium finance agreements made by AFCO may vary considerably, depending on the term and amount of the loan, the insured's credit payment history, the size of the premium downpayment and other considerations.

         AFCO utilizes standardized premium finance agreements that give it a limited power of attorney allowing it to cancel the insurance coverage upon non-payment of a loan installment by the borrower, to collect from the insurance carrier any unearned premium that may secure the loan and to take certain limited actions in furtherance of its rights under the premium finance agreement. Depending on the terms of the loan and of the related insurance policy, the unearned premium may or may not be sufficient to pay the outstanding balance of the loan. AFCO also has the right to recover any unpaid loan balance directly from the borrower irrespective of recourse to its collateral, or if any returned premium is insufficient to pay the unpaid balance of the loan.

         A typical AFCO insurance premium finance loan structure may include a 20% downpayment on the premium paid by the borrower. The remaining 80% is funded by a loan from the insurance premium finance company, to be repaid by the borrower in equal monthly, quarterly or semiannual installments. AFCO's premium finance loans generally have terms that range from 6 to 12 months, with higher or lower downpayment percentages, depending upon the borrower's needs and AFCO's applicable credit and underwriting policies. Certain loans do not have level repayment requirements, usually to accommodate a borrower's cash flow; however, all of the receivables have monthly, quarterly or semiannual repayment requirements. Given the relatively short duration of most insurance premium finance loans, the loans are generally not prepaid prior to their scheduled payment dates, although the loan terms and controlling regulations do not prohibit prepayments or provide for penalties in the event of prepayment.

         Financed commercial insurance policies usually require that the full insurance premium be paid at or near the commencement of the policy period. The insurance carrier customarily earns the full premium over the course of the policy period. If the insured cancels or reduces coverage under the policy prior to the end of the policy period, it is typically entitled to repayment of the portion of premium payment that has been unearned by the insurance carrier at the time of cancellation or reduction.

         Depending on the type of insurance coverage and the terms of the insurance policy, the amount of unearned premium available upon cancellation will depend on certain factors, such as:

o the applicable method for measuring the unearned premium, which may be by proration over the policy term or, as required by some jurisdictions, by an accelerated method under which a greater portion of the premium is earned in the earlier part of the policy period,

o        the time of cancellation,

o        the loss experience under the policy prior to cancellation and

o variations after the commencement of the policy period in the scope of the risks covered.

         The insurance carrier may, depending on the terms of the policy, be entitled to retroactively review and evaluate loss experience and variations in the scope of the risks covered after cancellation, which may result in a reduction of the amount, and affect the timing, of repayment of any unearned premiums. Also, in certain cases, the insurance carrier may be considered to have earned the entire premium or a portion of the premium at the inception of the policy or upon the occurrence of an insured loss under the policy, in which less or no unearned premium would be returnable on cancellation of the policy.

         Premium finance lending activities are regulated by most states and other applicable jurisdictions. Among other matters, many jurisdictions regulate terms of premium finance loans such as refund policies and rates of interest and late charges that may be charged an insured.

         Premium finance loans are made by AFCO on standardized loan forms, the provisions and format of which are also usually subject to state regulation. AFCO regards its relations with regulatory agencies as good.

         We refer you to "--Risk of Regulation of Premium Finance Lending Activities."

PREMIUM FINANCE LOAN ORIGINATION; COLLECTION POLICY

         AFCO generally locates borrowers through independent insurance agents and brokers licensed under state laws. These agents and brokers provide insurance premium loan referrals to commercial customers to enable them to purchase the amount of insurance coverage needed and to spread out the premium payments over time. Thus, AFCO's originations are usually dependent on relationships with insurance brokers and agents and knowledge of the insurance marketplace. AFCO's origination process is commonly commenced by an agent or broker contacting AFCO and outlining to AFCO the proposed loan transaction, including borrower and insurance carrier information and coverage types and amounts. AFCO then reviews the information submitted by the agent or broker in light of its underwriting criteria. We refer you to "--Premium Finance Loan Underwriting Procedures" below. If AFCO approves a loan, the borrower, or where permitted, its agent, executes a standard premium finance agreement which contains a limited power of attorney giving AFCO the authority, in the event of default on the loan, to contact the insurance carrier directly and cancel coverage, and a collateral assignment to AFCO of the unearned insurance premium, if any, returnable following cancellation or for any other reason.

         Following receipt and acceptance of the signed premium finance agreement, AFCO either sends the loan proceeds to the insurance carrier to pay the premium balance due or releases funds to the insurance agent or broker, which then pays the insurance carrier. AFCO bills the borrower directly. Each borrower is directed to remit payments to the appropriate regional lockbox account maintained by AFCO, or in some cases to AFCO's processing center. While most premium finance loans are repaid in equal monthly installments, AFCO may enter into transactions in which payments are to be made quarterly, semiannually or in some other fashion. Finance charges on AFCO's premium finance loans are generally earned based on the Rule of 78's. Some premium finance loans do not bear interest. In such cases, AFCO has entered into contracts with insurance carriers to pay certain fees to AFCO in consideration of its extension of interest-free loans to insureds. We refer you to "The Receivables" for more detail.

         Since an insurance carrier generally earns a portion of its premium each day, thereby reducing the amount of unearned premiums that secure an insurance premium finance loan, prompt action on loan defaults is critical. Most jurisdictions require premium finance companies such as AFCO to issue to the borrower a "NOTICE OF INTENT TO CANCEL" the related insurance policy after the premium loan installment due date on which the borrower has defaulted. A "NOTICE OF CANCELLATION" can generally be issued to the applicable insurance carrier ten days after a Notice of Intent to Cancel has been mailed. AFCO's policy for defaulted loans is generally to mail a Notice of Intent to Cancel ten days after the loan installment due date and to mail a Notice of Cancellation 28 days after the loan installment due date. Once a Notice of Cancellation has been issued, AFCO will customarily proceed to collect any unearned premium available from the insurance carrier for application to the loan balance, and seek direct collection of any remaining balance from the borrower. AFCO continues to earn interest on a canceled loan until the loan is paid in full.

         Generally, the policy cancellation date occurs within one month of the related loan installment default. Following cancellation, AFCO will process the collection of any unearned premium with the appropriate insurance carrier and may pursue collection against the borrower. AFCO's current policy is generally to charge off as a loss the unpaid defaulted loan balance 270 days after the effective date of the cancellation or 300 days after default, if the loan has not been canceled. Under the terms of the agreement, any recoveries with respect to receivables that have been written off will be included in the assets of the trust and considered finance charge receivables, to the extent not applied to default amounts. We refer you to "The Receivables" for more detail.

PREMIUM FINANCE LOAN UNDERWRITING PROCEDURES

AFCO considers and evaluates a variety of risks in evaluating each insurance premium finance loan transaction. These include:

         o the loan structure, including the term, amount of downpayment and availability of unearned premiums as collateral,

         o        the creditworthiness of the borrower,

         o        the creditworthiness of the insurance carrier and

         o the capabilities and operating procedures of the insurance agent or broker that places the insurance policy, serves as a source of significant information regarding the loan transaction and may pay the loan proceeds or collect unearned premium funds for AFCO.

         These factors may be given different weights for different loans. We refer you to "Risk Factors--Credit and related risks with respect to the receivables could result in losses to you" for a discussion of the risks associated with premium finance lending.

         If a prospective loan is less than $150,000, the downpayment made by the prospective borrower is at least 10% of the financed premium, unearned premiums under the insurance policy are available as collateral and the insurance carrier is acceptable to AFCO, AFCO may approve the loan without additional action. If the loan fails to meet one or more of these criteria, analysis of the transaction is conducted by AFCO's home or regional office, depending on the amount of the unsecured exposure.

         If the loan amount is $150,000 or more, a senior manager will conduct a detailed credit review of the borrower before approval of the loan.

         If the loan amount is more than $500,000, credit review of the borrower is conducted by AFCO's New York office, including reference to a Dun & Bradstreet report on the borrower and borrower financial statements, as needed. Under certain circumstances, the creditworthiness of the borrower is reviewed by representatives of Mellon Bank, N.A.

         In addition to AFCO's internal review of the credit of an insurance carrier, AFCO's general guideline for approval of an insurance carrier is a rating of at least B+ by A.M. Best Company. No insurance carrier group accounted for more than [ %] of the aggregate receivables in the identified portfolio as of the statistical calculation date. Based upon AFCO's own credit determination, it may finance insurance policies issued by insurance carriers that have a lower rating or, in the case of foreign insurers and certain domestic insurers that meet AFCO credit requirements, that are unrated. AFCO sets an annual exposure limit with respect to each insurance carrier and in cases where AFCO's approved exposure with respect to a particular insurance carrier exceeds $25 million, a credit committee conducts a special review of the insurance carrier.

         The rating agencies rating the certificates and the collateral interest holder have imposed certain concentration limits on insurance carriers relating to the receivables, some of which are based on the rating agencies' credit ratings of these insurance carriers. We refer you to "Description of the Certificates--Pay-Out Events" for a description of these concentration limits.

REGULATION OF PREMIUM FINANCE LENDING ACTIVITIES

         The making, enforcement and collection of insurance premium finance loans is subject to extensive regulation by many states' and other applicable jurisdictions' laws. These laws vary widely, but often:

         o require that premium finance lenders be licensed by the applicable jurisdiction,

         o restrict the content of, and require certain disclosure agreements,

         o        limit the finance charges that may be lawfully imposed,

         o regulate the amount of any refunds due to a borrower who prepays a loan,

         o regulate the amount of late fees and finance charges that may be charged if a borrower is delinquent on its payments,

         o regulate the manner and method of canceling an insurance policy, including requiring that the lender provide the borrower with appropriate notice prior to cancellation and

         o allow imposition of potentially significant penalties on lenders for violations of that jurisdiction's insurance premium finance laws.

         We refer you to "Risk Factors--Regulation of insurance premium finance lending could delay or reduce payments to you" for a description of the risks associated with regulation of premium finance lending.

         To increase the likelihood of payment of claims for unearned premiums in the event that an insurance carrier becomes insolvent, the insurance industry created self-funded guaranty associations. All Permitted Jurisdictions have insurance guaranty funds that cover the return of some or all unearned insurance premiums in the event that an insurance carrier becomes insolvent or is placed in receivership. However, there is no guaranty of payment if the insurance guaranty fund is underfunded or if legislation changes the terms and conditions of its refund program. In addition, certain of the premium finance agreements finance premiums of foreign insurance carriers that do not have the benefit of any insurance guaranty fund. We refer you to "Risk Factors--The sums provided by insurance guaranty funds could be limited and might result in delayed or reduced payments to you" for more detail.

         Insurance guaranty funds differ by the types of insurance policies covered, deductible amounts required and maximum refunds allowed. Generally, insurance guaranty funds have successfully responded to claims for refunds in a timely manner, if access to the liquidation estate is readily accessible and their premium assessments on fund members are accurate. Generally, the timing of payment of a refund by an insurance guaranty fund ranges from a few months to one year.

AS SERVICER

         Each originator will act as a servicer for the receivables it transfers to the transferor, and must comply with the terms of the agreement governing its obligations as servicer. For purposes of this prospectus, the originators, in their capacity as servicers, are sometimes referred to as the "Servicer". In certain limited circumstances, a servicer may resign or be removed as servicer, in which case a Pay-Out Event will occur and the back-up servicer will automatically be appointed as the successor servicer. We refer you to "Description of the Certificates--Servicer Default" for a description of events that may lead to the removal of the servicer.


                                 THE RECEIVABLES

         The assets of the trust will include:

         (i) receivables consisting of amounts owed under premium finance agreements between either of the originators, or other parties from whom the originators acquire premium finance agreements, and commercial borrowers to finance the payment of insurance premiums on insurance policies and related sums, governed by the law of a state, territory or commonwealth of the United States of America, the District of Columbia or the United States Virgin Islands,

         (ii) all monies due or to become due with respect to the receivables, including all monies received from insurance carriers and insurance guaranty funds representing returns of unearned portions of insurance premiums, the proceeds of any guarantees issued by insurance agents with respect to the receivables and other charges due on the related receivables,

         (iii) any amounts held in one or more trust accounts established and maintained by the trustee pursuant to the agreement,

         (iv)     any Enhancement issued with respect to any series,

         (v) the transferor's rights under a receivables purchase agreement (the "RECEIVABLES PURCHASE AGREEMENT"), dated as of __________, 2001, among the transferor and the originators and

         (vi)     proceeds of all of the above.

                  "ENHANCEMENT" is, with respect to any series or class of certificates, any Credit Enhancement, guaranteed rate agreement, maturity liquidity facility, interest rate cap agreement, interest rate swap agreement or other similar arrangement for the benefit of the certificateholders of that series or class.

                  "CREDIT ENHANCEMENT" is, with respect to any series or class of certificates, any cash collateral guaranty or account, collateral interest, letter of credit, surety bond, insurance policy, spread account, reserve account or other similar arrangement for the benefit of the certificateholders of that series or class. Credit Enhancement may also take the form of subordination of one or more classes of a series to any other class or classes of the same or a different series, or a cross-support feature which requires collections on receivables of one Series to be paid as principal and/or interest with respect to another series.

         The receivables are not guaranteed by AFCO Credit, AFCO Acceptance, the transferor, any back-up servicer, the trustee or any affiliate of these parties, and the trust, as holder of the receivables, has no recourse against any of them for the non-collectibility of the receivables, except that, under certain limited circumstances, AFCO Credit or AFCO Acceptance, as the case may be, and the transferor will be required to repurchase certain receivables from the trust and to provide indemnification to the trust with respect to certain receivables. AFCO Credit and AFCO Acceptance will each act as servicer with respect to the receivables it originates or acquires and transfers to the transferor. The transferor will transfer these receivables to the trust pursuant to the agreement. Premium Financing Specialists, Inc. and Premium Financing Specialists of California, Inc. will initially act as back-up servicer. We refer you to "Description of the Certificates--Back-up Servicer" for additional information with respect to the back-up servicer.

         AFCO originates or acquires both interest and non-interest bearing receivables. AFCO's interest-bearing receivables provide for allocation of payments according to a "sum of periodic balances" or "sum of monthly payments" method, similar to the "Rule of 78's." A receivable provides for the payment by the obligor of a specified total amount of payments, payable in installments on each due date, which total represents the principal amount financed and interest in an amount calculated on the basis of the stated annual percentage rate for the term of the receivable. The fraction used in the calculation of interest earned each month has as its denominator a number equal to the sum of a series of numbers equal to the number of payments and the numerator of the fraction for a given month is the number of payments before giving effect to the payment to be made in that month.

         For example, in the case of a receivable providing for twelve payments, the denominator of each month's fraction will be 78, the sum of the series of numbers from one to twelve. The fraction for the first payment would be 12/78, the fraction for the second payment would be 11/78 and the fraction for the last payment would be 1/78. The applicable fraction is then multiplied by the total interest payable over the entire term of the receivable, and the resulting amount is the amount of interest "earned" that month. The difference between the amount of the monthly payment and the amount of interest earned for the month is applied to reduce the outstanding principal balance of the receivable. Interest accrues more rapidly and principal is amortized more slowly than if interest on the receivables were calculated using the actuarial method. The rate at which the amount of interest is earned and, correspondingly, the amount of each payment allocated to reduction of the outstanding principal are calculated in accordance with the Rule of 78's.

         Generally, in the event of the prepayment in full (voluntarily or by acceleration) of a receivable, a "refund" or "rebate" will be made to the obligor of the portion of the total amount of payments under the contract allocable to "unearned" interest, calculated in accordance with a method equivalent to the Rule of 78's.

         Each interest-bearing receivable bears a fixed or variable interest rate that is established at the time of origination. The interest rate is generally based on a spread over the estimated LIBOR rate at the date of origination of the loan for deposits with a maturity comparable to the average life of the loan, which currently is generally __ months. The principal amount of each interest-bearing receivable is fully amortized over a fixed number of scheduled payments. The principal amount of each non-interest bearing receivable is divided into a fixed number of equal principal payments that fully amortize the loan.

         A premium finance agreement may finance premiums relating to more than one insurance policy and/or from one or more insurance carriers. However, each incremental payment under a premium finance agreement is not specifically allocated to the repayment of the financial premiums of any particular insurance policy.

         AFCO creates an "ACCOUNT" for each premium finance agreement, to which it assigns an account number or, at its option, may assign a new premium finance agreement to an already existing account.

         A borrower may enter into more than one premium finance agreement with AFCO. If this occurs, one or more of the premium finance agreements relating to a particular borrower may satisfy the eligibility criteria for transfer to the trust, while another or others may not. If any payment is received from an individual borrower that is not clearly identified as belonging to a particular premium finance agreement, that payment will be applied first to amounts owed under premium finance agreements of that borrower that are held by the trust.

         Under certain limited circumstances and when the identity of the borrower is the same, more than one premium finance agreement could be part of a single account. AFCO is unable to segregate and allocate payments made with respect to individual premium finance agreements within a single account. It is possible that not all of the premium finance agreements in a single account satisfy the eligibility criteria. When this occurs, the entire account will be ineligible for transfer to the trust.

         Each premium finance agreement representing a receivable grants the originator a security interest in the borrower's right to receive any unearned premium from the insurance carrier on cancellation of the related insurance policy prior to its expiration. It also includes a power of attorney granting the originator the right to cancel the insurance policy, if cancellable, and to collect the unearned premium from the insurance carrier following a payment default by the borrower.

         Each originator will assign its security interest and related power of attorney to the transferor pursuant to the receivables purchase agreement, and the transferor will in turn assign that security interest and power of attorney to the trustee pursuant to the agreement.

         The originators and the transferor will represent that a notice of finance premium has been delivered to the related insurance carrier and/or any of its agents, designees or representatives notifying it of the trustee's security interest in the unearned premium and that the trust has a first priority perfected security interest in that unearned premium. We refer you to "Risk Factors--Failure to perfect a security interest in the right to unearned premiums could result in reduced payments to you" and "Certain Legal Aspects of the Receivables--Lack of Perfected Security Interests in Certain Unearned Premiums" for more detail.

         The receivables conveyed to the trust are selected from the originator's portfolio of premium finance agreements that satisfy the eligibility criteria for transfer to the trust.

         As of _________, 2001, called the "STATISTICAL CALCULATION DATE," aggregate receivables in the trust totaled approximately $____________. In addition, there are aggregate receivables of approximately $____________ that as of the statistical calculation date will be eligible for transfer to the trust on the closing date. Those receivables that, as of the statistical calculation date, are in the trust and those that, as of the statistical calculation date, will be eligible for transfer to the trust on the closing date are the "identified portfolio" of receivables as of the statistical calculation date. As of the statistical calculation date, aggregate receivables in the identified portfolio represented approximately __% of aggregate receivables in the originators' entire portfolio of premium finance agreements.

         To be part of an "IDENTIFIED PORTFOLIO," a premium finance agreement must, as of the date of determination:

         o be part of the trust on that date and have satisfied the eligibility criteria set forth in the agreement on the date that it was transferred to the trust; or

         o although not part of the trust, satisfy the eligibility criteria set forth in the agreement for transfer to the trust on the closing date.

         One of these eligibility criteria is that the borrower have a stated address in the premium finance agreement that is located in one of the Permitted Jurisdictions. We refer you to "Description of the Receivables--Eligible Receivables."

         A "PERMITTED JURISDICTION" is:

         o any state or other jurisdiction listed in the chart entitled "Geographic Concentration" in this prospectus or

         o any other state or other jurisdiction with respect to which each of the originators, the transferor and the trust has either complied with that jurisdiction's applicable licensing laws or is not required to be licensed.

Compliance with or exemption from a jurisdiction's licensing laws must be established by delivery to the trustee or any prior trustee of an opinion of counsel or written correspondence from the applicable licensing authority.

         On the closing date, the originators will transfer the portion of the identified portfolio as of the closing date that is not already in the trust to the transferor pursuant to the receivables purchase agreement, and the transferor will transfer those receivables to the trust pursuant to the agreement. Following the closing date, each originator will, pursuant to the receivables purchase agreement, transfer and assign additional receivables which satisfy the eligibility criteria as of the date of transfer to the transferor, which in turn must, pursuant to the agreement, transfer and assign all of these additional receivables to the trustee for the benefit of the trust. The originators are not obligated to transfer all receivables originated or acquired by them that are part of the identified portfolio, so long as their selection of additional receivables to be transferred to the trust is not done in a manner that is adverse to the interests of the certificateholders. We refer you to "Description of the Certificates--Transfer and Assignment of Receivables."

         These additional receivables may have been originated using underwriting criteria that are different from those applied to receivables transferred on the closing date or to additional receivables transferred to the trust on earlier dates. As a result, they may be of different credit quality than previously transferred receivables. However, the originators may not use underwriting standards that vary materially from the underwriting standards applied to the receivables transferred on the closing date.

         Except for the criteria described under "Description of Certificates--Eligible Receivables" and "--Transfer and Assignment of Receivables," no specific characteristics are required for receivables to be eligible for inclusion in the trust. Because the remaining term to maturity of substantially all of the receivables included in the trust as of the statistical calculation date is twelve months or less, it is expected that within twelve months following the closing date, substantially all of the receivables in the trust will consist of additional receivables. Additional receivables transferred to the trust may have characteristics materially different from the characteristics of the receivables included in or transferred to the trust on the closing date. We refer you to "Risk Factors--The characteristics and credit quality of receivables in the trust will change and could impact the amount and timing of payments to you" for more detail.

         There also are many legal, economic and competitive factors that could adversely affect the amount and collectibility of the receivables, including borrowers' decisions to use new sources of credit, which would affect the originators' ability to generate additional receivables, and changes in usage of credit, payment patterns and general economic conditions. In the event that additional receivables sufficient to maintain the Minimum Transferor Interest are not transferred to the trustee for the benefit of the trust, a Pay-Out Event will occur and the rapid amortization period will commence. We refer you to "Description of the Certificates--Pay-Out Events" for a description of the Pay-Out Events.

         Due to these and other factors (including the composition of the receivables and the interest rates, fees and charges assessed on the receivables), the text and tables set forth below are not necessarily indicative of the future performance of the receivables that are transferred to the trust.

         The statistical information relating to the receivables presented in this prospectus is based on the receivables in the identified portfolio as of the statistical calculation date. Although the concentration limits contained in the eligibility criteria are changing on the closing date, it is expected that the transfer of the receivables in the identified portfolio to the trust on the closing date will not result in any receivables being removed from the trust due to a violation of any new concentration limits. Between the statistical calculation date and the closing date, certain additional receivables will be transferred to the trust pursuant to the agreement that are subject to the eligibility criteria and concentration limits in effect for the Series 1996-1 certificates. In addition, receivables transferred to the trust on the closing date may include other premium finance agreements originated or acquired by either of the originators after the statistical calculation date and on or prior to the closing date that have not been transferred to the trust because these receivables did not satisfy either the eligibility criteria or concentration limits for the Series 1996-1 Certificates, but do satisfy the eligibility criteria, including the concentration limits, described in this prospectus that will be in effect on the closing date. The characteristics of the receivables included in the identified portfolio as of the statistical calculation date will also be different from the identified portfolio as of the closing date due to payments on the receivables in the identified portfolio after the statistical calculation date and prior to the closing date. Certain of the premium finance agreements in the identified portfolio that, as of the statistical calculation date, satisfied the eligibility criteria for transfer to the trust on the closing date may exceed the concentration limits or may not satisfy the other eligibility criteria as of the closing date due to a change in circumstances, including the composition of the receivables in the trust, and therefore will not be permitted to be transferred to the trust on the closing date. While the statistical distribution of the characteristics of receivables in the trust on the closing date will vary from the statistical information presented in this prospectus, the transferor does not believe that the characteristics of the receivables as of the closing date will vary materially from the information presented in this prospectus with respect to the receivables as of the statistical calculation date.

         Aggregate receivables in the identified portfolio as of the statistical calculation date was $___________, consisting of $______________ of finance charge receivables and $_______________ of principal receivables.

         As of any date of determination, "AGGREGATE RECEIVABLES" equals the aggregate amount of payments owed on the receivables (including both principal and finance charges) from that date through the respective scheduled final payment dates of the receivables (exclusive of late fees and administrative charges) less certain net payables as of that date.

                     AGGREGATE RECEIVABLES BALANCE BY AMOUNT
                          IDENTIFIED PORTFOLIO IN TRUST

                                                                                                        PERCENTAGE OF
                                                                PERCENTAGE OF         AGGREGATE           AGGREGATE
                                               NUMBER OF          NUMBER OF          RECEIVABLES         RECEIVABLES
AGGREGATE RECEIVABLES BALANCE(1)               ACCOUNTS           ACCOUNTS             BALANCE             BALANCE
--------------------------------               --------           --------       -------------------       -------

$5,000 or less......................                                    %            $                          %
$5,001 to $10,000...................
$10,001 to $25,000..................
$25,001 to $50,000..................
$50,001 to $75,000..................
$75,001 to $100,000.................
$100,001 to $250,000................
$250,001 to $500,000................
$500,001 to $1,000,000..............
$1,000,001 to $5,000,000............
Over $5,000,000.....................
                                           -------------       --------------        --------------     ---------
Total...............................                              100.00%            $                          %
                                           =============       ==============        ==============     =========


------------

(1) Includes the aggregate amount owed (including unearned finance charges) from the statistical calculation date through the scheduled final payment date of the premium finance loan (exclusive of the late fees, administrative charges and net payables).

                     AGGREGATE RECEIVABLES BALANCE BY AMOUNT
                        IDENTIFIED PORTFOLIO NOT IN TRUST

                                                                                                        PERCENTAGE OF
                                                                PERCENTAGE OF         AGGREGATE           AGGREGATE
                                               NUMBER OF          NUMBER OF          RECEIVABLES         RECEIVABLES
AGGREGATE RECEIVABLES BALANCE(1)               ACCOUNTS           ACCOUNTS             BALANCE             BALANCE
--------------------------------               --------           --------       -------------------       -------

$5,000 or less......................                                     %           $                          %
$5,001 to $10,000...................
$10,001 to $25,000..................
$25,001 to $50,000..................
$50,001 to $75,000..................
$75,001 to $100,000.................
$100,001 to $250,000................
$250,001 to $500,000................
$500,001 to $1,000,000..............
$1,000,001 to $5,000,000............
Over $5,000,000.....................
                                           -------------       --------------        --------------     ---------
Total...............................                               100.00%           $                          %
                                           =============       ==============        ==============     =========


----------

(1) Includes the aggregate amount owed (including unearned finance charges) from the statistical calculation date through the scheduled final payment date of the premium finance loan (exclusive of the late fees, administrative charges and net payables).

                     AGGREGATE RECEIVABLES BALANCE BY AMOUNT
                           TOTAL IDENTIFIED PORTFOLIO

                                                                                                        PERCENTAGE OF
                                                                PERCENTAGE OF         AGGREGATE           AGGREGATE
                                               NUMBER OF          NUMBER OF          RECEIVABLES         RECEIVABLES
AGGREGATE RECEIVABLES BALANCE(1)               ACCOUNTS           ACCOUNTS             BALANCE             BALANCE
--------------------------------               --------           --------       -------------------       -------

$5,000 or less......................                                    %            $                          %
$5,001 to $10,000...................
$10,001 to $25,000..................
$25,001 to $50,000..................
$50,001 to $75,000..................
$75,001 to $100,000.................
$100,001 to $250,000................
$250,001 to $500,000................
$500,001 to $1,000,000..............
$1,000,001 to $5,000,000............
Over $5,000,000.....................
                                           -------------       --------------        --------------     ---------
Total...............................                                100.00%          $                          %
                                           =============       ==============        ==============     =========


----------

(1) Includes the aggregate amount owed (including unearned finance charges) from the statistical calculation date through the scheduled final payment date of the premium finance loan (exclusive of the late fees, administrative charges and net payables).


            COMPOSITION OF RECEIVABLES BY REMAINING INSTALLMENT TERM
                          IDENTIFIED PORTFOLIO IN TRUST

                                                                                                        PERCENTAGE OF
                                                                PERCENTAGE OF         AGGREGATE           AGGREGATE
                                               NUMBER OF          NUMBER OF          RECEIVABLES         RECEIVABLES
REMAINING INSTALLMENT TERM                     ACCOUNTS           ACCOUNTS           BALANCE(1)            BALANCE
--------------------------                     --------           --------       -------------------       -------

3 months or less....................
4 to 6 months.......................
7 to 9 months.......................
10 to 12 months.....................
13 to 18 months.....................
More than 18 months.................
                                           -------------           -------        ------------------           -------
Total...............................                                      %       $                                   %
                                           =============           =======        ==================           =======


----------

(1) Includes the aggregate amount owed (including unearned finance charges) from the statistical calculation date through the scheduled final payment date of the premium finance loan (exclusive of the late fees, administrative charges and net payables).

            COMPOSITION OF RECEIVABLES BY REMAINING INSTALLMENT TERM
                        IDENTIFIED PORTFOLIO NOT IN TRUST

                                                                                                        PERCENTAGE OF
                                                                PERCENTAGE OF         AGGREGATE           AGGREGATE
                                               NUMBER OF          NUMBER OF          RECEIVABLES         RECEIVABLES
REMAINING INSTALLMENT TERM                     ACCOUNTS           ACCOUNTS           BALANCE(1)            BALANCE
--------------------------                     --------           --------       -------------------       -------


3 months or less....................
4 to 6 months.......................
7 to 9 months.......................
10 to 12 months.....................
13 to 18 months.....................
More than 18 months.................
                                           -------------           -------         ------------------           -------
Total...............................                                      %        $                                   %
                                           =============           =======         ==================           =======


----------

(1) Includes the aggregate amount owed (including unearned finance charges) from the statistical calculation date through the scheduled final payment date of the premium finance loan (exclusive of the late fees, administrative charges and net payables).


            COMPOSITION OF RECEIVABLES BY REMAINING INSTALLMENT TERM
                           TOTAL IDENTIFIED PORTFOLIO

                                                                                                        PERCENTAGE OF
                                                                PERCENTAGE OF         AGGREGATE           AGGREGATE
                                               NUMBER OF          NUMBER OF          RECEIVABLES         RECEIVABLES
REMAINING INSTALLMENT TERM                     ACCOUNTS           ACCOUNTS           BALANCE(1)            BALANCE
--------------------------                     --------           --------       -------------------       -------


3 months or less....................
4 to 6 months.......................
7 to 9 months.......................
10 to 12 months.....................
13 to 18 months.....................
More than 18 months.................
                                           -------------           -------        ------------------           -------
Total...............................                                      %       $                                   %
                                           =============           =======        ==================           =======




----------

(1) Includes the aggregate amount owed (including unearned finance charges) from the statistical calculation date through the scheduled final payment date of the premium finance loan (exclusive of the late fees, administrative charges and net payables).

                            GEOGRAPHIC CONCENTRATION

         The identified portfolio as of the statistical calculation date includes premium finance agreements with borrowers whose stated address in the related premium finance agreement is in one of the ___ states and other jurisdictions listed below:

                            GEOGRAPHIC CONCENTRATION
                          IDENTIFIED PORTFOLIO IN TRUST

                                                                                             PERCENTAGE OF
                                                                        AGGREGATE              AGGREGATE
                                                                       RECEIVABLES            RECEIVABLES
JURISDICTIONS(1)                                                       BALANCE(2)               BALANCE
----------------                                                       ----------               -------

California................................................
Texas.....................................................
New York..................................................
Florida...................................................
New Jersey................................................
Pennsylvania..............................................
Massachusetts.............................................
Ohio......................................................
Michigan..................................................
Utah......................................................
Louisiana.................................................
Colorado..................................................
Maryland..................................................
Connecticut...............................................
Arkansas..................................................
Alabama...................................................
South Carolina............................................
Arizona...................................................
Hawaii....................................................
Oklahoma..................................................
North Carolina............................................
Indiana...................................................
Nevada....................................................
West Virginia.............................................
Wisconsin.................................................
Minnesota.................................................
Kentucky..................................................
Idaho.....................................................
New Hampshire.............................................
Rhode Island..............................................
Maine.....................................................
Montana...................................................
Iowa......................................................
Nebraska..................................................
Wyoming...................................................
South Dakota..............................................
Alaska....................................................
Georgia...................................................
Illinois..................................................
Kansas....................................................
Mississippi...............................................
Missouri..................................................
Oregon....................................................
Tennessee.................................................
Virginia..................................................
Washington................................................

                                                                                             PERCENTAGE OF
                                                                        AGGREGATE              AGGREGATE
                                                                       RECEIVABLES            RECEIVABLES
JURISDICTIONS(1)                                                       BALANCE(2)               BALANCE
----------------                                                       ----------               -------

District of Columbia......................................
U.S. Virgin Islands.......................................
U.S. Territories or Commonwealths.........................
                                                                       -----------                 ------
Total.....................................................             $                                 %
                                                                       ===========                 ======

----------

(1) Indicates the jurisdictions where the insured's stated address in the related premium finance agreement is located.

(2) Includes the aggregate amount owed (including unearned finance charges) from the statistical calculation date through the scheduled final payment date of the premium finance loan (exclusive of the late fees, administrative charges and net payables).

                            GEOGRAPHIC CONCENTRATION
                        IDENTIFIED PORTFOLIO NOT IN TRUST

                                                                                             PERCENTAGE OF
                                                                        AGGREGATE              AGGREGATE
                                                                       RECEIVABLES            RECEIVABLES
JURISDICTIONS(1)                                                       BALANCE(2)               BALANCE
----------------                                                       ----------               -------

California................................................
Texas.....................................................
New York..................................................
Florida...................................................
New Jersey................................................
Pennsylvania..............................................
Massachusetts.............................................
Ohio......................................................
Michigan..................................................
Utah......................................................
Louisiana.................................................
Colorado..................................................
Maryland..................................................
Connecticut...............................................
Arkansas..................................................
Alabama...................................................
South Carolina............................................
Arizona...................................................
Hawaii....................................................
Oklahoma..................................................
North Carolina............................................
Indiana...................................................
Nevada....................................................
West Virginia.............................................
Wisconsin.................................................
Minnesota.................................................
Kentucky..................................................
Idaho.....................................................
New Hampshire.............................................
Rhode Island..............................................
Maine.....................................................
Montana...................................................
Iowa......................................................
Nebraska..................................................
Wyoming...................................................
South Dakota..............................................
Alaska....................................................
Georgia...................................................
Illinois..................................................
Kansas....................................................
Mississippi...............................................
Missouri..................................................
Oregon....................................................
Tennessee.................................................
Virginia..................................................
Washington................................................

                                                                                             PERCENTAGE OF
                                                                        AGGREGATE              AGGREGATE
                                                                       RECEIVABLES            RECEIVABLES
JURISDICTIONS(1)                                                       BALANCE(2)               BALANCE
----------------                                                       ----------               -------

District of Columbia......................................
U.S. Virgin Islands.......................................
U.S. Territories or Commonwealths.........................
                                                                       -----------                 ------
Total.....................................................             $                                 %
                                                                       ===========                 ======

----------

(1) Indicates the jurisdictions where the insured's stated address in the related premium finance agreement is located.

(2) Includes the aggregate amount owed (including unearned finance charges) from the statistical calculation date through the scheduled final payment date of the premium finance loan (exclusive of the late fees, administrative charges and net payables).

                            GEOGRAPHIC CONCENTRATION
                           TOTAL IDENTIFIED PORTFOLIO

                                                                                             PERCENTAGE OF
                                                                        AGGREGATE              AGGREGATE
                                                                       RECEIVABLES            RECEIVABLES
JURISDICTIONS(1)                                                       BALANCE(2)               BALANCE
----------------                                                       ----------               -------

California................................................
Texas.....................................................
New York..................................................
Florida...................................................
New Jersey................................................
Pennsylvania..............................................
Massachusetts.............................................
Ohio......................................................
Michigan..................................................
Utah......................................................
Louisiana.................................................
Colorado..................................................
Maryland..................................................
Connecticut...............................................
Arkansas..................................................
Alabama...................................................
South Carolina............................................
Arizona...................................................
Hawaii....................................................
Oklahoma..................................................
North Carolina............................................
Indiana...................................................
Nevada....................................................
West Virginia.............................................
Wisconsin.................................................
Minnesota.................................................
Kentucky..................................................
Idaho.....................................................
New Hampshire.............................................
Rhode Island..............................................
Maine.....................................................
Montana...................................................
Iowa......................................................
Nebraska..................................................
Wyoming...................................................
South Dakota..............................................
Alaska....................................................
Georgia...................................................
Illinois..................................................
Kansas....................................................
Mississippi...............................................
Missouri..................................................
Oregon....................................................
Tennessee.................................................
Virginia..................................................
Washington................................................

                                                                                             PERCENTAGE OF
                                                                        AGGREGATE              AGGREGATE
                                                                       RECEIVABLES            RECEIVABLES
JURISDICTIONS(1)                                                       BALANCE(2)               BALANCE
----------------                                                       ----------               -------

District of Columbia......................................
U.S. Virgin Islands.......................................
U.S. Territories or Commonwealths.........................
                                                                       -----------                 ------
Total.....................................................             $                                 %
                                                                       ===========                 ======

----------

(1) Indicates the jurisdictions where the insured's stated address in the related premium finance agreement is located.

(2) Includes the aggregate amount owed (including unearned finance charges) from the statistical calculation date through the scheduled final payment date of the premium finance loan (exclusive of the late fees, administrative charges and net payables).

                         LOSS AND DELINQUENCY EXPERIENCE

         The following tables set forth the historical loss and delinquency experience with respect to premium finance agreements in the originators' entire portfolio of premium finance agreements for each of the periods or at each of the dates shown, as applicable. As a result, the historical loss and delinquency experience set forth in the tables below includes premium finance agreements with borrowers whose stated addresses in those agreements are in all 50 states and other jurisdictions (including states and other jurisdictions that are not one of the Permitted Jurisdictions as of the statistical calculation date) or which otherwise would not satisfy the eligibility criteria for transfer to the trust pursuant to the agreement. As of the statistical calculation date, aggregate receivables in the identified portfolio constituted approximately ____% of the aggregate receivables in the originators' entire portfolio of premium finance agreements. It is likely that premium finance agreements in the identified portfolio at any time will represent only a portion of the originators' entire portfolio of premium finance agreements. The originators do not believe that the historical performance of premium finance agreements in the identified portfolio differs materially from the historical performance of their entire portfolio of premium finance agreements. There can be no assurance, however, that the loss or delinquency experience for the trust with respect to the receivables will be similar to the historical experience set forth below.

                              LOAN LOSS EXPERIENCE

         The following table sets forth loss experience with respect to payments by borrowers on the originator's entire portfolio of premium finance agreements for each of the periods shown. Neither the originators nor the transferor believe that changes of amounts from period to period reflect any material trends.

                              LOAN LOSS EXPERIENCE
                                ENTIRE PORTFOLIO
                             (DOLLARS IN THOUSANDS)

                                                          ___ MONTHS
                                                        ENDED ______,
                                                            2001,                   YEAR ENDED DECEMBER 31,
                                                            -----            ------------------------------------
                                                             2001            2000            1999           1998
                                                             ----            ----            ----           ----
Average Outstanding Principal Balance(1)............         $               $               $              $
Gross Charge-Offs(2)................................
Recoveries(3).......................................
Net Charge-Offs.....................................
Net Charge-Offs as Percentage of Average                        %(4)            %              %               %
  Aggregate Outstanding Principal Balance

--------

(1) Calculated as the average of the Principal Balance (calculated as the aggregate receivables less unearned interest) at the beginning of each month in the period indicated.

(2) Loans are generally charged off if uncollected 270 days after cancellation of the related insurance policy or 300 days after default if the insurance policy has not been canceled.

(3) A recovery occurs if, after a loan is written off, AFCO receives additional funds to pay in whole or in part the outstanding balance due.

(4)    Calculated on an annualized basis.

               LOAN DELINQUENCY EXPERIENCE FOLLOWING CANCELLATION

         The following table sets forth the delinquency experience with respect to payments on the originators' entire portfolio of premium finance agreements at each of the dates shown. Insurance policies are generally canceled within one month following a borrower's failure to make a related scheduled loan installment payment. The loan delinquency data presented in the following table are measured from the date of issuance of a Notice of Cancellation. The percentages presented for each aging category reflect the sum of the balance of principal and unearned finance charges (including the overdue installment(s) as well as all of the remaining installment payments not yet due) on all canceled accounts within each category divided by the aggregate principal loan balance (excluding unearned finance charges). Since the table reflects percentages calculated by including unearned finance charges in the canceled accounts, but not including those amounts in the aggregate loan balances, the resulting percentages may reflect higher percentages of delinquencies than actually experienced. Variations from one measurement date to another measurement date within aging categories are primarily a reflection of the variability of time required to collect the unearned insurance premium from the insurance carrier or, alternatively, the remaining loan balance from the borrower, on a revolving pool of loans. Neither the originators nor the transferor believe the changes in amounts from period to period in the categories in the table reflect any material trend. There can be no assurance that the delinquency experience with respect to the receivables will be similar to the historical experience set forth below. The originators and transferor have no knowledge of any trends that are expected to materially change future delinquency experience.

               LOAN DELINQUENCY EXPERIENCE FOLLOWING CANCELLATION
                                ENTIRE PORTFOLIO

                                                                               AT DECEMBER 31,
                                                         AT _______,          ---------------
                                                            2001             2000             1999
                                                            ----             ----             ----
Number of days a loan remains overdue after
   cancellation of the related insurance policy:
   31-89 days......................................             %                %                %
   90-270 days.....................................             %                %                %
   Over 270 days (1)...............................             %                %                %
                                                            ----             ----             ----
     Total.........................................             %                %                %
                                                            ====             ====             ====

-----------
(1) A loan is generally written to if uncollected 270 days after the effective date of cancellation of the related insurance policy or 300 days after default if the insurance policy has not been canceled. We refer you to "Business of the Originators--Premium Finance Loan Origination; Collection Policy" for more detail.

                          ORIGINATORS' PORTFOLIO YIELD
                                ENTIRE PORTFOLIO
                             (DOLLARS IN THOUSANDS)

         The following table sets forth the total revenues from finance charges accrued and fees collected with respect to the originators' entire portfolio of premium finance agreements for each of the periods shown. The figures in the table do not include deductions for charge-offs or other expenses.

                                                          FOR THE ___
                                                          MONTHS ENDED             FOR THE FISCAL YEAR ENDED
                                                         _______, 2001                   DECEMBER 31,
                                                         -------------     -----------------------------------------
                                                              2001            2000           1999           1998
                                                              ----            ----           ----           ----
Average Outstanding Principal Balance
  Receivables(1)....................................      $                 $              $              $
Interest and Fee Income(2)..........................
Average Revenue Yield...............................                %(3)           %             %              %

--------------
(1) Calculated as the average of the Principal Balance (calculated as the aggregate receivables less unearned interest) at the beginning of each month in the period indicated.

(2) Includes interest income, late fees, cancellation fees, returned check charges, and other fees.

(3)    Calculated on an annualized basis.

                                 USE OF PROCEEDS

         The net proceeds from the sale of the certificates, approximately $_____________ before deduction of expenses, will be applied to purchase receivables from the originators and the transferor.


                              MATURITY ASSUMPTIONS

         Following the closing date, a revolving period will begin, which will be followed by a controlled accumulation period. However, under certain circumstances, these periods could end prior to their expected termination dates, and either a principal payment period or a rapid amortization period could commence. In addition, the scheduled commencement of the controlled accumulation period could be postponed under certain circumstances. The maturity of the certificates depends on the occurrence, timing and length of the revolving period, the controlled accumulation period, the principal payment period and the rapid amortization period, which are discussed below.

REVOLVING PERIOD

         Immediately following the closing date, this series will enter into a revolving period. During the revolving period, no payments of principal on the certificates will be made. The revolving period is scheduled to end on _____________, at which point a controlled accumulation period will commence. However, under certain circumstances, the commencement of the controlled accumulation period may be postponed. We refer you to "Description of the Certificates--Postponement of Controlled Accumulation Period" for a description of these circumstances.

         The revolving period may end prior to its scheduled termination date if a Principal Payment Event or a Pay-Out Event occurs. A Principal Payment Event will begin the commencement of a principal payment period, while a Pay-Out Event will begin the commencement of a rapid amortization period. Class A certificateholders will receive payments of principal on each distribution date following the monthly period in which either a Principal Payment Event or a Pay-Out Event occurs. The Class A certificates will receive principal on each distribution date until the earlier of the date that the Class A investor interest has been paid in full and the Series 2001-1 termination date, which is the legal final maturity for the certificates. Class B certificateholders will not begin to receive payments of principal until the final principal payment on the Class A certificates has been made, following which they will receive principal on each distribution date until the earlier of the date that the Class B investor interest has been paid in full and the Series 2001-1 termination date.

CONTROLLED ACCUMULATION PERIOD

         During the controlled accumulation period, monthly payments of principal on the Class A certificates and the Class B certificates are to be made in set principal installments based on a fixed amortization schedule.

         Each principal installment with respect to the Class A certificates is a "CLASS A CONTROLLED ACCUMULATION AMOUNT," equal to $___________. Each principal installment with respect to the Class B certificates is a "CLASS B CONTROLLED ACCUMULATION AMOUNT," equal to $___________. These amounts may be adjusted if the controlled amortization period is postponed. This may occur only if circumstances have changed since the closing date, so that the servicer now expects that collections would be sufficient to retire the Class A certificates and the Class B certificates within a shorter period of time. We refer you to "Description of the Certificates--Postponement of Controlled Accumulation Period" for a description of these circumstances. If the Controlled Amortization Period is postponed, the Class A Controlled Accumulation Amount and the Class B Controlled Accumulation Amount will be recalculated in the manner specified in the agreement. The sum of all of these Class A Controlled Accumulation Amounts and Class B Controlled Accumulation Amounts must equal the sum of the Class A investor interest and the Class B investor interest, respectively.

         The Class A Controlled Accumulation Amount and the Class B Controlled Accumulation Amount are payable only to the extent of Available Investor Principal Collections. On each transfer date with respect to a distribution date, a Class A Controlled Deposit Amount, to the extent of Available Investor Principal Collections, will be allocable to Class A certificateholders.

         The Class A Controlled Deposit Amount will not, however, be paid to Class A certificateholders. Instead, it will be deposited on each transfer date into a Class A principal funding account, and held for the benefit of the Class A certificateholders until the amount on deposit in the Class A principal funding account equals the Class A investor interest. On the first distribution date that this has occurred, all amounts in the Class A principal funding account will be paid to the Class A certificateholders. This has been scheduled to occur on ____________, the "CLASS A SCHEDULED PAYMENT DATE." If, on the Class A scheduled payment date, after application of Available Investor Principal Collections to pay Class A Monthly Principal, amounts in the Class A principal funding account are less than the Class A investor interest, amounts will be withdrawn from the Class B principal funding account, to the extent available, in an amount necessary to make up the shortfall of funds in the Class A principal funding account.

         The "CLASS A CONTROLLED DEPOSIT AMOUNT" with respect to each transfer date equals the lesser of:


         o The Class A Controlled Accumulation Amount due on that transfer date plus any portions of the Class A Controlled Accumulation Amount not deposited into the Class A principal funding account for prior dates; and

         o the Class A adjusted investor interest prior to any deposits on that day.

         The "CLASS A ADJUSTED INVESTOR INTEREST" on any date equals the then current Class A investor interest minus amounts held in the Class A principal funding account on that date.

         The Class B Controlled Accumulation Amount is payable only to the extent of Available Investor Principal Collections not used to pay the Class A Controlled Accumulation Amount. On each transfer date with respect to a distribution date, the Class B Controlled Deposit Amount, to the extent of remaining Available Investor Principal Collections, will be deposited into a Class B principal funding account, and held for the benefit of the Class B certificateholders until the amount on deposit in the Class B principal funding account equals the Class B investor interest. On the first distribution date that this has occurred, so long as the Class A investor interest has been paid in full, all available amounts in the Class B principal funding account will be paid to the Class B certificateholders. This has been scheduled to occur on ____________, the "CLASS B SCHEDULED PAYMENT DATE."

         The "CLASS B CONTROLLED DEPOSIT AMOUNT" with respect to each transfer date equals the lesser of:


         o The Class B Controlled Accumulation Amount due on that transfer date plus any portions of the Class B Controlled Accumulation Amount not deposited into the Class B principal funding account for prior dates; and

         o the Class B adjusted investor interest prior to any deposits on that day.

         The "CLASS B ADJUSTED INVESTOR INTEREST" on any date equals the then current Class B investor interest minus amounts held in the Class B principal funding account on that date.

         A "TRANSFER DATE" is the business day immediately prior to a distribution date. In general, it is the date that funds are transferred to the appropriate accounts for distribution on the distribution date.

         The controlled accumulation period may terminate prior to the Class A scheduled payment date or the Class B scheduled payment date if a Principal Payment Event occurs, causing the commencement of the principal payment period, or if a Pay-Out Event occurs, causing the commencement of the rapid amortization period.

         If the amount required to pay the Class A investor interest or the Class B investor interest in full is not available on the Class A scheduled payment date or on the Class B scheduled payment date, respectively, a Pay-Out Event will occur and the rapid amortization period will commence.

         The controlled accumulation period will in all events terminate on the Series 2001-1 termination date, and the certificateholders will not be entitled to any further payments with respect to their certificates.

         We expect that sufficient Available Investor Principal Collections will exist to make the Class A Controlled Deposit Amount and the Class B Controlled Deposit Amount on each transfer date, and that the amount on deposit in the Class A principal funding account will be sufficient to pay the Class A investor interest on the Class A scheduled payment date. We also expect that there will be sufficient amounts on deposit in the Class B principal funding account to pay the Class B investor interest by the Class B scheduled payment date. However, we can provide no assurance that this will in fact occur.

         Whether certificateholders will receive payment in full of the Class A investor interest on the Class A scheduled payment date and the Class B investor interest on the Class B scheduled payment date depends on a variety of factors influencing the amount and timing of receipt of principal collections, including:

o the amount and schedule of installment payments on outstanding receivables,

o        delinquencies and charge-offs on the receivables and

o        the timing of origination and transfer of additional receivables.

These may vary from month to month due to seasonal variations, regulatory factors, general economic conditions and conditions in the insurance premium finance market.

         Because there may be a slowdown in the payment rate below those used to determine the Class A Controlled Accumulation Amount and the Class B Controlled Accumulation Amount, the Class A investor interest or the Class B investor interest may not be paid by the Class A scheduled payment date or the Class B scheduled payment date. As a result, the actual number of months elapsed from the date of issuance of the Class A certificates and the Class B certificates to their final distribution dates may not equal the expected number of months from issuance to maturity.

         In addition, if the controlled accumulation period is postponed, sufficient time may not exist to accumulate all amounts necessary to pay the Class A investor interest and the Class B investor interest on the Class A scheduled payment date and on the Class B scheduled payment date.

PRINCIPAL PAYMENT PERIOD

         The principal payment period will commence on the first day of the monthly period following the occurrence of a Principal Payment Event.

         A "PRINCIPAL PAYMENT EVENT" is the date on which the transferor elects not to extend the initial principal payment date. The "INITIAL PRINCIPAL PAYMENT DATE" is _______________, but will be automatically extended until the transferor makes the election not to extend it further, although the initial payment date may not be extended beyond the Class A scheduled payment date. A Principal Payment Event could occur at any time after __________ during the revolving period or the controlled accumulation period.

         On the first distribution date following the commencement of the principal payment period, all amounts in the Class A principal funding account and the Class B principal funding account will be paid first, to the Class A certificateholders and second, if the Class A investor interest has been paid in full, to the Class B certificateholders, on the distribution date in the month following the commencement of the principal payment period.

         If amounts in the Class A principal funding account and the Class B principal funding account are insufficient to pay the Class A investor interest, the Class A certificateholders will be entitled to monthly payments of principal on each subsequent distribution date equal to Available Investor Principal Collections until the earlier of the date on which the Class A investor interest has been paid in full and the Series 2001-1 termination date.

         After the Class A investor interest has been paid in full, if the Series 2001-1 termination date has not occurred, Available Investor Principal Collections will be paid to the Class B certificates on each distribution date until the earlier of the date on which the Class B investor interest has been paid in full and the Series 2001-1 termination date.

         If a Principal Payment Event occurs, the average life and maturity of the certificates could be significantly reduced. No prepayment premium will be payable on account of any prepayment of the certificates as a result of the occurrence of the Principal Payment Event and any reinvestment risk will be borne by the certificateholders.

RAPID AMORTIZATION PERIOD

         If a Pay-Out Event occurs, the rapid amortization period will commence. We refer you to "Description of the Certificates--Pay-Out Events."

         On the first distribution date in the month following the commencement of the rapid amortization period, any amount on deposit in the Class A principal funding account and the Class B principal funding account will be paid first, to the Class A certificateholders and second, if the Class A investor interest has been paid in full, to the Class B certificateholders.

         If amounts in the Class A principal funding account and the Class B principal funding account are insufficient to pay the Class A investor interest, on each subsequent distribution date, Available Investor Principal Collections will be applied to pay principal to the Class A certificateholders until the earlier of the date on which the Class A investor interest has been paid in full and the Series 2001-1 termination date.

         After the Class A investor interest has been paid in full, if the Series 2001-1 termination date has not occurred, Available Investor Principal Collections will be paid to the Class B certificates on each distribution date until the earlier of the date on which the Class B investor interest has been paid in full and the Series 2001-1 termination date.

         If a Pay-Out Event occurs, the average life and maturity of the certificates could be significantly reduced. No prepayment premium will be payable on account of any prepayment of the certificates as a result of the occurrence of a Pay-Out Event and any reinvestment risk will be borne by the certificateholders.


                         DESCRIPTION OF THE CERTIFICATES

         The certificates will be issued pursuant to an amended and restated pooling and servicing agreement, dated as of _____________, 2001, among the transferor, the servicers, the back-up servicers and the trustee, as supplemented by a series supplement relating specifically to this series (the "AGREEMENT"). Pursuant to the agreement, the transferor and the trustee may execute further series supplements in order to issue additional series. The following summary of the certificates does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the agreement.

GENERAL

         On issuance of the certificates, a portion of the assets of the trust will be allocated to the certificates and the collateral interest. The portion of trust assets allocated to the certificates and the collateral interest is called the "INVESTOR INTEREST." The investor interest will decline as a result of collections on receivables and as a result of default amounts that are allocated to it. On the closing date, the investor interest will equal the initial principal balance of the certificates and the collateral interest.

         On the issuance of other series, additional assets of the trust will be allocated to the investor interest, and the new series will be entitled to collections on the receivables allocated to their portion of the investor interest. For purposes of the disclosure contained in this prospectus, however, the term "investor interest" will refer to the investor interest allocated to this series, as if no additional series had been issued.

         The certificates will represent the right to receive certain payments from the assets of the trust equal to the investor interest, which includes the right to a certain allocation percentage of collections on the receivables in the trust. The manner in which collections on the receivables are allocated to the investor interest is discussed in detail below under "--Allocation of Collections" and "--Allocation Percentages."

Each Class A certificate represents the right to receive:

         o payments of interest at the applicable Class A LIBOR Rate for the related interest period, subject to the Class A Available Funds Cap for each related monthly period; and

         o payments of principal on the Class A scheduled payment date or on each distribution date during the principal payment period or rapid amortization period.

Each Class B certificate represents the right to receive:

         o payments of interest at the applicable Class B LIBOR Rate for the related interest period, subject to the Class B Available Funds Cap for each related monthly period; and

         o following payment of the Class A investor interest, payments of principal on each distribution date.

         Payments of interest and principal on the Class A certificates and Class B certificates are funded from collections of finance charge receivables and principal receivables, respectively, allocated to the Class A investor interest or Class B investor interest, respectively, and certain other available amounts. The allocation percentages applicable to the Class A investor interest and Class B investor interest are discussed below under "--Allocation of Collections" and "--Allocation Percentages."

         In addition to representing the right to payment from collections of finance charge receivables and principal receivables, each Class A certificate and Class B certificate also represents the right to receive payments from the following sources:

o        Excess Spread,

o        funds on deposit in the principal funding account,

o        funds on deposit in the reserve account,

o certain investment earnings on the principal funding account and the reserve account,

o        Reallocated Principal Collections,

o        Shared Principal Collections,

o        certain other available amounts, and

o under certain circumstances, amounts on deposit in the excess funding account.

         On each distribution date, only persons in whose names the certificates were registered on the last business day of the monthly period preceding a distribution date, called the "RECORD DATE," are eligible to receive these payments.

         The Class A certificates and the Class B certificates initially will be represented by certificates registered in the name of Cede & Co. ("CEDE"), as nominee of The Depository Trust Company ("DTC").

         Unless and until definitive certificates are issued, only DTC or Cede are considered "certificateholders." As a result, all references in this prospectus to actions by Class A certificateholders and/or Class B certificateholders refer to actions taken by DTC upon instructions from DTC participants. All references in this prospectus to distributions, notices, reports and statements to Class A certificateholders and/or Class B certificateholders refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Class A certificates and the Class B certificates. DTC or Cede will distribute them to you, as the owner of a beneficial interest in the certificates, that is, a "CERTIFICATE OWNER," in accordance with DTC procedures.

TRANSFEROR INTEREST

         The portion of the assets of the trust not allocated to the investor interest are retained by the transferor interest. The transferor interest is not subordinated to the investor interest. Like the investor interest, the transferor interest will be reduced by its share of collections on the receivables and by default amounts allocated to it. These amounts equal 100% minus the sum of the applicable Investor Percentages for all series of certificates then outstanding.

         "INVESTOR PERCENTAGE" for this series means the Floating Investor Percentage or the Fixed Investor Percentage," as applicable, of finance charge collections, principal collections and default amounts.

         Initially, the transferor will own the transferor interest. The transferor interest may be transferred in whole or in part subject to certain limitations and conditions set forth in the agreement. We refer you to "--Certain Matters Regarding the Transferor and the Servicer."

BOOK-ENTRY REGISTRATION

         Certificateholders may hold their certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are participants of these systems, or indirectly through organizations that are participants in those systems.

         Cede, as nominee for DTC, will hold the global certificates. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream participants and the Euroclear participants, respectively, through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries, which in turn will hold their positions in customers' securities accounts in the depositaries' names on the books of DTC.

         DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the "EXCHANGE Act"). DTC was created to hold securities for its participants and facilitate the clearance and settlement among DTC participants of securities transactions, such as transfers and pledges, in deposited securities through electronic book-entry changes in DTC participants' accounts, thereby eliminating the need for physical movement of securities certificates. DTC participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to DTC's system is also available to others, such as securities brokers and dealers, banks, and trust companies, as indirect participants, that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. The rules applicable to DTC and its DTC participants are on file with the Securities and Exchange Commission (the "COMMISSION").

         Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary; however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the depositaries.

         Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and these credits or any transactions in these securities settled during that processing will be reported to the relevant Clearstream participant or Euroclear participant on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

         Purchases of certificates under the DTC system must be made by or through DTC participants, which will receive a credit for the certificates on DTC's records. The ownership interest of each actual certificate owner is in turn to be recorded on DTC participants' and indirect participants' records. Certificate owners will not receive written confirmation from DTC of their purchase, but certificate owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the DTC participant or indirect participant through which the certificate owner entered into the transaction. Transfers of ownership interests in the certificates are to be accomplished by entries made on the books of DTC participants acting on behalf of certificate owners. Certificate owners will not receive certificates representing their ownership interest in certificates, except in the event that use of the book-entry system for the certificates is discontinued.

         To facilitate subsequent transfers, all certificates deposited by DTC participants with DTC are registered in the name of DTC's nominee, Cede. The deposit of certificates with DTC and their registration in the name of Cede effects no change in beneficial ownership. DTC has no knowledge of the actual certificate owners of the certificates; DTC's records reflect only the identity of the DTC participants to whose accounts those certificates are credited, which may or may not be the certificate owners. The DTC participants will remain responsible for keeping account of their holdings on behalf of their customers.

         Conveyance of notices and other communications by DTC to DTC participants, by DTC participants to indirect participants, and by DTC participants and indirect participants to certificate owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

         Neither DTC nor Cede will consent or vote with respect to certificates. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date, which assigns Cede's consenting or voting rights to those DTC participants to whose accounts the certificates are credited on the record date (identified in a listing attached to the proxy).

         Principal and interest payments on the certificates will be made to DTC. DTC's practice is to credit DTC participants' accounts on the applicable distribution date in accordance with their holdings as shown on DTC's records unless DTC has reason to believe that it will not receive payment on that distribution date. Payments by DTC participants to certificate owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name" and will be the responsibility of that DTC participant and not of DTC, the trustee or the transferor, subject to any statutory or regulatory requirements that may be in effect from time to time. Payment of principal and interest to DTC is the responsibility of the trustee. Disbursement of these payments to DTC participants will be the responsibility of DTC, and disbursement of these payments to certificate owners will be the responsibility of DTC participants and indirect participants.

         DTC may discontinue providing its services as securities depository with respect to the certificates at any time by giving reasonable notice to the transferor or the trustee. If DTC discontinues its services and a successor securities depository is not obtained, definitive certificates are required to be printed and delivered. Alternatively, the transferor may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, definitive certificates will be delivered to certificateholders. We refer you to "--Definitive Certificates."

         The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the transferor believes to be reliable, but the transferor takes no responsibility for its accuracy.

         Clearstream Banking, societe anonyme ("CLEARSTREAM") is incorporated under the laws of Luxembourg as a professional depository. Clearstream holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in any of 32 currencies, including United States dollars. Clearstream provides to its Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, and may include the underwriters of any series of certificates. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

         The Euroclear System ("EUROCLEAR") was created in 1968 to hold securities for participants of the Euroclear System and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in 25 countries generally similar to the arrangements for cross-market transfers with DTC described above.

         The Euroclear operator is the Belgium office of Morgan Guaranty Trust Company of New York, a New York banking corporation that is a member bank of the Federal Reserve System. As a member bank, the Euroclear operator is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission. The Euroclear operator is under contract with a Belgian cooperative corporation called the Euroclear Clearance System, Societe Cooperative. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not the cooperative. The cooperative board establishes policy for the Euroclear System. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters of any series of certificates. Indirect access to the Euroclear System is also available to other firms that maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

         Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System. These rules govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the

Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under these rules only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

         Distributions with respect to certificates held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by its depositary. These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. We refer you to "U.S. Federal Income Tax Consequences." Clearstream or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a certificateholder under the agreement on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to its depositary's ability to effect these actions on its behalf through DTC.

         Although DTC, Clearstream and Euroclear have agreed to the procedures described above in order to facilitate transfers of certificates among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

DEFINITIVE CERTIFICATES

         We refer to certificates issued in fully registered, certificated form as "DEFINITIVE CERTIFICATES." Definitive certificates for each series will be issued to certificate owners or their nominees rather than to DTC or its nominee, only if:

         (i) the transferor advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depositary with respect to that series, and the trustee or the transferor is unable to locate a qualified successor,

         (ii) the transferor, at its option, advises the trustee in writing that it elects to terminate the book-entry system through DTC or

         (iii) after the occurrence of a servicer default, certificate owners representing not less than 50% of the investor interest advise the trustee and DTC through DTC participants in writing that the continuation of a book-entry system through DTC (or a successor) is no longer in the best interest of the certificate owners.

         Upon the occurrence of any of these events, DTC is required to notify all DTC participants of the availability through DTC of definitive certificates. Upon surrender by DTC of the definitive certificate representing the certificates and instructions for re-registration, the trustee will issue the certificates as definitive certificates to certificate owners or their nominees, and thereafter the trustee will recognize the holders of those definitive certificates as certificateholders under the agreement.

         Distributions of principal and interest on the certificates will be made by the trustee directly to holders of definitive certificates in accordance with the procedures set forth in this prospectus and in the agreement. Interest payments and any principal payments on each distribution date will be made to certificateholders in whose names the definitive certificates were registered at the close of business on the related record date. The final payment on any certificate (whether definitive certificates or the certificates registered in the name of Cede representing the certificates), however, will be made only upon presentation and surrender of the certificate at the office or agency specified in the notice of final distribution to certificateholders. The trustee will provide this notice of final distribution to registered certificateholders not later than the fifth day of the month of the final distribution.

         Definitive certificates will be transferable and exchangeable at the offices of the transfer agent and registrar, which will initially be the trustee. No service charges will be imposed for any registration of transfer or exchange, but the transfer agent and registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with any registration of transfer or exchange. The transfer agent and registrar will not be required to register the transfer or exchange of any definitive certificates for a period of fifteen days preceding the due date for any payment with respect to those definitive certificates.

INTEREST PAYMENTS

GENERAL

         Interest on the Class A certificates will accrue from the closing date on the outstanding principal balance of the Class A certificates at the Class A LIBOR Rate, subject to an Available Funds Cap described below.

         The "CLASS A LIBOR RATE" means, with respect to each interest period, a per annum rate equal to ___% per annum in excess of LIBOR, as determined on the related LIBOR determination date.

         Interest on the Class B certificates will accrue from the closing date on the outstanding principal balance of the Class B certificates at the Class B LIBOR Rate, subject to an Available Funds Cap described below.

         The "CLASS B LIBOR RATE" means, with respect to each interest period, a per annum rate equal to __% per annum in excess of LIBOR, as determined on the related LIBOR determination date.

         Interest payable to the collateral interest will accrue from the closing date on the outstanding amount of the collateral interest at One Month LIBOR.

         In general, interest is calculated each month at the applicable LIBOR rate based on the outstanding principal balance of the certificates (or the collateral interest), the actual number of days elapsed during the month and a year of 360 days.

MONTHLY INTEREST

         Interest allocable to the Class A certificates on each distribution date, called "CLASS A MONTHLY INTEREST" is equal to the lesser of:

         o     the product of:

               (1) the actual number of days in the related monthly interest period divided by 360,


               (2)   the Class A LIBOR Rate and


               (3) the outstanding principal balance of the Class A certificates as of the preceding record date (or in the case of the first distribution date, as of the closing date); and

         o     the Class A Available Funds Cap for the related monthly period.

         Interest allocable to the Class B certificates on each distribution date, called "CLASS B MONTHLY INTEREST" is equal to the lesser of:

         o     the product of:

               (1) the actual number of days in the related monthly interest period divided by 360,

               (2)   the Class B LIBOR Rate and


               (3) the outstanding principal balance of the Class B certificates as of the preceding record date (or in the case of the first distribution date, as of the closing date); and

         o     the Class B Available Funds Cap for the related monthly period.

         Interest allocable to the collateral interest on each distribution date, called "COLLATERAL MONTHLY INTEREST" equals the product of:

         o     One Month LIBOR plus 1.00% per annum (or a lesser amount),

         o the actual number of days in the related monthly interest period divided by 360 and

         o the collateral interest as of the preceding record date (or in the case of the first distribution date, as of the closing date).

         A "DISTRIBUTION DATE" means the 15th day of each monthly period (or if that day is not a business day, the next succeeding business day) commencing __________, 2001.

         A "BUSINESS DAY" is, unless otherwise indicated, any day other than a Saturday, a Sunday or a day on which banking institutions in Pittsburgh, Pennsylvania are authorized or obligated by law or executive order to be closed.

         A "MONTHLY PERIOD" refers to a calendar month. For any distribution date, the applicable monthly period is the calendar month preceding the month in which the distribution date occurs. The first monthly period runs from the closing date to the last day of ______________.

         A "MONTHLY INTEREST PERIOD" with respect to each distribution date is the period from and including the preceding distribution date (or in the case of the initial distribution date, the closing date) to but excluding that distribution date.

AVAILABLE FUNDS CAP

         The Available Funds Cap applicable for purposes of calculating Class A Monthly Interest or Class B Monthly Interest for any distribution date is based on available collections of finance charge receivables during the prior monthly period.

         The "CLASS A AVAILABLE FUNDS CAP" means, with respect to any monthly period, Class A Available Funds for that monthly period. If the originators are not the servicer, Class A Available Funds will be reduced by the Class A Servicing Fee for that monthly period.

         The "CLASS B AVAILABLE FUNDS CAP" means, with respect to any monthly period, Class B Available Funds for that monthly period. If the originators are not the servicer, Class B Available Funds will be reduced by the Class B Servicing Fee for that monthly period.

         In general, Class A Available Funds represent collections of finance charge receivables (and certain other amounts) that are allocable to the Class A investor interest for any distribution date. Class B Available Funds represent collections of finance charge receivables that are allocable to the Class B investor interest for any distribution date. Please refer to "--Application of Collections" for a description of how to determine Class A Available Funds and Class B Available Funds for any monthly period.

DISTRIBUTIONS OF INTEREST

         During the revolving period and the controlled accumulation period, interest on the certificates will be distributed quarterly on each interest payment date.

         On each distribution date during the revolving period or the controlled accumulation period, Class A Monthly Interest and Class B Monthly Interest (together with other amounts described below) will, if that distribution date is not an interest payment date, be deposited into the Class A interest funding account or the Class

B interest funding account, as applicable, and held there for distribution to the Class A certificateholders or the Class B certificateholders on the next interest payment date.

         The "CLASS A INTEREST FUNDING ACCOUNT" is an administrative subaccount of the finance charge account. It is used to hold Class A Monthly Interest on behalf of the Class A certificateholders.

         The "CLASS B INTEREST FUNDING ACCOUNT" is an administrative subaccount of the finance charge account. It is used to hold Class B Monthly Interest on behalf of the Class B certificateholders.

         An "INTEREST PAYMENT DATE" is the 15th day of March, June, September, and December (or if any such day is not a business day, the next succeeding business day) and the Class B scheduled payment date. The first interest payment date is _________________.

         During the principal payment period or the rapid amortization period, Class A Monthly Interest and Class B Monthly Interest (together with other amounts described below) will be distributed monthly on each distribution date, called a "SPECIAL PAYMENT DATE".

         An "INTEREST PERIOD" begins on and includes an interest payment date or special payment date, as applicable, and ends on but excludes the next interest payment date or special payment date. The first interest period will begin on and include the closing date and end on but exclude the first interest payment date.

         Payments or deposits in respect of Class A Monthly Interest or Class B Monthly Interest on each distribution date are funded from the portion of finance charge receivables collected during the preceding monthly period and certain other available amounts allocated to the Class A investor interest and the Class B investor interest, and if necessary, from Excess Spread.

         Interest payments with respect to the collateral interest are funded on a subordinated basis from any available remaining Excess Spread. We refer you to "--Application of Collections--Payment of Interest, Fees and Other Items" and "Risk Factors--Credit enhancement provided by subordination could be insufficient to ensure that you will receive full payment on your certificates; if you are a Class B certificateholder, you bear a greater risk of loss on your investment."

ADDITIONAL INTEREST

         On each distribution date, in addition to Class A Monthly Interest, any overdue Class A Monthly Interest from prior monthly interest periods and any Class A Additional Interest will be distributed to the Class A certificateholders or deposited into the Class A interest funding account, as appropriate.

         On each distribution date, in addition to Class B Monthly Interest, any overdue Class B Monthly Interest from prior monthly interest periods and any Class B Additional Interest will be distributed to the Class B certificateholders or deposited into the Class B interest funding account, as appropriate.

         "CLASS A ADDITIONAL INTEREST" means, for any distribution date, interest on any Class A Monthly Interest due but not paid or deposited on a prior distribution date, at the applicable Class A LIBOR Rate plus 2% per annum.

         "CLASS B ADDITIONAL INTEREST" means, for any distribution date, interest on any Class B Monthly Interest due but not paid or deposited on a prior distribution date, at the applicable Class B LIBOR Rate plus 2% per annum.

SHORTFALL AMOUNTS AND CARRY OVER AMOUNTS

         If on any distribution date, the amount of interest payable on the Class A certificates based on the Class A LIBOR Rate for the related monthly interest period exceeds the Class A Available Funds Cap for that monthly period, the amount of this excess, called the "CLASS A SHORTFALL AMOUNT," will be paid on a subordinated basis out of any funds available for that purpose. Any remaining unpaid Class A Shortfall Amount will be carried forward to the next distribution date together with interest on that amount at the applicable Class A LIBOR Rate plus 2% per annum. This amount is called the "CLASS A CARRY OVER AMOUNT," and will be paid on a subordinated basis out of any funds available for that purpose.

         If on any distribution date, the amount of interest payable on the Class B certificates based on the Class B LIBOR Rate for the related monthly interest period exceeds the Class B Available Funds Cap for that monthly period, the amount of this excess, called the "CLASS B SHORTFALL AMOUNT," will be paid on a subordinated basis out of any funds available for that purpose. Any remaining unpaid Class B Shortfall Amount will be carried forward to the next distribution date together with interest on that amount at the applicable Class B LIBOR Rate plus 2% per annum. This amount is called the "CLASS B CARRY OVER AMOUNT," and will be paid on a subordinated basis out of any funds available for that purpose.

         The Class A Shortfall Amount, the Class A Carry Over Amount, the Class B Shortfall Amount and the Class B Carry Over Amount will be funded on a subordinated basis solely from Excess Spread, if available, as described under "--Application of Collections--Excess Spread." The Class B Shortfall Amount and Class B Carry Over Amount are subordinated to the Class A Shortfall Amount and the Class A Carry Over Amount. These amounts are subordinated to payments with respect to the collateral interest. We refer you to "Risk Factors--The trust may not be able to make up a deficiency in interest payments due to basis risk."

DETERMINATION OF LIBOR RATE

         In the case of the certificates, the trustee will determine LIBOR on ____________, 2001 for the period from the closing date through _____________. In the case of the collateral interest, the trustee will determine One Month LIBOR for the period from the closing date through _____________. For each subsequent interest period, the trustee will determine the applicable LIBOR rate on the second business day prior to the distribution date on which the interest period commences. We refer to each such determination date as a "LIBOR DETERMINATION DATE." For purposes of calculating LIBOR, a "business day" is any business day on which dealings in deposits in United States dollars are transacted in the London interbank market.

         "LIBOR" means, as of any LIBOR determination date, the rate for deposits in United States dollars for a period equal to the related interest period which appears on Telerate Page 3750 as of 11:00 a.m., London time, on that date. If that rate does not appear on Telerate Page 3750, the rate for that LIBOR determination date will be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market for a period equal to the relevant interest period. The Trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that LIBOR determination date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that LIBOR determination date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the servicer, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a period equal to the relevant interest period.

         For the certificates, during the revolving period and the controlled accumulation period, the applicable interest period will be three months, so the applicable LIBOR rate will be based on three-month LIBOR. During the principal payment period and the rapid amortization period, the applicable interest period will be one month, so the applicable LIBOR rate will be based on one-month LIBOR.

         For the collateral interest, "ONE MONTH LIBOR" is calculated in the same manner as LIBOR with the related interest period being one month.

         "TELERATE PAGE 3750" means the display page currently so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

         "REFERENCE BANKS" means four major banks in the London interbank market selected by the servicer.


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

         You may obtain the Class A LIBOR Rate and the Class B LIBOR Rate applicable to the current and immediately preceding interest period by telephoning the trustee at its Corporate Trust Office at _____________________
_____________________.

PRINCIPAL PAYMENTS

REVOLVING PERIOD

         On each transfer date relating to the revolving period, unless a reduction in the Required Collateral Interest has occurred, collections of principal receivables allocable to the investor interest will, subject to certain limitations, including the allocation of any Reallocated Principal Collections with respect to the related monthly period to pay the Class A Required Amount and the Class B Required Amount, be treated as Shared Principal Collections or, under certain circumstances, be deposited into the excess funding account.

CONTROLLED ACCUMULATION PERIOD

         On each transfer date relating to the controlled accumulation period, the trustee will deposit into the Class A principal funding account an amount equal to the least of:

         o Available Investor Principal Collections with respect to that transfer date,

         o     the applicable Class A Controlled Deposit Amount and

         o the Class A adjusted investor interest prior to any deposits on that date.

Amounts in the Class A principal funding account, plus any amounts in the Class B principal funding account needed to pay the Class A investor interest in full, will be paid to the Class A certificateholders on the Class A scheduled payment date.

         On each transfer date relating to the controlled accumulation period, the trustee will deposit into the Class B principal funding account an amount equal to the least of:

         o Available Investor Principal Collections remaining with respect to that transfer date, following the deposit referred to above with respect to the Class A certificates,

         o     the applicable Class B Controlled Deposit Amount and

         o the Class B adjusted investor interest prior to any deposits on that date.

Amounts in the Class B principal funding account will be paid to the Class B certificateholders on the Class B scheduled payment date.

         During the controlled accumulation period, until the final principal payment to the Class B certificateholders, the portion of Available Investor Principal Collections not applied to Class A Monthly Principal, Class B Monthly Principal or Collateral Monthly Principal on a transfer date will generally be treated as Shared Principal Collections or, under certain circumstances, deposited into the excess funding account.

         "AVAILABLE INVESTOR PRINCIPAL COLLECTIONS" means, with respect to any monthly period in the controlled accumulation period or the rapid amortization period, an amount equal to:

         o the Fixed Investor Percentage of collections of principal receivables received during that monthly period and certain other amounts allocable to the investor interest minus


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

         o the amount of Reallocated Principal Collections with respect to that monthly period plus

         o any Class A Available Funds and Excess Spread allocated for treatment as part of Available Investor Principal Collections plus

         o     any Shared Principal Collections allocated to this series.

PRINCIPAL PAYMENT PERIOD AND RAPID AMORTIZATION PERIOD

         On each distribution date during the principal payment period or the rapid amortization period, the Class A certificateholders will be entitled to receive Available Investor Principal Collections for the related monthly period in an amount up to the Class A investor interest until the earlier of the date the Class A investor interest is paid in full and the Series 2001-1 termination date.

         After payment in full of the Class A investor interest, the Class B certificateholders will be entitled to receive on each distribution date Available Investor Principal Collections until the earlier of the date the Class B investor interest is paid in full and the Series 2001-1 termination date.

         After payment in full of the Class B investor interest, the collateral interest holder will be entitled to receive on each transfer date (other than the transfer date prior to the Series 2001-1 termination date) and on the Series 2001-1 termination date, Available Investor Principal Collections until the earlier of the date the collateral interest is paid in full and the Series 2001-1 termination date.

         We refer you to "--Pay-Out Events" below for a discussion of events which might lead to the commencement of the rapid amortization period.

EXTENSION OF INITIAL PRINCIPAL PAYMENT DATE

         The occurrence of the initial principal payment date will terminate the revolving period or the controlled accumulation period. We refer you to "Maturity Assumptions--Principal Payment Period" for a discussion of certain consequences of the commencement of the principal payment period.

         The initial principal payment date, which occurs on ___________, is automatically extended on each distribution date to the next distribution date, until the transferor makes an affirmative election not to extend it further. This election must be made no later than the first day of the monthly period preceding the monthly period in which the then-current initial principal payment date occurs, but may be made as early as the distribution date second preceding the then-current initial principal payment date. The transferor's election must be delivered to the trustee in writing.

         In any event, the election not to extend the initial principal payment date, that is, the Principal Payment Event, is considered to have been made as of the first day of the monthly period preceding the monthly period in which the then-current initial principal payment date occurs. The revolving period or the controlled accumulation period, as applicable, will then end beginning on the first day of the monthly period following the Principal Payment Event, and the principal payment period will commence.

         The transferor will cause the trustee to provide written notice to each certificateholder, the servicer, each rating agency and the collateral interest holder of any election by the transferor not to extend the initial principal payment date, not more than 60 nor less than 30 days prior to the then-current initial principal payment date.

POSTPONEMENT OF CONTROLLED ACCUMULATION PERIOD

         Upon written notice to the trustee, subject to certain conditions, the servicer may elect to postpone the commencement of the controlled accumulation period, and extend the length of the revolving period.


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

         The servicer may make this election only if the Accumulation Period Length is less than [nine] months. Until the controlled accumulation period begins, on each determination date on and after the determination date preceding the ___________ monthly period, the servicer will determine the Accumulation Period Length.

         A "DETERMINATION DATE" is the third business day prior to each transfer date.

         The "ACCUMULATION PERIOD LENGTH" is the number of months expected to be required for the amount available for distribution of principal first, on the Class A certificates on the Class A scheduled payment date and second, on the Class B certificates on the Class B scheduled payment date, to equal or exceed the Class A investor interest and the Class B investor interest, respectively, assuming the following:

         o monthly collections of principal receivables expected to be distributable to the certificateholders of all series have a principal payment rate no greater than the lowest monthly principal payment rate on the receivables for the preceding nine months,

         o the amount of principal expected to be distributable to certificateholders of all series remains constant at the level existing on the applicable Determination date,

         o no Pay-Out Event with respect to any series will subsequently occur and

         o     no additional series will be subsequently issued.

         If the Accumulation Period Length is less than [nine] months, the servicer may, at its option, postpone the commencement of the controlled accumulation period, so long as the number of months remaining in the controlled accumulation period will equal or exceed the Accumulation Period Length.

         This calculation would permit the reduction of the length of the controlled accumulation period if additional series have been issued that are scheduled to be in their revolving periods during the controlled accumulation period and if the principal payment rate on the receivables has increased since the closing date.

         The length of the controlled accumulation period may not be less than one month.

SUBORDINATION

         The Class B certificates and the collateral interest are subordinated to the Class A certificates. In addition, the collateral interest is subordinated to the Class B certificates. This subordination takes two forms:

o subordination of the collateral interest and the Class B investor interest and

o subordination of entitlement to payments of Available Investor Principal Collections.

         Subordination of the collateral interest is effected through reallocation of principal collections allocable to the collateral interest to cover first the Class A Required Amount and second the Class B Required Amount and writedown of the collateral interest to cover first Class A Investor Defaults and second Class B Investor Defaults.

         Subordination of the Class B investor interest is effected through reallocation of principal collections allocable to the Class B investor interest to cover any remaining Class A Required Amount and writedown of the Class B investor interest to cover any remaining Class A Investor Defaults.

         If the Class B investor interest is reduced, the amount of collections of principal receivables that will be available to retire the Class B certificates will decrease. In addition, the percentage of collections of finance charge receivables allocated to the Class B certificates in subsequent monthly periods will also decrease. We refer you to "--Allocation Percentages," "--Reallocation of Principal Collections" and "--Application of Collections--Excess Spread."


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

         Payment of principal on the Class B Certificates is in all events subordinated to payment of the Class A certificates, to the extent of the Class A investor interest. We refer you to "--Principal Payments."

NEW ISSUANCES

         The transferor may require the trustee to issue one or more new series of certificates in exchange for a reduction in the transferor interest. The transferor may define, with respect to any newly issued series, all principal terms of the new series. Upon the issuance of an additional series of certificates, none of the transferor, the servicer, the trustee or the trust will be required to or intends to obtain the consent of any certificateholder of any other series previously issued by the trust. However, as a condition to any new issuance, the transferor must deliver to the trustee written confirmation that the new issuance will not result in the reduction or withdrawal by any rating agency of its rating of any outstanding series, including this series. The transferor may offer any series to the public or other investors in transactions either registered or exempt from registration under the Securities Act of 1933, as amended (the "SECURITIES ACT"), directly, through the underwriters of this series or one or more other underwriters or placement agents, in fixed-price offerings, in negotiated transactions, or otherwise. Any new series may be issued in fully registered or book-entry form in minimum denominations determined by the transferor.

         A new series may have a period during which amortization or accumulation of principal is intended to occur that is of a different length or begins on a different date than the equivalent periods for this series. In addition, one or more series may be in their amortization or accumulation periods while this series is in its revolving period. Each series may have the benefit of Credit Enhancement that is available only to that series. The transferor may specify different certificate rates and monthly servicing fees with respect to each series (or a particular class within that series). The transferor will also have the option under the agreement to vary between series the terms upon which a series (or a particular class within that series) may be repurchased by the transferor or remarketed to other investors. There will be no limit to the number of new issuances under the agreement.

         Under the agreement, the transferor must notify the trustee at least five days in advance of the date on which a new issuance is to occur, stating for the series and any class of certificates within the series:

o     its initial principal amount (or method for calculating that amount);

o     its certificate rate (or method of calculating that rate); and

o     the provider of any Credit Enhancement.

         On the date of the new issuance the trustee will authenticate the new series only on delivery to it of at least the following:

         o a series supplement specifying the principal terms of the new series;

         o an opinion of counsel to the effect that (unless otherwise stated in the related series supplement) the certificates of the new series will be characterized as indebtedness for Federal income tax purposes;


         o     an opinion of counsel to the effect that:

         o issuance of the new series will not endanger the characterization of the certificates or class of certificates of any other series that were originally characterized as indebtedness for Federal income tax purposes;

         o issuance of the new series will not cause the trust to be taxable as a corporation; and

         o issuance of the new series will not require any certificateholder to recognize a gain or loss for Federal income tax purposes with respect to its certificates;


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


         o if Credit Enhancement is required by the series supplement, an appropriate Credit Enhancement agreement executed by the transferor and the Credit Enhancement provider;

         o written confirmation from each rating agency that the new issuance will not result in that rating agency's reducing or withdrawing its rating on any outstanding series rated by it;

         o an officer's certificate of the transferor to the effect that, after giving effect to the new issuance, the transferor would not be required to add additional receivables pursuant to the agreement and the transferor interest would be at least equal to the Minimum Transferor Interest; and

         o the certificates representing the series to be exchanged, if applicable.

         Upon satisfaction of these conditions, the trustee will reduce the transferor interest and, if appropriate, cancel the certificates of the exchanged series, and authenticate the new series.

         Instead of issuing a new series of certificates, the transferor may require the trustee to sell purchased interests in the receivables themselves and other assets of the trust that are allocated to the Transferor interest. A purchased interest will represent an interest in the trust's assets similar to the interest of a series of certificates. No series will be subordinated to a purchased interest, and no purchased interest will have any interest in the Enhancement or series accounts specified for any series, except to the extent specified in the prospectus relating to that particular series. Any sale of purchased interests will take place pursuant to one or more agreements that specify and may grant the purchasers notice and consultation rights with respect to rights or actions of the trustee. Any sale of purchased interests in the assets of a trust will be subject to the satisfaction of the same conditions (including rating agency confirmations) as for issuance of a new series, as appropriately modified to refer to a purchased interest rather than a new issuance. These modifications of conditions would not result in a substantive change, but would simply change the conditions to refer to the contemplated sale of a purchased interest rather than issuance of a new series.

TRANSFER AND ASSIGNMENT OF RECEIVABLES

         Pursuant to the receivables purchase agreement, on the closing date, the originators will transfer and assign to the transferor premium finance agreements that are eligible for transfer under the new concentration limits and other eligibility criteria. We refer you to "--Eligible Receivables" and "--Pay-Out Events." Each of the originators will represent and warrant in the receivables purchase agreement, and the transferor will represent and warrant in the agreement, that the identified portfolio was not selected in a manner adverse to certificateholders. Pursuant to the agreement, the transferor will transfer and assign these receivables to the trustee for the benefit of the trust.

         Each originator will be obligated pursuant to the receivables purchase agreement to transfer and assign on each day following the closing date certain premium finance agreements, each called an "ADDITIONAL RECEIVABLE," that are part of the identified portfolio as of their date of transfer to the trust. The originator is not obligated to transfer and assign all receivables that qualify as additional receivables. Each of the originators will represent and warrant in the receivables purchase agreement, and the transferor will represent and warrant in the agreement, that the additional receivables transferred and assigned were not selected in a manner adverse to the certificateholders. The transferor in turn will be required pursuant to the agreement to transfer and assign these additional receivables to the trustee for the benefit of the trust. We refer you to "Risk Factors--The characteristics and credit quality of receivables in the trust will change and could impact the amount and timing of payments to you." In the event that sufficient additional receivables are not transferred to the trustee for the benefit of the trust to maintain the Minimum Transferor Interest as required by the agreement and as described in this prospectus, a Pay-Out Event would occur and the rapid amortization period would commence. We refer you to "Maturity Assumptions--Pay-Out Events" and "--Pay-Out Events."

         In connection with the transfer of the receivables to the trust, the originators will indicate in their computer files that the receivables have been conveyed to the transferor and transferred by the transferor to the trust. In addition, on the closing date and on each date following the closing date that additional receivables are transferred


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

to the trust, called an "ADDITION DATE," the transferor will provide the trustee with an updated list of each receivable transferred to the trust on the closing date or on that addition date, identified by account number and indicating the aggregate receivable balance as of that addition date. Neither the originators nor the transferor will deliver to the trustee any other records or agreements relating to the receivables. Documents and agreements maintained by an originator will not be segregated by that originator from other documents and agreements relating to other premium finance agreements and will not be stamped or marked to reflect the transfer and assignment of the related receivables to the trustee on behalf of the trust. The originators have not taken and will not be obligated to take any actions in order to perfect for the benefit of the transferor a security interest in the receivables, other than filing in the appropriate filing offices in the states of New York and California financing statements on Form UCC-1. The transferor has not taken and will not be obligated to take any actions in order to perfect for the benefit of the trust a security interest in the receivables, other than filing in the appropriate filing offices in the Commonwealth of Pennsylvania financing statements on Form UCC-1. We refer you to "Risk Factors--An insolvency of the transferor may delay, accelerate or reduce payments to you."

         Pursuant to the agreement, the transferor may not transfer any premium finance agreement to the trust that, after giving effect to that transfer, would cause any of the following:

         o     an Excess Obligor Concentration Amount to exist or increase;

         o     an Excess Insurer Concentration Amount to exist or increase;

         o the Top 5 Tier 3 Insurer Percentage to exceed the Maximum Top 5 Tier 3 Insurer Percentage;

         o the Top 5 Tier 3 Insurer Percentage to increase, if on that day the Top 5 Tier 3 Insurer Percentage is equal to or greater than the Maximum Top 5 Tier 3 Insurer Percentage;

         o the Top 4 Tier 2 Insurer Percentage to exceed the Maximum Top 4 Tier 2 Insurer Percentage; or

         o the Top 4 Tier 2 Insurer Percentage to increase, if on that day the Top 4 Tier 2 Insurer Percentage is equal to or greater than the Maximum Top 4 Tier 2 Insurer Percentage.

         This provision of the agreement may be amended at any time by the transferor, the trustee and the servicer, with the consent of each provider of Enhancement but without the consent of any certificateholder, if the Rating Agency Condition is satisfied.

         If the transferor transfers any receivable in violation of the restrictions described above, and this breach continues for a period of 15 days after its discovery by the transferor or by the servicer or receipt by the transferor of written notice from the trustee, then that receivable will be considered a "transferor ineligible receivable" and will be removed from the trust on the same terms and conditions as transferor ineligible receivables are removed from the trust as described under "--Representations and Warranties." In the event for administrative reasons, the servicer is unable to segregate or identify the ineligible receivable from other receivables in the related account, then the entire account will be considered an "ineligible account," and the transferor must accept reassignment of all of the receivables in the ineligible account, as well as any other receivables necessary to cure the breach. Currently, the servicer is unable to segregate receivables in an account.

REPRESENTATIONS AND WARRANTIES

         The transferor will represent and warrant in the agreement on the closing date with respect to each receivable transferred to the trust on the closing date, and on each addition date with respect to each additional receivable, that:

         (a) the transfer of receivables by it to the trust under the agreement will constitute either a valid transfer and assignment to the trust of, or the grant of a first priority perfected security interest in, all current and future


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

right, title and interest of the transferor in and to the receivables, including collections with respect to the receivables and other amounts in any of the accounts established for the benefit of certificateholders,

         (b) the agreement and the receivables purchase agreement constitute legal, valid and binding obligations of transferor, enforceable against transferor in accordance with their terms, (except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or later in effect affecting the enforcement of creditors' rights in general and the rights of creditors of national banking associations or by general principles of equity, whether considered in a suit at law or in equity),

         (c) the execution and delivery of the agreement, the certificates and the receivables purchase agreement, the performance of the transactions contemplated by the agreement, the certificates and the receivables purchase agreement and the fulfillment of their terms will not conflict with or result in any breach of any of the material terms and provisions of any material agreement to which transferor is a party or by which it or any of its properties are bound,

         (d) the execution and delivery of the agreement, the certificates and the receivables purchase agreement, the performance of the transactions contemplated by the agreement and the fulfillment of their terms will not conflict with or violate any requirements of law applicable to transferor,

         (e) each receivable then existing has been conveyed to the trust free and clear of any lien of any person claiming through or under transferor or any of its affiliates (other than any liens for municipal and other local taxes if those taxes are not at the time due and payable or if transferor is contesting their validity in good faith by appropriate proceedings and has set aside on its books adequate reserves with respect to these liens) and in compliance, in all material respects, with all requirements of law applicable to transferor and

         (f) each receivable transferred on that date is an Eligible Receivable (as defined under"--Eligible Receivables" below) as of the closing date or related addition date, as applicable.

         In the event of a material breach of the representation and warranty described in clause (e) above, on the earlier to occur of discovery of the breach by the transferor or servicer or receipt by the transferor of written notice of that breach from the trustee, the related receivable will be considered a transferor ineligible receivable, and will be automatically removed from the trust as set forth below, if either of the following two conditions is met:

         o as a result of that breach, the receivable is charged off as uncollectible, the trust's rights in, to or under that receivable or its proceeds are impaired or the proceeds of that receivable are not available for any reason to the trust free and clear of any lien; or


         o the lien on the receivable has been consented to by the transferor or arises in favor of the United States of America or any state or any federal or state agency or instrumentality and involves taxes or liens arising under Title IV of ERISA.

         In the event of a material breach of the representation and warranty described in clause (f) above, the related receivable will be considered a transferor ineligible receivable, and will be automatically removed from the trust following the cure period described below, if either of the following conditions is met:

         o as a result of that breach, the related receivable becomes a defaulted receivable, the trust's rights in, to or under the receivable or its proceeds are impaired or the proceeds of that receivable are not available for any reason to the trust free and clear of any lien; or

         o the lien on the receivable has been consented to by the transferor or arises in favor of the United States of America or any state or any federal or state agency or instrumentality and involves taxes or liens arising under Title IV of ERISA.


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

         For a breach of the representation and warranty described in clause
(f), the transferor has an opportunity to cure the breach for 60 days (or any longer period agreed to by trustee in its sole discretion, but in no event later than 120 days) from the earlier to occur of the discovery of the breach by the transferor or the servicer or receipt by the transferor of written notice of the breach from the trustee.

         The transferor will accept reassignment of each ineligible receivable conveyed to the trust as a result of a breach of the representation and warranty in clause (e) or (f) above, called a "TRANSFEROR INELIGIBLE RECEIVABLE," on the terms and conditions set forth below. If for administrative reasons the transferor is unable to segregate or identify the ineligible receivable from any other receivables in the related ineligible account, then the transferor must accept reassignment of all of the receivables in the ineligible account. Currently, the transferor is unable to segregate receivables within an account.

         The transferor will accept reassignment of each transferor ineligible receivable by directing the servicer to deduct the principal amount of each transferor ineligible receivable from the aggregate amount of principal receivables used to calculate the transferor interest, any Investor Percentage and the percentage of collections allocable to the transfer interest. If the exclusion of a transferor ineligible receivable from the calculation of the transferor interest would cause the transferor interest to be less than zero, on the date of reassignment of that transferor ineligible receivable, the transferor will make a deposit in the excess funding account in immediately available funds in an amount equal to the amount by which the transferor interest would be reduced below zero. Any deduction or deposit will be considered a repayment in full of the transferor ineligible receivable.

         In the event that for administrative reasons, the servicer is unable to segregate or identify the transferor ineligible receivable from any other receivables in the related account, then the entire account will be considered a "TRANSFEROR INELIGIBLE ACCOUNT," and the transferor must accept reassignment of all of the receivables in the transferor ineligible account, as well as any other receivables necessary to cure the breach. Currently, the servicer is unable to segregate receivables in an account.

         Upon the removal of any transferor ineligible receivable (and the making of any deposit required above), the trust will automatically and without further action be deemed to transfer, assign and otherwise convey to the transferor, without recourse, representation or warranty, all the right, title and interest of the trust in and to the transferor ineligible receivable, all monies due or to become due with respect to that transferor ineligible receivable and all proceeds of that transferor ineligible receivable (including the return of unearned premiums, net of expenses). A reassigned transferor ineligible receivable will be treated by the trust as collected in full as of the date on which it was transferred. The trustee will execute any documents and instruments of transfer or assignment and take any other actions reasonably requested by the transferor to evidence the conveyance of each transferor ineligible receivable.

         The obligation of the transferor to accept reassignment of any transferor ineligible receivable is the sole remedy for any breach of the representations and warranties or covenants with respect to that receivable available to the certificateholders or the trustee on behalf of certificateholders.

         In the event of a material breach of any of the representations and warranties described in clauses (a) through (d) above that has a material adverse effect on the certificateholders of all series, either the trustee or the certificateholders of certificates evidencing undivided interests in the trust aggregating more than 50% of the investor interest of all series outstanding may direct the transferor to accept reassignment of all principal receivables in the trust within 60 days of notice to the transferor, or within any longer period specified in notice to the transferor.

         The transferor will be obligated to accept reassignment of these receivables on a distribution date occurring within the applicable period specified above. Reassignment will not be required, however, if at any time during this 60 day period, the breach of the applicable representations and warranties are cured in all material respects.

         The deposit amount for this reassignment will equal the investor interest and the investor interest of any Enhancement, plus accrued and unpaid interest for each outstanding series on the last day of the monthly period preceding the distribution date on which the reassignment is scheduled to be made, less any amount previously allocated for payment of principal and interest to certificateholders or to holders of any Enhancement or the collateral interest on that distribution date.

         The payment of the reassignment deposit amount and the transfer of all other amounts deposited for the preceding month in the distribution account or the applicable series account will be considered a payment in full of the investor interest and the investor interest of any Enhancement, and will be distributed upon presentation and surrender of the certificates of each series.

         The obligation of the transferor to make any such deposit will constitute the sole remedy for a breach of these representations and warranties available to the trustee or certificateholders.

CERTAIN COVENANTS

         TRANSFEROR COVENANTS. Pursuant to the agreement, the transferor covenants that, among other things, subject to specified exceptions and limitations:

         (1) it will take no action to cause any receivable to be evidenced by any "instrument" or to be anything other than a "general intangible," in each case, as defined in the Uniform Commercial Code as in effect in the State of New York and the Commonwealth of Pennsylvania, referred to as the "UCC";

         (2) except for the conveyances under the agreement, it will not sell any receivable or grant a lien on any receivable;

         (3) it will comply with and perform its obligations under, and will cause each originator to comply with and perform its obligations under, its credit and collection policies and any receivable to which it is a party and will not change the terms of its credit and collection policies or receivables except as permitted in the agreement;

         (4) in the event it is unable for any reason to transfer receivables to the trust, it will nevertheless continue to allocate and pay all collections from all trust receivables to the trust;

         (5) it will notify the trust promptly after becoming aware of any lien on any receivable; and

         (6) it will take all actions necessary to enforce its rights and claims under the receivables purchase agreement.

         SERVICER COVENANTS.  Pursuant to the agreement, the servicer covenants:

         (i) that it will not take any action which would impair, with respect to each receivable, the trust's first priority perfected security interest in the unearned premiums securing that receivable;

         (ii) that it will not impair the rights of the certificateholders with respect to any receivable;

         (iii) so long as the originators are the servicer, that it will make reasonable efforts to collect all payments called for under the terms and provisions of the receivables when due, and that the servicer (including the back-up servicer, if servicer) will follow the same collection procedures that it follows with respect to all comparable receivables that it services; and

         (iv) that it will not voluntarily increase or decrease the number or amount of any scheduled payment, or the principal balance or annual percentage rate of any receivable, or extend, rewrite or otherwise modify the payment terms of any receivable, except that the servicer may (x) extend the term of any receivable, but not beyond the maturity date of the related insurance policies and (y)


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
                  change the installment due dates in the related premium finance agreement once during the term of a receivable, if that change does not result in extending the maturity of that receivable for more than 30 days or past the maturity date of the related insurance policies or materially adversely affect the trust or the certificateholders.

         If a breach of the covenant set forth in clause (i) above occurs, on the expiration of 15 days from the earlier to occur of the discovery of the breach by either the transferor or the servicer, or receipt by the servicer of written notice of the breach from the trustee, the related receivable will be considered a "SERVICER INELIGIBLE RECEIVABLE" and will be removed from the trust on the terms and conditions set forth below.

         If a breach of any of the covenants set forth in clauses (ii), (iii) and (iv) above results in the related receivable becoming a defaulted receivable, in the trust's rights in, to or under that receivable or its proceeds becoming impaired or in the proceeds of that receivable ceasing to be available for any reason to the trust free and clear of any lien, that receivable will, after the period of time specified below, be considered a servicer ineligible receivable, and will be removed from the trust on the terms and conditions set forth below. The receivable will become a servicer ineligible receivable upon the expiration of 60 days (or any longer period agreed to by the trustee in its sole discretion, up to 120 days) from the earlier to occur of the discovery of the breach by either the transferor or the servicer, or receipt by the servicer of written notice of the breach from the trustee.

         The servicer must accept assignment of each servicer ineligible receivable by depositing into the collection account on the applicable determination date an amount equal to the principal portion of each servicer ineligible receivable and deducting that amount from the principal receivables in the trust (to the extent previously included). Deposits of any amounts into the collection account will be treated for all purposes of the agreement as collections of principal receivables.

         On the removal of servicer ineligible receivables (and the making of any deposit required above), the trust will automatically and without further action be deemed to transfer, assign, and otherwise convey to the servicer, without recourse, representation or warranty, all right, title and interest of the trust in and to each servicer ineligible receivable, all monies due or to become due with respect to that servicer ineligible receivable and all proceeds of that servicer ineligible receivable, including the return of unearned premiums, net of expenses. A reassigned servicer ineligible receivable will be treated by the trust as collected in full as of the date on which it was transferred. The trustee will execute any documents and instruments of transfer or assignment and take any other actions reasonably requested by the servicer to evidence the conveyance of each servicer ineligible receivable.

         The obligation of the servicer set forth above will constitute the sole remedy for any breach set forth above with respect to that receivable available to the certificateholders or to the trustee on behalf of the certificateholders.

         If the back-up servicer is servicer, instead of accepting assignment of a servicer ineligible receivable, it may indemnify the trust for its losses in connection with the related breach and deposit the amount of these losses into the collection account on the applicable date. The related receivables will not be removed from the trust if the servicer exercises this option.

         In addition, the servicer (so long as the originators are servicer) will covenant in the agreement to comply with applicable licensing and regulatory laws of any receivable jurisdiction and to cause the transferor, the trustee and the trust to at all times be in compliance with these licensing and regulatory laws. If a breach of this covenant either results in receivables in that jurisdiction being unenforceable, in the transferor, trustee or the trust being subjected to any civil or criminal penalties, sanctions or taxes, or materially and adversely affects the ability of the servicer, the transferor, the trustee or the trust to perform their obligations under the agreement, then the servicer must remove these receivables as if they were servicer ineligible receivables within 15 days from the earlier to occur of the discovery of the breach or receipt of written notice of the breach. Any removal of receivables is to be accomplished in the manner specified in the preceding paragraph. As an alternative to removing the receivable, the servicer may indemnify the transferor, the trustee and the trust for any losses suffered by any of them as a result of the breach within 15 days of receipt of notice of any such loss. The related receivables will not be removed from the trust if the servicer exercises this option.


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

         If for administrative reasons the servicer is unable to segregate or identify servicer ineligible receivables from any other receivables in the related account, called a "SERVICER INELIGIBLE ACCOUNT," then the servicer will be obligated to remove all of the receivables in the servicer ineligible account to cure these breaches and each receivable in the Servicer Ineligible Account will be treated as a servicer ineligible receivable. Currently, the servicer is unable to segregate receivables in an account.

         The back-up servicer will covenant in the agreement that it will use its best efforts to be licensed or exempt from licensing with respect to its ability to service the receivables in the Permitted Jurisdictions in which it is presently licensed. On discovery by the back-up servicer that it is not so licensed or exempt in any Permitted Jurisdiction for a period of 30 days, the back-up servicer must deliver written notice of this fact to the transferor, the servicer and the trustee. The transferor must terminate the back-up servicer 15 days after receipt of this notice, unless prior to that time the transferor is furnished with an opinion of counsel that states that:

         o the absence of a license or exemption would not cause any of the receivables in that jurisdiction to be unenforceable,

         o subject the trust or the trustee to any civil or criminal penalties, sanctions or taxes, or

         o materially and adversely affect the ability of the transferor, the trustee or the back-up servicer to perform their obligations under the agreement.

         If the back-up servicer is terminated, unless the trust finds a successor back-up servicer within 90 days, a Pay-Out Event will occur, and the rapid amortization period will commence. The back-up servicer has the option, but is not obligated, to deliver this opinion.

ELIGIBLE RECEIVABLES

         An "ELIGIBLE RECEIVABLE" is a receivable:

         (1)      which is payable in United States dollars;

         (2) which (x) has been funded by the related originator in whole or in part, (y) relates to an account that has been funded by the originator in whole or in part or (z) has been acquired by the originator from a third party, provided that (1) that receivable has been underwritten in accordance with underwriting standards that are not materially different from the Guidelines used by the originators with respect to the receivables transferred to the trust on the closing date; and
                  (2) the purchase agreement evidencing the purchase of that receivable by the applicable originator includes in all material respects a pre-approved list of required principal terms;

         (3) which does not finance premiums of any insurance policy of any foreign insurance carrier (including Lloyds of London) if, after giving effect to transfer of that receivable to the trust, over 25% of aggregate receivables relate to premiums of insurance policies of foreign insurance carriers;

         (4) which does not finance premiums of any insurance policy of any insurance carrier known at origination to any of the originators or the transferor to be the subject of any insolvency, receivership or other similar proceeding;

         (5) which does not relate to a premium finance agreement under which the obligor is a governmental authority;

         (6) which (x) if a receivable transferred to the trust on the closing date (other than a receivable acquired by an originator from a third party) is underwritten in accordance with the originators' policies and procedures relating to the creditworthiness of borrowers and insurance carriers and the extension of credit to borrowers, called "GUIDELINES," in effect at the time of origination of that receivable and (y) if an additional receivable (other than a receivable acquired by an originator from a third party) is underwritten in accordance with Guidelines that are not materially different from the Guidelines used by the originators with respect to the receivables transferred to the trust on the closing date;

         (7) as to which the obligor used all the proceeds to pay premiums and related items with respect to commercial property or casualty insurance policies under which that obligor is the insured that are governed by the law of any state, territory or commonwealth of the United States of America, the District of Columbia or the United States Virgin Islands;

         (8) with respect to which all material consents, licenses, approvals or authorizations of, or registrations or declarations with, any governmental authority required in connection with the creation of that receivable, and the execution, delivery and performance by the related originator of the related premium finance agreement, have been duly obtained, effected or given and are in full force and effect as of the date of transfer of that receivable to the trust;

         (9) as to which, at the time of transfer of that receivable to the trust, the terms of the related premium finance agreement have not been waived or modified except for waivers or modifications arising in the ordinary course of business that do not (x) impair the originator's security interest in unearned premiums or related power or attorney, (y) limit the validity, enforceability or assignability of the related premium finance agreement or (z) result in an extension of the term of or decrease in the interest rate (if applicable) on the related premium finance agreement;

         (10) with respect to which the related premium finance agreement is not subject to any right of rescission, setoff, counterclaim or defense arising out of violations of usury laws or any other defenses of any obligor at the time of transfer of that receivable to the trust, other than defenses that may arise after the time of transfer out of applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights in general and general equity principles;

         (11) with respect to which, at the time of transfer of that receivable to the trust, the related originator has not taken any action that would impair, or failed to take any action necessary to avoid impairing, the rights of the trust or the certificateholders with respect to that receivable;

         (12)     which is not delinquent for more than 30 days;

         (13) which provides the related originator with a limited power of attorney allowing it to cancel the related insurance policy or policies in accordance with applicable law upon non-payment of a loan installment by the related obligor;

         (14) with respect to which the trust has a first priority perfected security interest in the unearned premiums relating to that receivable and a notice of financed premium has been delivered to the applicable insurance carrier or carriers or any of their agents, designees or representatives;

         (15) with respect to which no related insurance policy has been canceled;

         (16) with respect to which the stated address of the obligor in the related premium finance agreement is in a Permitted Jurisdiction;

         (17) which was originated in compliance, in all material respects, with all requirements of law applicable to the originator and pursuant to loan documents which comply, in all material respects, with all requirements of law applicable to the originator;


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

         (18) which is the legal, valid and binding payment obligation of the related obligor, legally enforceable against that obligor in accordance with its terms;

         (19) with respect to which the related obligor (x) is not the subject of a bankruptcy or insolvency proceeding or (y) is the subject of a bankruptcy or insolvency proceeding if (1) the obligor has assumed its obligations under or has entered into the related premium finance agreement pursuant to an interim or final order of the bankruptcy court, (2) the related unearned premiums fully collateralize the related premium finance agreement and (3) after giving effect to transfer of that receivable to the trust, no more than 10% of aggregate receivables that, at the time of their transfer to the trust, were the subject of a bankruptcy or insolvency proceeding would have obligors that are subject to any of those proceedings;

         (20) with respect to which the related premium finance agreement provides for monthly or quarterly payments by the related obligor;

         (21)     which is a "general intangible" under the UCC;

         (22) which, after giving effect to the transfer of that receivable to the trust, would not cause any Excess Insurer Concentration Amount to exist, assuming that, immediately prior to that transfer, each insurance carrier whose premiums were financed by that receivable was downgraded by any rating agency by one rating category (giving effect to pluses or minuses);

         (23) which, after giving effect to the transfer of that receivable to the trust, would not cause the Top 5 Tier 3 Insurer Percentage to exceed the Maximum Top 5 Tier 3 Insurer Percentage;

         (24) which, after giving effect to the transfer of that receivable to the trust, would not cause the Top 4 Tier 2 Insurer Percentage to exceed the Maximum Top 4 Tier 2 Insurer Percentage; and

         (25) which, after giving effect to the transfer of that receivable to the trust, would not cause any Excess Obligor Concentration Amount to exist.

         For a receivable to be an Eligible Receivable for transfer to the trust on the closing date, it must meet the criteria set forth above as of the closing date. For an additional receivable to be an Eligible Receivable, it must meet the criteria set forth above as of its addition date.

REMOVAL OF RECEIVABLES

         The transferor has the option to designate certain receivables, called "REMOVED RECEIVABLES," for deletion and removal from the trust. The transferor will, however, be permitted to designate and require reassignment to it of the removed receivables only if:

        (i) the removal of any receivables will not, in the reasonable belief of the transferor, cause a Pay-Out Event to occur;

         (ii) the transferor has delivered to the trustee for execution a written assignment and a computer file or microfiche list containing a true and complete list of all removed receivables;

         (iii) the transferor represents and warrants that no selection procedures believed by the transferor to be materially adverse to the interests of the holders of any outstanding series of certificates were used in selecting the removed receivables;

         (iv) the transferor has notified each such rating agency of the proposed removal and has received notice from each rating agency that the proposed removal will not result in a downgrade of its then-current rating for any outstanding series;

         (v) the principal balance of the removed receivables to be reassigned to the transferor does not equal or exceed 5% of the amount of principal receivables in the trust at that time; and

         (vi) the transferor has delivered to the trustee an officer's certificate confirming the items set forth in clauses (i) through (v) above.

         Notwithstanding the above, without the consent of the trustee, the certificateholders or the rating agencies, the transferor will be permitted to designate as a removed receivable any receivable that has a zero balance and that the transferor will remove from its computer file.

COLLECTION AND OTHER SERVICING PROCEDURES

         For each series of certificates, the servicer will be responsible for servicing and administering the receivables in accordance with the servicer's policies and procedures for servicing insurance premium finance loans comparable to the receivables. The servicer will be required to maintain fidelity bond coverage insuring against losses through wrongdoing of its officers and employees who are involved in the servicing of insurance premium finance loans covering those actions and in such amounts as the servicer then believes to be reasonable.

TRUST ACCOUNTS

         The servicer will establish and maintain the following accounts in the name of the trust, for the benefit of certificateholders of this series and all other series issued by the trust:

o     a finance charge account,

o     an excess funding account,

o     a distribution account and

o     a collection account.

The distribution account and the collection account will be non-interest bearing accounts.

         Each account described above will be established either as a segregated trust account or as an account maintained with a Qualified Institution.

         A "QUALIFIED INSTITUTION," is a depository institution or trust company, which may include the trustee, that:

         (i) is organized under the laws of the United States or any one of its states;

         (ii) at all times has a certificate of deposit, short-term deposit or commercial paper rating of P-1 or at least A-1 by Moody's Investor Services, Inc. ("MOODY'S") and Standard & Poor's Ratings Services, a Division of The McGraw-Hill Companies, Inc. ("STANDARD & POOR'S"), respectively (each referred to in this prospectus as a "RATING AGENCY"), or a long-term unsecured debt rating (other than long-term debt whose rating is based on collateral or on the credit of a person other than that depositary institution or trust company) of at least Aa3 by Moody's and AA- by Standard & Poor's; and

         (iii) has deposit insurance provided either by the Bank Insurance Fund (referred to as the BIF) or the Savings Association Insurance Fund (referred to as the SAIF), each administered by the Federal

                  Deposit Insurance Corporation (referred to as the FDIC) or by a depository institution (which may include the trustee) that is acceptable to each rating agency.

         Funds in the excess funding account and the finance charge account will be invested, at the direction of the servicer, in Permitted Investments.

         "PERMITTED INVESTMENTS" are:

         (i)      obligations fully guaranteed by the United States of America;

         (ii) demand deposits, time deposits or certificates of deposit of depository institutions or trust companies, the certificates of deposit of which have the a rating in the highest category from Moody's and Standard & Poor's;

         (iii) commercial paper having, at the time of the trust's investment, a rating in the highest rating category from Moody's and Standard & Poor's;

         (iv) bankers' acceptances issued by any depository institution or trust company described in clause (ii) above;

         (v) money market funds that have the highest rating from, or have otherwise been approved in writing by, Moody's and Standard & Poor's, so long as that investment will not require the trust to register as an "investment company" under the Investment Company Act of 1940, as amended (referred to as the "INVESTMENT COMPANY ACT");

         (vi) repurchase obligations with respect to any security described in clause (i) above or with respect to any other security issued or guaranteed by an agency or instrumentality of the United States of America, in either case entered into with a depository institution or trust company described in clause
                  (ii) above; and

         (vii)    any other investment if:

                  (x) Standard & Poor's confirms in writing that that investment will not adversely affect its then current rating or ratings of the certificates;

                  (y) after 10 business days prior written notice to Moody's of the proposed investment. Moody's has not informed the transferor that the investment will cause its then current rating of the certificates to be downgraded or withdrawn; and

                  (z) that investment will not require the trust to register as an investment company under the Investment Company Act.

         Any earnings (net of losses and investment expenses) on funds in the finance charge account or the excess funding account will, in the case of the finance charge account, be paid to the transferor, and in the case of the excess funding account, be paid at the direction of the servicer.

         The servicer will have the revocable power to withdraw funds from the collection account and to instruct the trustee to make withdrawals and payments from the finance charge account and the excess funding account for the purpose of carrying out the servicer's duties under the agreement.

         The trustee will be the paying agent and will have the revocable power to withdraw funds from the distribution account for the purpose of making distributions to the certificateholders.


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

EXCESS FUNDING ACCOUNT

         If on any date the transferor interest is less than zero (after giving effect to any addition of principal receivables to the trust), the servicer will not distribute to the holder of the transferor interest any collections of principal receivables that otherwise would be distributed to it, but will instead deposit those funds in the excess funding account until the transferor interest equals zero.

         Funds on deposit in the excess funding account will be withdrawn and paid to the transferor on any date to the extent that the transferor interest is greater than zero on that date.

ALLOCATION OF COLLECTIONS

         Aggregate receivables as of ____________were $___________, consisting of $____________ of finance charge receivables and $_______________ of principal receivables.

         "FINANCE CHARGE RECEIVABLES" are, with respect to interest-bearing receivables as of the first day of any monthly period, an amount equal to the aggregate amount of unearned interest with respect to the receivables calculated in accordance with the Rule of 78's. With respect to non-interest bearing receivables, finance charge receivables will be calculated by discounting principal payments at a fixed rate determined by the Servicer, which may not exceed __% without the consent of the rating agencies. For purposes of this prospectus, collections of finance charge receivables with respect to any monthly period generally will equal the aggregate amount of interest accrued on the receivables for the monthly period, calculated on the basis of the Rule of 78's or as described in the previous sentence, plus late fees and other administrative charges collected during that monthly period, plus Recoveries received during that monthly period that have not been applied to defaults.

         "PRINCIPAL RECEIVABLES" are, as of any date of determination, an amount equal to the product of (i) aggregate receivables as of that date of determination and (ii) a fraction, the numerator of which is Beginning of Month Principal Receivables and the denominator of which is the aggregate receivables as of the first day of the current monthly period. For purposes of this prospectus, collections of principal receivables with respect to any monthly period will consist of all collections on the receivables received during that monthly period that are not treated as collections of finance charge receivables.

         "BEGINNING OF MONTH PRINCIPAL RECEIVABLES" are, for any monthly period, an amount equal to aggregate receivables as of the first day of that monthly period (or, in the case of the monthly period commencing _________, 2001, as of _________, 2001) minus finance charge receivables as of that date.

         It is possible that all or a portion of the premium finance agreements in any account will not satisfy the eligibility criteria for transfer to the trust, resulting in the same borrower's having one or more premium finance agreements owned by the trust and one or more premium finance agreements owned by one of the originators. These premium finance agreements may contain cross-default and cross-collateralization provisions. As a result, a default by a borrower on a premium finance agreement that is not owned by the trust may result in the default with respect to receivables of that borrower in the trust and the cancellation of the related insurance policies, thus affecting the rate and timing of payments with respect to the receivables. In the event certain premium finance agreements of the same borrower are owned by the trust and by one of the originators, the originators have agreed in the receivables purchase agreement that to the extent they receive payments (including from returns of unearned premiums, recoveries or otherwise) that are not clearly identified as belonging to premium finance agreements owned by one of the originators, these amounts will be treated first as collections on the receivables of that borrower owned by the trust until those receivables are paid in full. In no event will returned unearned premiums or any other payments with respect to the receivables owned by the trust be applied to payments with respect to premium finance agreements owned by one of the originators until the trust's receivables are paid in full.


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

ALLOCATION PERCENTAGES

         Pursuant to the agreement, with respect to each monthly period, the servicer will allocate between the investor interest and the transferor interest all amounts collected and allocated to finance charge receivables, all amounts collected and allocated to principal receivables and all Default Amounts with respect to that monthly period.

         Default Amounts and collections of finance charge receivables at all times and collections of principal receivables during the revolving period will be allocated to the investor interest based on the Floating Investor Percentage.

         The "FLOATING INVESTOR PERCENTAGE" is, with respect to any monthly period, the percentage equivalent of a fraction, the numerator of which is the adjusted investor interest as of the close of business on the last day of the preceding monthly period (or with respect to the first monthly period, the initial investor interest) and the denominator of which is the greater of:

         (i) the aggregate amount of Beginning of Month Principal Receivables for the related monthly period and

         (ii) the sum of the numerators used to calculate the Investor Percentages for allocations with respect to finance charge receivables, Default Amounts or principal receivables, as applicable, for all outstanding series on the date of determination.

         If, however, a reset date occurs during the applicable monthly period, for purposes of determining the "Floating Investor Percentage," the amount in clause (i) above will be:

         (i) for the period from and including the first day of that monthly period to but excluding the reset date, the aggregate amount of principal receivables in the trust as of the close of business on the last day of the prior monthly period and

         (ii) for the period from and including the reset date to and including the last day of that monthly period, the aggregate amount of principal receivables in the trust as of the beginning of the day on the reset date after adjusting for the aggregate amount of principal receivables added to or, in certain circumstances, removed from the trust on the reset date.

         The amounts allocated to the investor interest based on the Floating Investor Percentage will be further allocated among the Class A investor interest, the Class B investor interest and the collateral interest based on the Class A Floating Allocation, the Class B Floating Allocation and the Collateral Floating Allocation, respectively.

         The "CLASS A FLOATING ALLOCATION" is, with respect to any monthly period, the percentage equivalent (which can never exceed 100%) of a fraction, the numerator of which is the Class A adjusted investor interest as of the close of business on the last day of the preceding monthly period (or with respect to the first monthly period, as of the closing date) and the denominator of which is the adjusted investor interest as of the close of business on that day.

         The "CLASS B FLOATING ALLOCATION" is, with respect to any monthly period, the percentage equivalent (which can never exceed 100%) of a fraction, the numerator of which is equal to the Class B adjusted investor interest as of the close of business on the last day of the preceding monthly period (or with respect to the first monthly period, as of the closing date) and the denominator of which is equal to the adjusted investor interest as of the close of business on that day.

         The "COLLATERAL FLOATING ALLOCATION" is, with respect to any monthly period, the percentage equivalent (which can never exceed 100%) of a fraction, the numerator of which is equal to the collateral interest as of the close of business on the last day of the preceding monthly period (or with respect to the first monthly period, as of the closing date) and the denominator of which is equal to the adjusted investor interest as of the close of business on that day.

         Collections of principal receivables during the controlled accumulation period, principal payment period and rapid amortization period will be allocated to the investor interest based on the Fixed Investor Percentage.

         The "FIXED INVESTOR PERCENTAGE" is, with respect to any monthly period, the percentage equivalent of a fraction, the numerator of which is the investor interest as of the close of business on the last day of the revolving period and the denominator of which is the greater of:

         (i) the aggregate amount of Beginning of Month Principal Receivables for that monthly period and

         (ii) the sum of the numerators used to calculate the Investor Percentages for allocations with respect to principal receivables for all outstanding series for that monthly period.

         If, however, a reset date occurs during the applicable monthly period, for purposes of determining the "Fixed Investor Percentage," the amount in clause (i) above will be:

         (i) for the period from and including the first day of that monthly period to but excluding the reset date, the aggregate amount of Beginning of Month Principal Receivables for that monthly period and

         (ii) for the period from and including the reset date to and including the last day of that monthly period, the aggregate amount of principal receivables in the trust at the beginning of the day on the reset date after adjusting for the aggregate amount of principal receivables added to or, in certain circumstances, removed from the trust on the reset date.

         Amounts allocated to the investor interest based on the Fixed Investor Percentage will be further allocated among the Class A investor interest, the Class B investor interest and the collateral interest based on the Class A Fixed Allocation, the Class B Fixed Allocation and the Collateral Fixed Allocation, respectively.

         The "CLASS A FIXED ALLOCATION" is, with respect to any monthly period, the percentage equivalent (which can never exceed 100%) of a fraction, the numerator of which is equal to the Class A investor interest as of the close of business on the last day of the revolving period, and the denominator of which is equal to the investor interest as of the close of business on the last day of the revolving period.

         The "CLASS B FIXED ALLOCATION" is, with respect to any monthly period, the percentage equivalent (which can never exceed 100%) of a fraction, the numerator of which is equal to the Class B investor interest as of the close of business on the last day of the revolving period, and the denominator of which is equal to the investor interest as of the close of business on the last day of the revolving period.

         The "COLLATERAL FIXED ALLOCATION" is, with respect to any monthly period, the percentage equivalent (which can never exceed 100%) of a fraction, the numerator of which is equal to the collateral interest as of the close of business on the last day of the revolving period, and the denominator of which is equal to the investor interest as of the close of business on the last day of the revolving period.

         The "ADJUSTED INVESTOR INTEREST" for any date is the sum of the Class A adjusted investor interest, the Class B adjusted investor interest and the collateral interest on that date.

         The "CLASS A INVESTOR INTEREST" for any date is an amount equal to:

         (i) the aggregate initial principal amount of the Class A certificates, minus

         (ii) the aggregate amount of principal payments made to Class A certificateholders prior to that date, minus

         (iii) the excess, if any, of the aggregate amount of Class A Investor Charge-Offs for all transfer dates preceding that date over the aggregate amount of any reimbursements of Class A Investor Charge-Offs for all transfer dates preceding that date.

The Class A investor interest may not be reduced below zero.

         The "CLASS B INVESTOR INTEREST" for any date is an amount equal to:

         (i) the aggregate initial principal amount of the Class B certificates, minus

         (ii) the aggregate amount of principal payments made to Class B certificateholders prior to that date, minus

         (iii) the aggregate amount of Class B Investor Charge-Offs for all prior transfer dates, minus

         (iv) the aggregate amount of Reallocated Class B Principal Collection for all prior transfer dates for which the collateral interest has not been reduced, minus

         (v) an amount equal to the aggregate amount by which the Class B investor interest has been reduced to fund the Class A Investor Default Amount on all prior transfer dates, plus

         (vi) the aggregate amount of Excess Spread allocated and available on all prior transfer dates for the purpose of reimbursing amounts deducted pursuant to clauses (c), (d) and (e) above.

The Class B investor interest may not be reduced below zero.

         The "COLLATERAL INTEREST" for any date is an amount equal to:

         (i)      the initial collateral interest, minus

         (ii) the aggregate amount of principal payments made to the collateral interest holder prior to that date, minus

         (iii) the aggregate amount of Collateral Charge-Offs for all prior transfer dates, minus

         (iv) the aggregate amount of Collateral Reallocated Principal Collections for all prior transfer dates, minus

         (v) an amount equal to the aggregate amount by which the collateral interest has been reduced to fund the Class A Investor Default Amount and the Class B Investor Default Amount on all prior transfer dates, plus

         (vi) the aggregate amount of Excess Spread allocated and available on all prior transfer dates for the purpose of reimbursing amounts deducted pursuant to clauses (c), (d) and (e) above.

The collateral interest may not be reduced below zero.

         A "RESET DATE" is any date on which:

         (i) receivables are removed from the trust (and, if any series has been paid in full, principal receivables in an aggregate amount approximately equal to the initial investor interest of that series are removed from the trust) or

         (ii) there is an increase in the investor interest under any Variable Interest issued by the trust.

A "VARIABLE INTEREST" includes (i) a certificate that is designated as a variable funding certificate in the related series supplement or (ii) a purchased interest sold as permitted by the agreement.

REALLOCATION OF PRINCIPAL COLLECTIONS

         With respect to each transfer date, the servicer will determine the amount, called the "CLASS A REQUIRED AMOUNT," if any, by which the sum of:

         (i) Class A Monthly Interest due on the related distribution date and any overdue Class A Monthly Interest and Class A Additional Interest,

         (ii) the Class A Servicing Fee due on the related distribution date for the related monthly period and any overdue Class A Servicing Fee, and

         (iii) any Class A Investor Default Amount for the related monthly period exceeds Class A Available Funds for the related monthly period.

         Available Excess Spread will be used to fund the Class A Required Amount with respect to that transfer date. We refer you to "--Application of Collections" for more detail.

         Amounts allocated to pay the Class A Required Amount will be applied in the following order:

         o first, to pay Class A Monthly Interest, overdue Class A Monthly Interest and Class A Additional Interest,

         o second, to pay the Class A Servicing Fee and any overdue Class A Servicing Fee and

         o        third, to pay any Class A Investor Default Amount.

         If Excess Spread is insufficient to fund the Class A Required Amount, first, Reallocated Collateral Principal Collection and, then, Reallocated Class B Principal Collection will be used to fund the remaining Class A Required Amount.

         If Reallocated Principal Collections with respect to the related monthly period, together with Excess Spread, are insufficient to fund the remaining Class A Required Amount for that related monthly period, then the collateral interest (after giving effect to reductions for any Collateral Charge-Offs and Reallocated Principal Collections on that transfer date) will be reduced by the amount of that excess (but not by more than the Class A Investor Default Amount for that monthly period).

         In the event that such a reduction would cause the collateral interest to be a negative number, the collateral interest will be reduced to zero, and the Class B investor interest (after giving effect to reductions for any Class B Investor Charge-Offs and any Reallocated Class B Principal Collections for which the collateral interest was not reduced on that transfer date) will be reduced by the amount by which the collateral interest would have been reduced below zero (but not by more than the excess of the Class A Investor Default Amount, if any, for that monthly period over the amount of that reduction, if any, of the collateral interest with respect to that monthly period).

         In the event that such a reduction would cause the Class B investor interest to be a negative number, the Class B investor interest will be reduced to zero and the Class A investor interest will be reduced by the amount by which the Class B investor interest would have been reduced below zero (but not by more than the excess, if any, of the Class A Investor Default Amount for that monthly period over the amount of the reductions, if any, of the collateral interest and the Class B investor interest with respect to that monthly period).

         Any such reduction in the Class A investor interest will have the effect of slowing or reducing the return of principal and interest to the Class A certificateholders. In that case, the Class A certificateholders will bear directly the credit and other risks associated with their interests in the trust. We refer you to "--Receivables in Defaulted Accounts; Investor Charge-Offs" for more detail.

         With respect to each transfer date, the servicer will determine the amount, called the "CLASS B REQUIRED AMOUNT," if any, equal to the sum of:

         (i)      the amount by which the sum of

                  (x) Class B Monthly Interest due on the related distribution date and any overdue Class B Monthly Interest and Class B Additional Interest, and

                  (y) the Class B Servicing Fee due on the related distribution date for the related monthly period and any overdue Class B Servicing Fee exceeds Class B Available Funds for the related monthly period and

         (ii) any Class B Investor Default Amount for the related monthly period

         Available Excess Spread will be used to fund the Class B Required Amount with respect to that transfer date. We refer you to "--Application of Collections" for more detail.

         Amounts allocated to pay the Class B Required Amount will be applied in the following order:


o first, to pay Class B Monthly Interest, overdue Class B Monthly Interest and Class B Additional Interest,

o second, to pay the Class B Servicing Fee and any overdue Class B Servicing Fee and

o        third, to pay any Class B Investor Default Amount.

         If Excess Spread is insufficient to fund the Class B Required Amount, Reallocated Collateral Principal Collections not required to fund the Class A Required Amount for the related monthly period will be used to fund the remaining Class B Required Amount.

         If Reallocated Collateral Principal Collections with respect to the related monthly period are insufficient to fund the remaining Class B Required Amount, then the collateral interest (after giving effect to reductions for any Collateral Charge-Offs and Reallocated Principal Collections on that transfer date and after any adjustments made thereto for the benefit of the Class A certificateholders) will be reduced by the amount of that deficiency (but not by more than the Class B Investor Default Amount for that monthly period).

         In the event that such a reduction would cause the collateral interest to be a negative number, the collateral interest will be reduced to zero, and the Class B investor interest will be reduced by the amount by which the collateral interest would have been reduced below zero (but not by more than the excess of the Class B Investor Default Amount for that monthly period over the amount of that reduction of the collateral interest), and the Class B certificateholders will bear directly the credit and other risks associated with their interests in the trust. We refer you to "--Receivables in Defaulted Accounts; Investor Charge-Offs."

         Reductions of the Class A investor interest or Class B investor interest described above will be reimbursed by, and the Class A investor interest or Class B investor interest increased to the extent of, Excess Spread available for these purposes on each transfer date. We refer you to "--Application of Collections--Excess Spread." When these reductions of the Class A investor interest and Class B investor interest have been fully reimbursed, reductions of the collateral interest will be reimbursed until reimbursed in full in a similar manner.

         "REALLOCATED CLASS B PRINCIPAL COLLECTIONS" for any monthly period are collections of principal receivables allocable to the Class B investor interest for that monthly period, in an amount not to exceed the amount applied to fund the portion of the Class A Required Amount, if any, that has not been covered by Excess Spread and Reallocated Collateral Principal Collections allocated to it on the related transfer date.

         Reallocated Class B Principal Collections may not exceed the Class B investor interest after giving effect to any Class B Investor Charge-Offs for the related transfer date.

         "REALLOCATED COLLATERAL PRINCIPAL COLLECTIONS" for any monthly period are collections of principal receivables allocable to the collateral interest for that monthly period in an amount not to exceed the amount applied to fund the portion of the Class A Required Amount and the portion of the Class B Required Amount, if any, that have not been covered by Excess Spread allocated to the Class A Required Amount and the Class B Required Amount on the related transfer date.

         Reallocated Collateral Principal Collections may not exceed the collateral interest after giving effect to any Collateral Charge-Offs for the related transfer date.

         "REALLOCATED PRINCIPAL COLLECTIONS" for any monthly period are the sum of (i) Reallocated Class B Principal Collections for that monthly period, if any, and (ii) Reallocated Collateral Principal Collections for that monthly period, if any.

APPLICATION OF COLLECTIONS

         ALLOCATIONS. Unless the servicer qualifies for monthly remittances of collections as described below, the servicer must, no later than the second business day following the date of processing, deposit into the collection account any collections received by the servicer with respect to the receivables. On the same day, following the deposit of these collections into the collection account, the servicer must deposit the appropriate allocations of collections of finance charge receivables into the finance charge account and of principal receivables into the principal account, and thereafter, make deposits and payments to the accounts and parties as described below.

         As long as an originator remains the servicer under the agreement, no Pay-Out Event has occurred and one of the conditions described below has been satisfied, the servicer may make these deposits on a monthly basis on each transfer date.

         The amount of these monthly deposits and payments must equal the total amount of the deposits and payments that the servicer would have made during the related monthly period (net of any amounts that it has withdrawn during the month as described above and to cover certain expenses of the servicer) if it had not qualified for monthly remittances.

         In order to qualify for monthly remittances, one of the following conditions must be satisfied:

         (i) the servicer provides to the trustee a letter of credit or other credit enhancement covering the risk of commingling of collections by the servicer, and each rating agency rating the certificates (and any other rating agency that has rated any outstanding series of certificates) notifies the transferor that reliance on that letter of credit or other credit enhancement would not result in the lowering of that rating agency's then-existing rating of any outstanding series of certificates;

         (ii) the certificate of deposit or unsecured short-term debt obligations of the transferor are rated P-1 by Moody's and at least A-1 by Standard & Poor's, and are insured by either BIF or SAIF; or

         (iii) the servicer makes other arrangements satisfactory to each rating agency rating the certificates and to any other rating agency rating any outstanding series of certificates.

         Because the transferor's unsecured short-term debt obligations are currently rated P-1 by Moody's and A-1 by Standard & Poor's, the servicer will be initially make the deposits and payments described below on a net basis on each transfer date. The servicer intends to continue to do so (subject to the requirements described above) for as long as the certificates are outstanding.

         Even if the servicer is required to make daily deposits from the collection account into the finance charge account or the principal account, it will only be required to deposit collections for each monthly period from the collection account into the finance charge account or the principal account up to the amount required to be deposited or distributed to the certificateholders or the collateral interest holder on or prior to the related distribution date. If at any time prior to that distribution date the collections deposited in the collection account exceed these amounts, the servicer will be permitted to withdraw the excess from the collection account.

         PAYMENT OF INTEREST, FEES AND OTHER ITEMS. On each transfer date, the trustee, acting pursuant to the servicer's instructions, will apply the Class A Available Funds, Class B Available Funds and Collateral Available Funds in the finance charge account in the following manner:

                  (a) CLASS A AVAILABLE FUNDS. On each transfer date, Class A Available Funds will be distributed or deposited in the following priority:

                           (1) Class A Monthly Interest for the related
                  distribution date, plus any overdue Class A Monthly Interest and Class A Additional Interest, will be either:

                               (x)     deposited into the distribution
                                       account for distribution to Class A
                                       certificateholders on that
                                       distribution date if that
                                       distribution date is an interest
                                       payment date or a special payment
                                       date or

                               (y)     deposited into the Class A interest
                                       funding account, if that
                                       distribution date is not an interest
                                       payment date or a special payment
                                       date, for distribution to the Class
                                       A certificateholders on the next
                                       interest payment date or special
                                       payment date;

                           (2) the Class A Servicing Fee for the related monthly
                  period, plus any overdue Class A Servicing Fee, will be paid to the servicer;

                           (3) the Class A Investor Default Amount, if any, for
                  the related monthly period will be deposited into the principal account and treated as part of Available Investor Principal Collections for that transfer date as described under "--Payments of Principal" below; and

                           (4) the balance, if any, will constitute a portion of
                  Excess Spread and will be allocated and distributed or deposited as described under "--Excess Spread."

         If the back-up servicer is the servicer, the amounts described in clause (2) above will be paid prior to the amounts described in clause (1) above.

                  (b) CLASS B AVAILABLE FUNDS. On each transfer date, Class B Available Funds will be distributed or deposited in the following priority:

                           (1) Class B Monthly Interest for the related
                  distribution date, plus any overdue Class B Monthly Interest and Class B Additional Interest, will be either:

                               (x)     deposited into the distribution
                                       account for distribution to Class B
                                       Certificateholders on that
                                       distribution date if that
                                       distribution date is an interest
                                       payment date or a special payment
                                       date or

                               (y)     deposited into the Class B interest
                                       funding account, if that
                                       distribution date is not an interest
                                       payment date or a special payment
                                       date, for distribution to the Class
                                       B Certificateholders on the next
                                       interest payment date or special
                                       payment date therefor;

                           (2) the Class B Servicing Fee for the related monthly
                  period, plus any overdue Class B Servicing Fee, will be paid to the servicer; and

                           (3) the balance, if any, will constitute a portion of
                  Excess Spread and will be allocated and distributed or deposited as described under "--Excess Spread."

         If the back-up servicer is the servicer, the amounts described in clause (2) above will be paid prior to the amounts described in clause (1) above.

                  (c) COLLATERAL AVAILABLE FUNDS. On each transfer date, Collateral Available Funds will be distributed or deposited in the following priority:

                           (1) if AFCO Credit and AFCO Acceptance are no longer
                  the servicers, the Collateral Interest Servicing Fee for the related monthly period, plus any overdue Collateral Interest Servicing Fee, will be paid to the servicer; and

                           (2) the balance, if any, will constitute a portion of
                  Excess Spread and will be allocated and distributed or deposited as described under "--Excess Spread."

         "CLASS A AVAILABLE FUNDS" are, with respect to any monthly period, an amount equal to the sum of:

o the Class A Floating Allocation of collections of finance charge receivables allocated to the investor interest with respect to that monthly period,

o Class A Principal Funding Investment Proceeds, if any, with respect to the related transfer date,

o any amounts withdrawn from the reserve account to cover the Class A Principal Funding Investment Shortfall, if any, with respect to that transfer date and

o investment income, if any, with respect to the reserve account in excess of the Required Reserve Account Amount allocable to the Class A certificates on that transfer date.

"CLASS B AVAILABLE FUNDS" are, with respect to any monthly period, an amount equal to the sum of:

o the Class B Floating Allocation of collections of finance charge receivables allocated to the investor interest with respect to that monthly period,

o Class B Principal Funding Investment Proceeds, if any, with respect to the related transfer date,

o any amounts withdrawn from the reserve account to cover the Class B Principal Funding Investment Shortfall, if any, with respect to that transfer date and

o investment income, if any, with respect to the reserve account in excess of the Required Reserve Account Amount allocable to the Class B certificates on that transfer date.

         "COLLATERAL AVAILABLE FUNDS" are, with respect to any monthly period, an amount equal to the Collateral Floating Allocation of collections of finance charge receivables allocated to the investor interest with respect to that monthly period.

         "EXCESS SPREAD" is, with respect to any transfer date, an amount equal to the sum of any remaining Class A Available Funds, Class B Available Funds and Collateral Available Funds, described in clause (a)(4), clause (b)(3) and clause
(c)(2) above. If these amounts are insufficient to make the distributions required by subparagraphs (a) through (l) below under "--Excess Spread," Excess Spread will also include any Excess Finance Charge Collections allocable to other series that are available to this Series. We refer you to "--Shared Excess Finance Charge Collections" for more detail.

         EXCESS SPREAD. On each transfer date, the trustee, acting pursuant to the servicer's instructions, will apply Excess Spread with respect to the related monthly period, to make the following distributions or deposits in the following priority:

                  (a) the Class A Required Amount, if any;

                  (b) the aggregate amount of Class A Investor Charge-Offs that have not been previously reimbursed (after giving effect to the allocation on that transfer date of certain other amounts applied for that purpose) will be deposited into the principal account and treated as a portion of Available Investor Principal Collections for that transfer date as described under "--Payments of Principal" below;

                  (c) the Class B Required Amount, if any;

                  (d) the aggregate amount by which the Class B investor interest has been reduced below the initial Class B investor interest for reasons other than the payment of principal to the Class B certificateholders that has not been previously reimbursed (after giving effect to allocation on that transfer date of certain other amounts applied for that purpose) will be deposited into the principal account and treated as a portion of Available Investor Principal Collections for that transfer date as described under "--Payments of Principal" below;

                  (e) Collateral Monthly Interest for that transfer date, plus any overdue Collateral Monthly Interest, will be distributed to the collateral interest holder for distribution in accordance with the loan agreement;

                  (f) if AFCO Credit and AFCO Acceptance are the servicers, the Collateral Interest Servicing Fee for the related monthly period, plus the amount of any overdue Collateral Interest Servicing Fee, will be paid to the servicer;

                  (g) the aggregate Collateral Default Amount, if any, for that transfer date will be deposited into the principal account and treated as a portion of Available Investor Principal Collections for that transfer date as described under "--Payments of Principal" below;

                  (h) the aggregate amount by which the collateral interest has been reduced below the Required Collateral Interest for reasons other than the payment of principal to the collateral interest holder that has not been previously reimbursed will be deposited into the principal account and treated as a portion of Available Investor Principal Collections for that transfer date as described under "--Payments of Principal" below;

                  (i) on each transfer date from and after the reserve account funding date, but prior to the date on which the reserve account terminates as described under "--Reserve Account," the excess, if any, of the Required Reserve Account Amount over the Available Reserve Account Amount will be deposited into the reserve account;

                  (j) all other amounts due under the loan agreement (to the extent payable out of Excess Spread or Excess Finance Charge Collections) will be distributed in accordance with the loan agreement;

                  (k) any Class A Shortfall Amount for the current distribution date and any accrued and unpaid Class A Carry-Over Amount from prior distribution dates will be deposited by the servicer or the trustee in the Class A interest funding account for payment to the Class A certificateholders on the applicable interest payment date;

                  (l) any Class B Shortfall Amount for the current distribution date and any accrued and unpaid Class B Carry-Over Amount from prior distribution dates will be deposited by the servicer or the trustee into the Class B interest funding account for payment to the Class B certificateholders on the applicable interest payment date; and

                  (m) the balance, if any, after giving effect to the payments made pursuant to subparagraphs (a) through (m) above, will constitute Excess Finance Charge Collections and applied to other series as described under "--Shared Excess Finance Charge Collections."

         The "LOAN AGREEMENT" is a loan agreement among the trustee, the transferor, the servicers and the collateral interest holder.

         PAYMENTS OF PRINCIPAL. On each transfer date, the trustee, acting pursuant to the servicer's instructions, will distribute Available Investor Principal Collections (see "--Principal Payments" above) on deposit in the principal account in the following manner:

                  (a) on each transfer date during the revolving period, all Available Investor Principal Collections will be distributed or deposited in the following priority:

                           (i) Collateral Monthly Principal will be paid to the
                  collateral interest holder in accordance with the loan agreement; and

                           (ii) the balance will be treated as Shared Principal
                  Collections and applied to other series as described under "--Shared Principal Collections;"

                  (b) on each transfer after the revolving period has ended, all Available Investor Principal Collections will be distributed or deposited in the following priority:

                           (i)  Class A Monthly Principal will:

                                o during the controlled accumulation period, be deposited in the Class A principal funding account; or

                                o during the principal payment period or the rapid amortization period, be distributed to the Class A certificateholders;

                           (ii) Class B Monthly Principal will:

                                o during the controlled accumulation period, be deposited in the Class B principal funding account; or

                                o during the principal payment period or the rapid amortization period, be distributed to the Class B certificateholders;

                           (iii) if a reduction in the Required Collateral
                  Interest has occurred, any remaining Available Investor Principal Collections not applied to Class A Monthly Principal and Class B Monthly Principal will be applied to reduce the collateral interest to the Required Collateral Interest; and

                           (iv) any remaining balance of Available Investor
                  Principal Collections not applied pursuant to (b)(i), (ii) and
                  (iii) above will be treated as Shared Principal Collections and applied as described under "--Shared Principal Collections."


         "CLASS A MONTHLY PRINCIPAL" is, on any transfer date

         (1) during the controlled accumulation period, the least of:

             o  Available Investor Principal Collections,

             o  the Class A Controlled Deposit Amount and

             o the Class A adjusted investor interest prior to any deposits on that transfer date.

         (2) during the principal payment period or the rapid amortization period, the lesser of:

             o  Available Investor Principal Collections and

             o the Class A investor interest prior to any distributions on that transfer date.

         "CLASS B MONTHLY PRINCIPAL" is, on any transfer date, after application of Available Investor Principal Collections to pay Class A Monthly Principal:

         (1) during the controlled accumulation period, the least of:

             o  remaining Available Investor Principal Collections,
             o  the Class B Controlled Deposit Amount and
             o the Class B adjusted investor interest prior to any deposits on that transfer date.

         (2) during the principal payment period or the rapid amortization period, the lesser of:

             o  remaining Available Investor Principal Collections and
             o the Class B investor interest prior to any distributions on that transfer date.

         "COLLATERAL MONTHLY PRINCIPAL" is, on any transfer date, after giving effect any optional reduction of the Required Collateral Interest approved by the rating agencies,

         (1) during the revolving period, an amount equal to the lesser of:

             o  Available Investor Principal Collections and

             o the excess of the collateral interest (after giving effect to any reductions to the collateral interest on that transfer date) over the Required Collateral Interest.

         (2) during the controlled accumulation period, principal payment period or rapid amortization period, an amount equal to the lesser of:

             o the excess of the collateral interest (after giving effect to reductions to the collateral interest on that transfer date) over the Required Collateral Interest and

             o the excess of Available Investor Principal Collections over the sum of Class A Monthly Principal and Class B Monthly Principal.

SHARED EXCESS FINANCE CHARGE COLLECTIONS

         To the extent that collections of finance charge receivables allocated to the investor interest (and any other amounts that are to be treated as collections of finance charge receivables allocated to the investor interest) are not needed to make payments in respect of the investor interest as described above under "--Application of

Collections--Payment of Interest, Fees and Other Items" and "--Excess Spread," these amounts, called "EXCESS FINANCE CHARGE COLLECTIONS" will be applied to make payments with respect to other series entitled to share these amounts pursuant to the agreement. In addition, Excess Finance Charge Collections with respect to certain other series, to the extent not required to make payments with respect to that series, may be applied to cover shortfalls in amounts payable from Excess Spread as described above under "--Application of Collections--Excess Spread" (as well as shortfalls experienced by other series).

SHARED PRINCIPAL COLLECTIONS

         The servicer will determine the amount of collections of principal receivables for any monthly period allocated to the investor interest (and any collections of finance charge receivables that are to be treated as principal collections) that are not needed to make the payments described above under "Application of Collections--Payments of Principal," and any similar amounts remaining for any other series, called "SHARED PRINCIPAL COLLECTIONS"

         The servicer will allocate Shared Principal Collections among the outstanding series to cover any scheduled or permitted principal distributions to certificateholders and deposits to principal funding ACCOUNTS, if any, for any series entitled to share in these amounts, that have not been covered out of the collections of principal receivables allocable to that series and any other amounts for that series used to make those distributions and deposits for that series. These shortfalls for each series are called "PRINCIPAL SHORTFALLS." In making these allocations, allocation of Shared Principal Collections to the Principal Shortfall of any series whose terms permitted extension of the initial principal payment date will be subordinated to the extent that the Principal Shortfall is greater than it would otherwise have been, due to the election of the transferor not to extend the initial principal payment date.

         Shared Principal Collections will not be used to cover investor charge-offs for any series. If Principal Shortfalls exceed Shared Principal Collections for any monthly period, Shared Principal Collections will be allocated pro rata among the applicable series based on the relative amounts of Principal Shortfalls. To the extent that Shared Principal Collections exceed Principal Shortfalls, the balance will be paid to the transferor or, under certain circumstances, deposited into the excess funding account.

REQUIRED COLLATERAL INTEREST

         The "REQUIRED COLLATERAL INTEREST" with respect to any transfer date is:

         (1)      initially $__________ and

         (2) thereafter, on each transfer date, an amount equal to the least of:

                  (x)      __% of the sum of:

                           (i) the Class A adjusted investor interest and the Class B adjusted investor interest on that transfer date, after taking into account deposits into the Class A principal funding account and the Class B principal funding account on that transfer date and payments to be made on the related distribution date, and

                           (ii) the collateral interest on the prior transfer date after any adjustments made on that transfer date;

                  (y)      $___________; and

                  (z) the aggregate outstanding principal amount of the certificates as of the last day of the monthly period preceding that transfer date (after taking into account any payments to be made on the related distribution date.)



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


If certain reductions in the collateral interest are made or if a Pay-Out Event occurs, the Required Collateral Interest for that transfer date will be the Required Collateral Interest for the transfer date immediately preceding the occurrence of that reduction or Pay-Out Event.

         The Required Collateral Interest may be reduced to a lesser amount at any time if the Rating Agency Condition is satisfied.

         "RATING AGENCY CONDITION" means notification in writing by each rating agency that a proposed action will not result in that rating agency's reducing or withdrawing its then existing rating of the certificates of any outstanding series or class rated by it.

         If, with respect to any transfer date, the collateral interest is less than the Required Collateral Interest, certain Excess Spread, if available, will be allocated to increase the collateral interest to the extent of that shortfall, and deposited into the principal account to be treated as a portion of Available Investor Principal Collections for that transfer date.

RECEIVABLES IN DEFAULTED ACCOUNTS; INVESTOR CHARGE-OFFS

         On or before each transfer date, the servicer will calculate the Investor Default Amount for the preceding monthly period.

         The "INVESTOR DEFAULT AMOUNT" is, for any monthly period, the product of:

         (i) the Floating Investor Percentage with respect to that monthly period and

         (ii) the aggregate Default Amount for that monthly period.

         The "DEFAULT AMOUNT" for any monthly period equals the amount of principal receivables that are defaulted receivables, net of Recoveries for that monthly period.

         "DEFAULTED RECEIVABLES" are, with respect to any monthly period, receivables (i) as to which the related insurance policy or policies have been canceled for 270 days or more, (ii) as to which the related insurance policy or policies have not been cancelled, but have been in default for 300 days or more or (iii) that the servicer has charged off in accordance with its customary and usual practices.

         "RECOVERIES" are, with respect to any monthly period, all amounts received by the servicer in respect of defaulted receivables during that monthly period, less related expenses of outside collection agencies.

         In the event that one of the receivables in an account is a defaulted receivable, this account is referred to as a "DEFAULTED ACCOUNT." If, for administrative reasons the servicer is unable to identify or segregate which receivables in a defaulted account are defaulted receivables, all of the receivables in that defaulted account will be treated as defaulted receivables. The servicer is currently unable to segregate receivables in an account.

         The Investor Default Amount will be further allocated among the Class A investor interest, the Class B investor interest and the collateral interest as the Class A Investor Default Amount, the Class B Investor Default Amount and the Collateral Default Amount.

         The "CLASS A INVESTOR DEFAULT AMOUNT" with respect to each transfer date is an amount equal to the product of the Class A Floating Allocation applicable during the related monthly period and the Investor Default Amount for that monthly period.




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




         The "CLASS B INVESTOR DEFAULT AMOUNT" with respect to each transfer date is an amount equal to the product of the Class B Floating Allocation applicable during the related monthly period and the Investor Default Amount for that monthly period.

         The "COLLATERAL DEFAULT AMOUNT" with respect to each transfer date is an amount equal to the product of the Collateral Floating Allocation applicable during the related monthly period and the Investor Default Amount for that monthly period.

         On each transfer date, if the Class A Investor Default Amount for that transfer date exceeds the amount of collections of finance charge receivables, Excess Spread and Reallocated Principal Collections allocable to the Class A Investor Default Amount on that date, the collateral interest (after giving effect to reductions for any Collateral Charge-Offs and any Reallocated Principal Collections on that transfer date) will be reduced by the amount of that excess.

         In the event that the collateral interest is insufficient to cover that amount, the collateral interest will be reduced to zero, and the Class B investor interest (after giving effect to reductions for any Class B Investor Charge-Offs and any Reallocated Class B Principal Collections on that transfer date) will be reduced by the remaining Class A Investor Default Amount.

         In the event that the Class B investor interest is insufficient to cover that amount, the Class B investor interest will be reduced to zero, and the Class A investor interest will be reduced (but not below zero) by the remaining Class A Investor Default Amount. The amount of this reduction to the Class A investor interest is called a "CLASS A INVESTOR CHARGE-OFF."

         The occurrence of a Class A Investor Charge-Off will have the effect of slowing or reducing the return of principal and interest to the Class A certificateholders. We refer you to "Maturity Assumptions."

         If the Class A investor interest has been reduced by any Class A Investor Charge-Offs, it will be reimbursed on any transfer date (but not by an amount in excess of the aggregate Class A Investor Charge-Offs) by the amount of Excess Spread allocated and available for that purpose as described under "--Application of Collections--Excess Spread."

         On each transfer date, if the Class B Investor Default Amount for that transfer date exceeds the amount of Excess Spread and Reallocated Collateral Principal Collections allocable to the Class B Investor Default Amount on that date, the collateral interest (after giving effect to reductions for any Collateral Charge-Offs, Reallocated Principal Collections and reductions to cover the Class A Investor Default Amount as described above) will be further reduced by the amount of that excess.

         In the event that the collateral interest is insufficient to cover that amount, the collateral interest will be reduced to zero, and the Class B investor interest will be reduced (but not below zero) by the remaining Class B Investor Default Amount. The amount of this reduction to the Class B investor interest is called a "CLASS B INVESTOR CHARGE-OFF."

         The occurrence of a Class B Investor Charge-Off will have the effect of slowing or reducing the return of principal and interest to the Class B certificateholders. We refer you to "Maturity Assumptions."

         If the Class B investor interest has been reduced by any Class B Investor Charge-Offs, it will be reimbursed on any transfer date (but not by an amount in excess of the aggregate Class B Investor Charge-Offs) by the amount of Excess Spread allocated and available for that purpose as described under "--Application of Collections--Excess Spread."

         On each transfer date, if the Collateral Default Amount for that transfer date exceeds the amount of Excess Spread allocable to the Collateral Default Amount on that date, the collateral interest will be reduced by the amount




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


of that excess, but not more than the lesser of the Collateral Default Amount and the collateral interest for that transfer date. The amount of this reduction to the collateral interest is called a "COLLATERAL CHARGE-OFF."

         If the collateral interest has been reduced by any Collateral Charge-Offs, it will be reimbursed on any transfer date (but not by an amount in excess of the aggregate Collateral Charge-Offs) by the amount of Excess Spread allocated and available for that purpose as described under "--Application of Collections--Excess Spread."


PRINCIPAL FUNDING ACCOUNT AND PRINCIPAL ACCOUNT

         Pursuant to the Series 2001-1 series supplement, the trustee will establish and maintain a segregated accounts held for the benefit of the certificateholders, called the "PRINCIPAL FUNDING ACCOUNT" and the "PRINCIPAL ACCOUNT." The principal funding account and the principal account will be established as segregated trust accounts or as segregated accounts with a Qualified Institution. The trustee will also establish the "CLASS A PRINCIPAL FUNDING ACCOUNT" and the "CLASS B PRINCIPAL FUNDING ACCOUNT" as administrative subaccounts of the principal funding account. Collections of principal receivables will be transferred by the servicer from the collection account into the principal account. We refer you to "--Application of Collections--Allocations."

         During the controlled accumulation period, the trustee, at the direction of the servicer, will transfer collections in respect of principal receivables (other than Reallocated Principal Collections) and Shared Principal Collections from other series, if any, allocated to this series from the principal account to the Class A principal funding account and the Class B principal funding account as described under "--Application of Collections--Payments of Principal."

         Funds on deposit in the Class A principal funding account and the Class B principal funding account will be invested to the following transfer date by the trustee at the direction of the servicer in Permitted Investments. Investment earnings (net of investment losses and expenses) on funds on deposit in the Class A principal funding account, called "CLASS A PRINCIPAL FUNDING INVESTMENT PROCEEDS," will be used to pay interest on the Class A certificates in an amount up to the Class A Covered Amount for each transfer date. Investment earnings (net of investment losses and expenses) on funds on deposit in the Class B principal funding account, called "CLASS B PRINCIPAL FUNDING INVESTMENT PROCEEDS," will be used to pay interest on the Class B certificates in an amount up to the Class B Covered Amount for each transfer date.

         The "CLASS A COVERED AMOUNT" is, for each transfer date, the product of:

         (1) a fraction, the numerator of which is the actual number of days in the related interest period and the denominator of which is 360,

         (2) the Class A LIBOR Rate in effect with respect to the related interest period and

         (3) the Class A principal funding account balance as of the record date preceding that transfer date.

         The "CLASS B COVERED AMOUNT" is, for each transfer date, the product of:

         (1) a fraction, the numerator of which is the actual number of days in the related interest period and the denominator of which is 360,

         (2) the Class B LIBOR Rate in effect with respect to the related interest period and

         (3) the Class B principal funding account balance as of the record date preceding that transfer date.

         If, for any transfer date, Class A Principal Funding Investment Proceeds are less than the Class A Covered Amount, the amount of that deficiency, called the "CLASS A PRINCIPAL FUNDING INVESTMENT SHORTFALL," will be withdrawn, to the extent available, from the reserve account, deposited into the finance charge account and included in Class A Available Funds to be applied to the payment of Class A Monthly Interest.



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



         If, for any transfer date, Class B Principal Funding Investment Proceeds are less than the Class B Covered Amount, the amount of that deficiency, called the "CLASS B PRINCIPAL FUNDING INVESTMENT SHORTFALL," will be withdrawn, to the extent available, from the reserve account, deposited into the finance charge account and included in Class B Available Funds to be applied to the payment of Class B Monthly Interest.


RESERVE ACCOUNT

         Pursuant to the Series 2001-1 series supplement, the trustee will establish and maintain a segregated account held for the benefit of the certificateholders, called the "RESERVE ACCOUNT," in order to assist with distribution of interest on the certificates during the controlled accumulation period. The reserve account will be established as a segregated trust account or as a segregated account with a Qualified Institution.

         On each transfer date from and after the reserve account funding date and prior to the termination of the reserve account, the trustee, acting pursuant to the servicer's instructions, will apply Excess Spread as described above under "--Application of Collections--Excess Spread" to increase the amount on deposit in the reserve account (to the extent that the amount on deposit is less than the Required Reserve Account Amount).

         The "RESERVE ACCOUNT FUNDING DATE" will be the transfer date with respect to the monthly period that commences no later than three months prior to the commencement of the controlled accumulation period, or an earlier date selected by the servicer.

         The "REQUIRED RESERVE ACCOUNT AMOUNT" for any transfer date on or after the reserve account funding date will equal:

          o  ____% of the outstanding principal balance of the certificates or

          o  any other amount designated by the transferor.

         If the transferor intends to reduce the Required Reserve Account Amount to an amount that is less than ___% of the outstanding principal balance of the certificates, it must obtain the prior approval of the rating agencies and provide the servicer, the collateral interest holder and the trustee with evidence that the Rating Agency Condition has been satisfied. In addition, it must deliver to the trustee a certificate of an authorized officer to the effect that, based on the facts known to the officer at that time, in the reasonable belief of the transferor, the reduction in the Required Reserve Amount will not cause a Pay-Out Event or an event that, after the giving of notice or the lapse of time, would cause a Pay-Out Event to occur with respect to this series.

         On each transfer date, after giving effect to any deposit to be made to, and any withdrawal to be made from, the reserve account on that transfer date, the trustee will withdraw from the reserve account an amount equal to the excess, if any, of the amount on deposit in the reserve account over the Required Reserve Account Amount and distribute that excess to the collateral interest holder for application in accordance with the terms of the loan agreement.

         The trustee, at the direction of the servicer, will invest all amounts on deposit in the reserve account on any transfer date (after giving effect to any deposits to, or withdrawals from, the reserve account to be made on that transfer date) to the following transfer date, in Permitted Investments. The interest and other investment income (net of investment expenses and losses) earned on these Permitted Investments will be retained in the reserve account (to the extent the amount on deposit is less than the Required Reserve Account Amount) or deposited into the finance charge account. Any amounts deposited into the finance charge account will be allocated between and treated as Class A Available Funds or Class B Available Funds based on the percentage of the total outstanding principal balance of the certificates represented by the Class A certificates and the Class B certificates, respectively.

         On or before each transfer date with respect to the controlled accumulation period and on the first transfer date with respect to the earlier of the principal payment period or the rapid amortization period, a withdrawal will be



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made from the reserve account deposited into the finance charge account and included in Class A Available Funds to be applied to the payment of the Class A Monthly Interest for that transfer date. The withdrawal will be an amount equal to the lesser of the Available Reserve Account Amount and the Class A Principal Funding Investment Shortfall with respect to that transfer date. The amount of that withdrawal will be reduced by earnings on investment of funds in the reserve account that are instead included in Class A Available Funds as described above.

         Following the withdrawal referred to in the preceding paragraph, a further withdrawal will be made from the reserve account in an amount equal to the lesser of the Class B Principal Funding Investment Shortfall and any remaining Available Reserve Account Amount in the reserve account on that transfer date. The amount of that withdrawal will be reduced by earnings on investment of funds in the reserve account that are instead included in Class B Available Funds as described above. This withdrawal will be deposited into the finance charge account and included in Class B Available Funds to be applied to the payment of Class B Monthly Interest for that transfer date.

         The "AVAILABLE RESERVE ACCOUNT AMOUNT" will equal the lesser of the amount on deposit in the reserve account (before giving effect to any deposit to be made to the reserve account on that transfer date) and the Required Reserve Account Amount for that transfer date.

         The reserve account will be terminated on the earliest to occur of:

         o the transfer date immediately preceding the Class B scheduled payment date;

         o the first transfer date with respect to the principal payment period or the rapid amortization period; and

         o  termination of the trust pursuant to the agreement.

         Upon the termination of the reserve account, all amounts on deposit in the reserve account (after giving effect to any withdrawals from the reserve account on that date as described above) will be distributed to the collateral interest holder for application in accordance with the terms of the loan agreement. Any amounts withdrawn from the reserve account and distributed to the collateral interest holder will not be available for distribution to the certificateholders.

FINAL PAYMENT OF PRINCIPAL; TERMINATION

         If certain conditions set forth in the agreement are met, the certificates will be subject to optional repurchase by the transferor on any distribution date on or after the investor interest has been reduced to an amount less than or equal to 5% of the initial investor interest. The repurchase price will be equal to the investor interest (less the amount, if any, on deposit in the principal funding account), plus accrued and unpaid interest on the certificates and interest or other amounts payable on the collateral interest, through the day preceding the distribution date on which the repurchase occurs.

         The certificates will be retired on the day following the distribution date on which the final payment of principal is scheduled to be made to the certificateholders, whether as a result of optional repurchase by the transferor or otherwise. Unless the certificates have been retired earlier, the agreement provides that the final distribution of principal and interest on the certificates will be made on the earlier of _____________ distribution date and the trust termination date, called the "SERIES 2001-1 TERMINATION DATE."

         In the event that, on the Series 2001-1 termination date, after application of all funds available to be distributed with respect to the investor interest on that date, the investor interest is greater than zero, the trustee will sell or cause to be sold interests in the receivables or certain receivables, as specified in the agreement, in an amount equal to up to 110% of the investor interest at the close of business on that date (but not more than the total amount of receivables allocable to the investor interest). The proceeds of that sale, up to an amount equal to outstanding principal plus accrued interest due on the certificates, will be paid on the Series 2001-1 termination date, first to the Class A certificateholders until the Class A investor interest is paid in full, then to the Class B certificateholders until the Class B investor interest is paid in full and finally to the collateral interest. These amounts will be distributed pro rata within each class.

         Unless the servicer and the transferor instruct the trustee otherwise, the trust will terminate on the trust termination date.

         The "TRUST TERMINATION DATE" is the earliest to occur of:

         o the day after the distribution date on which the sum of the investor interest and the investor interests with respect to each other series issued by the trust is zero;

         o   _______________; and

         o on the occurrence of an insolvency event with respect to the transferor, following the date that the receivables are sold, disposed of or liquidated and the proceeds of that sale, disposition or liquidation applied in accordance with the terms of the agreement.

         Upon the termination of the trust and the surrender of the transferor interest, the trustee will convey to the holder of the transferor interest all right, title and interest of the trust in and to the receivables and other funds of the trust.


PAY-OUT EVENTS

         The occurrence of a Pay-Out Event will trigger the commencement of a rapid amortization period. Distributions of principal will commence on the first distribution date following the monthly period in which the Pay-Out Event occurs.

         A "PAY-OUT EVENT" refers to any of the following events:

         (a) certain insolvency events involving the transferor or either originator;

         (b) the trust becoming an "investment company" within the meaning of the Investment Company Act;

         (c) 90 days following the back-up servicer's becoming legally unable to act as successor servicer or having been terminated as back-up servicer if a successor back-up servicer has not assumed the obligations of back-up servicer and the Rating Agency Condition has not been satisfied with respect to the appointment of that successor back-up servicer;

         (d) the failure of the transferor to make certain payments or deposits of funds for the benefit of the certificateholders within the time periods stated in the agreement;

         (e) material breaches of certain representations, warranties or covenants of the transferor;

         (f) a reduction in the average of the Portfolio Yields for any three consecutive monthly periods to a rate that is less than the average of the Base Rates for that period;

         (g) during any ten consecutive days, (i) the average transferor interest being below the Minimum Transferor Interest and (ii) the sum of (x) the principal receivables and (y) the principal amount on deposit in the excess funding account being less than the Minimum Aggregate Principal Receivables;

         (h) the failure of either originator to transfer additional receivables to the transferor when required by the receivables purchase agreement or the failure of the transferor to convey additional receivables when required by the agreement;




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         (i)  the occurrence of a Servicer Default that would have a material adverse effect on the certificateholders;

         (j) the Class A investor interest or the Class B investor interest not being paid in full on the Class A scheduled payment date or the Class B scheduled payment date, respectively;

         (k) the Monthly Payment Rate averaged for three consecutive monthly periods being less than 12%;

         (l)  the third consecutive Determination date on which:

              (i)      there exists an Excess Obligor Concentration Amount,
              (ii)     there exists an Excess Insurer Concentration Amount,
              (iii) the Top 5 Tier 3 Insurer Percentage is greater than the Maximum Top 5 Tier 3 Insurer Percentage or
              (iv) the Top 4 Tier 2 Insurer Percentage is greater than the Maximum Top 4 Tier 2 Insurer Percentage;

         (m)  the originators ceasing to be the servicer under the agreement;

         (n) the failure to have appointed a successor back-up servicer ninety days after receipt by the servicer, the trustee and the transferor of either a Sale Notice or Successor Back-up Servicer Termination Notice in accordance with the agreement; or

         (o) the failure of the servicer (so long as the originator is a servicer) to remove receivables from the trust or indemnify the trust for certain losses resulting from the breach of the servicer's covenant to maintain certain licenses and regulatory approvals as described under "--Certain Covenants."

         In the case of any event described in clause (d), (e), or (i) above, a Pay-Out Event will be deemed to have occurred with respect to the certificates only if, after any applicable grace period, either the trustee or certificateholders and the collateral interest holder evidencing undivided interests aggregating more than 50% of the investor interest, by written notice to the transferor and the servicer (and to the trustee if given by the certificateholders) declare that a Pay-Out Event has occurred with respect to the certificates as of the date of that notice.

         In the case of any event described in clause (a), (b), (c), (h), (m),
(n) or (o), a Pay-Out Event with respect to all series then outstanding, and in the case of any event described in clause (f), (g), (j), (k) or (l), a Pay-Out Event with respect to only the certificates, will be deemed to have occurred without any notice or other action on the part of the trustee, the certificateholders, the collateral interest holder or any certificateholders of other series, as appropriate, immediately upon the occurrence of that event.

         The Pay-Out Event described in clause (l) may be amended at any time by the transferor, the trustee and the servicer, with the consent of each provider of Enhancement, but without the consent of any certificateholder, if the Rating Agency Condition is satisfied.

         In addition to triggering an automatic Pay-Out Event with respect to all series, if pursuant to certain provisions of Federal law, the transferor voluntarily enters liquidation or a receiver is appointed for the transferor, on the day of that event the transferor will immediately cease to transfer receivables to the trust and promptly give notice to the trustee of that event. Within 15 days, the trustee will publish a notice of the liquidation or the appointment stating that the trustee intends to sell, dispose of, or otherwise liquidate the receivables in a commercially reasonable manner. Unless otherwise instructed within a specified period by certificateholders representing undivided interests aggregating more than 50% of the investor interest and the investor interests of each other outstanding series (or if any series has more than one class, of each class, and any other person specified in the agreement or a series supplement), the trustee will sell, dispose of, or otherwise liquidate the receivables in a



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commercially reasonable manner and on commercially reasonable terms. The proceeds from the sale, disposition or liquidation of the receivables will be treated as collections of the receivables and applied as specified above in "--Application of Collections."

         If the only Pay-Out Event to occur is either the insolvency of the transferor or the appointment of a conservator or receiver for the transferor, the conservator or receiver may have the power to prevent the early sale, liquidation or disposition of the receivables and the commencement of a rapid amortization period. In addition, a conservator or receiver may have the power to cause the early sale of the receivables and the early retirement of the certificates. We refer you to "Risk Factors--An insolvency of the transferor may delay, accelerate or reduce payments to you" and "Certain Legal Aspects of the Receivables--Certain Matters Relating to Receivership."

         As of the statistical calculation date:

         (i) aggregate receivables related to any single borrower did not exceed __% of aggregate receivables in the identified portfolio as of the statistical calculation date;

         (ii) aggregate receivables relating to the financing of insurance premiums of any Tier 1 Insurer did not exceed __% of aggregate receivables in the identified portfolio as of the statistical calculation date;

         (iii) aggregate receivables relating to the financing of insurance premiums of any Tier 2 Insurer did not exceed __% of aggregate receivables in the identified portfolio as of the statistical calculation date;

         (iv) aggregate receivables relating to the financing of insurance premiums of any Tier 3 Insurer did not exceed __% of aggregate receivables in the identified portfolio as of the statistical calculation date;

         (v) the Top 5 Tier 3 Insurer Percentage equaled __%;

         (vi) the Top 4 Tier 2 Insurer Percentage equaled __%; and

         (vii) there were at least ___ insurance carriers whose insurance premiums had been financed by the _____ premium finance agreements in the identified portfolio as of the statistical calculation date.

         The "BASE RATE" is, with respect to any monthly period, the annualized percentage equivalent of a fraction, the numerator of which is the sum of Class A Monthly Interest, Class B Monthly Interest and Collateral Monthly Interest, each for the related distribution date, and the Investor Servicing Fee for that monthly period, and the denominator of which is the investor interest as of the close of business on the last day of that monthly period.

         "PORTFOLIO YIELD" is, with respect to any monthly period, the annualized percentage equivalent of a fraction, the numerator of which is the sum of collections of finance charge receivables, Class A Principal Funding Investment Proceeds, Class B Principal Funding Investment Proceeds and amounts withdrawn from the reserve account and deposited into the finance charge account and, in each case, allocable to the Class A investor interest, the Class B investor interest and the collateral interest for that monthly period, after subtracting the Investor Default Amount for that monthly period, and the denominator of which is the investor interest as of the close of business on the last day of that monthly period.

         The "EXCESS OBLIGOR CONCENTRATION AMOUNT" is, as of any date of determination, aggregate receivables related to a single borrower (or an affiliated group of borrowers), but only to the extent that amount is in excess of 5% of the amount of aggregate receivables as of that date of determination.

         The "EXCESS INSURER CONCENTRATION AMOUNT" is, as of any date of determination, an amount equal to the sum of:



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


         (i) with respect to each Tier 1 Insurer, the amount by which aggregate receivables relating to the financing of insurance premiums of that Tier 1 Insurer exceeds 25% of aggregate receivables as of that date of determination;

         (ii) with respect to each Tier 2 Insurer, the amount by which aggregate receivables relating to the financing of insurance premiums of that Tier 2 Insurer exceeds 10% of aggregate receivables as of that date of determination; and

         (iii) with respect to each Tier 3 Insurer, the amount by which aggregate receivables relating to the financing of insurance premiums of any single Tier 3 Insurer exceeds 5% of aggregate receivables as of that date of determination.

         The "MAXIMUM TOP 4 TIER 2 INSURER PERCENTAGE" is 30%.

         The "MAXIMUM TOP 5 TIER 3 INSURER PERCENTAGE" is 17%.

         The "MINIMUM AGGREGATE PRINCIPAL RECEIVABLES" are, as of any date of determination, an amount equal to the sum of the numerators used to calculate the Investor Percentage with respect to the allocation of collections of principal receivables for each series outstanding on that date.

         The "MINIMUM TRANSFEROR INTEREST" is 5% of the sum of the aggregate amount of principal receivables and the principal amount on deposit in the excess funding account at the end of the day immediately preceding the date of determination.

The transferor may increase or reduce the percentage used to determine the Minimum Transferor Interest (but not below 2%) upon:

         o 30 day's prior notice to trustee, each rating agency and each provider of Credit Enhancement,

         o  satisfaction of the Rating Agency Condition, and

         o delivery to trustee and to each provider of Credit Enhancement of an officer's certificate of the transferor stating that transferor reasonably believes that the reduction will not, based on the facts known to that officer at the time of certification, cause a Pay-Out Event to occur with respect to any series.

         The "MONTHLY PAYMENT RATE" is, with respect to any monthly period, a fraction (expressed as a percentage), the numerator of which equals the aggregate collections received by the servicer during that monthly period and the denominator of which equals the aggregate amount of principal receivables in the trust at the beginning of that monthly period.

         A "SALE NOTICE" is an officer's certificate signed by the president or chief executive officer of the back-up servicer certifying (i) the back-up servicer has agreed to consolidate with or merge with a third party or a third party has agreed to acquire the back-up servicer's properties and assets substantially as an entirety (other than assets conveyed or transferred through a financing or securitization program) or purchase all or substantially all of the capital stock of the back-up servicer and (ii) that agreement is conditioned on the back-up servicer's being released from its obligations under this agreement or the purchase price included in that agreement is subject to downward adjustment unless the back-up servicer is released from its obligations under the agreement.

         A "SUCCESSOR BACK-UP SERVICER TERMINATION NOTICE" is a written notice signed by the president or chief executive officer of a successor back-up servicer that became back-up servicer as a result of acquiring the prior back-up servicer, in accordance with the agreement, in a transaction as to which no Sale Notice was given, stating that it is terminating its obligations and duties under the agreement. If a Sale Notice has been given with respect to a




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transaction it will not be necessary for a Successor Back-up Servicer
Termination Notice to be given with respect to that transaction.

         A "TIER 1 INSURER" is, as of any date of determination, an insurance carrier that has a then current (i) claims-paying ability rating from Standard & Poor's of at least A-, but below AAA and/or (ii) insurance financial strength rating from Moody's of at least A3, but below Aaa.

         A "TIER 2 INSURER" is, as of any date of determination, an insurance carrier that has a then current (i) claims-paying ability rating from Standard & Poor's of at least BBB-, but below A- and/or (ii) insurance financial strength rating from Moody's of at least Baa3, but below A3.

         A "TIER 3 INSURER" is, as of any date of determination, an insurance carrier that did not have (i) a claims-paying ability rating of at least investment grade (that is, in one of the top four generic rating categories, irrespective of any plus or minus) from Standard & Poor's and/or (ii) an insurance financial strength rating of at least investment grade (that is, in one of the top four generic rating categories, irrespective of any plus or minus) by Moody's.

         In the event that an insurance carrier has a split rating from Standard & Poor's and Moody's, the lower of the two ratings will govern for purposes of determining whether that insurance carrier is a Tier 1 Insurer, Tier 2 Insurer or Tier 3 Insurer. In the event that an insurance carrier is rated by one but not both of the rating agencies, for purposes of determining whether that insurance carrier is a Tier 1 Insurer, Tier 2 Insurer or Tier 3 Insurer, its rating will be reduced by a half a rating category (i.e. from BBB to BBB-) if that rating is at least investment grade and by a full rating category if that rating is below investment grade.

         A "TOP 4 INSURER" is, as of any date of determination, any insurance carrier with at least the fourth largest aggregate amount of insurance premiums financed by the receivables of all insurance carriers with insurance premiums financed by the receivables.

         A "TOP 5 INSURER" is, as of any date of determination, any insurance carrier with at least the fifth largest aggregate amount of insurance premiums financed by the receivables of all insurance carriers with insurance premiums financed by the receivables.

         A "TOP 4 TIER 2 INSURER" is, as of any date of determination, a Top 4 Insurer that is a Tier 2 Insurer.

         A "TOP 5 TIER 3 INSURER" is, as of any date of determination, a Top 5 Insurer that is a Tier 3 Insurer.

         The "TOP 4 TIER 2 INSURER PERCENTAGE" is, with respect to any Top 4 Tier 2 Insurer and as of any date of determination, a fraction (expressed as a percentage) the numerator of which is aggregate receivables relating to the financing of insurance premiums of that Top 4 Tier 2 Insurer and the denominator of which is aggregate receivables.

         The "TOP 5 TIER 3 INSURER PERCENTAGE" is, with respect to any Top 5 Tier 3 Insurer and as of any date of determination, a fraction (expressed as a percentage) the numerator of which is aggregate receivables relating to the financing of insurance premiums of that Top 5 Tier 3 Insurer and the denominator of which is aggregate receivables.

SERVICING COMPENSATION, BACK-UP SERVICING COMPENSATION AND PAYMENT OF EXPENSES.

         The servicer's compensation is allocated among the investor interests of all series and the transferor interest. This servicing fee is based on an annual "SERVICING FEE RATE" of .50% .

         The servicing fee allocable to the investor interest with respect to any transfer date, called the "INVESTOR SERVICING FEE," equals one-twelfth of the product of (a) the Servicing Fee Rate and (b) the adjusted investor interest as of the last day of the monthly period preceding that transfer date.




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         The share of the Investor Servicing Fee allocable to the Class A certificateholders with respect to any transfer date, called the "CLASS A SERVICING FEE," equals one-twelfth of the product of (a) the Class A Floating Allocation, (b) the Servicing Fee Rate and (c) the adjusted investor interest as of the last day of the monthly period preceding that transfer date.

         The share of the Investor Servicing Fee allocable to the Class B certificateholders with respect to any transfer date, called the "CLASS B SERVICING FEE," equals one-twelfth of the product of (a) the Class B Floating Allocation, (b) the Servicing Fee Rate and (c) the adjusted investor interest as of the last day of the monthly period preceding that transfer date.

         The share of the Investor Servicing Fee allocable to the collateral interest holder with respect to any transfer date, called the "COLLATERAL INTEREST SERVICING FEE," equals one-twelfth of the product of (a) the Collateral Floating Allocation, (b) the Servicing Fee Rate and (c) the adjusted investor interest as of the last day of the monthly period preceding that transfer date.

         The remainder of the servicing fee is paid by other series (as provided in the related series supplements) or by the transferor.

         The Class A Servicing Fee and the Class B Servicing Fee will be paid to the servicer on each transfer date only to the extent that funds are available, as described under "--Application of Collections."

         The servicer (or the transferor, if the back-up servicer is servicer) will pay from its servicing compensation certain expenses incurred in connection with servicing the receivables, including, among other things, payment of the fees and disbursements of the trustee and independent certified public accountants and other fees that are not expressly stated in the agreement as being payable by the trust or the certificateholders. Neither the servicer nor the transferor will pay federal, state and local income and franchise taxes, if any, of the trust.

         The back-up servicer will receive a fee from the transferor for agreeing to act as successor servicer. If the back-up servicer becomes servicer, it will be entitled to servicing compensation as described above.


CERTAIN MATTERS REGARDING THE TRANSFEROR AND THE SERVICER

         The servicers may not resign from their obligations and duties under the agreement, except upon determination that performance of their duties are no longer permissible under applicable law. No resignation will become effective until the trustee or a successor or successors to the servicers have assumed their responsibilities and obligations under the agreement.

         The agreement provides that, subject to the limitations on the servicer's liability described below, the servicer will indemnify the trust and the trustee from and against any reasonable loss, liability, expense, damage or injury suffered or sustained by reason of any acts or omissions or alleged acts or omissions that (i) constitute gross negligence on the part of the servicer with respect to the activities of the trust or the trustee for which the servicer is responsible pursuant to the agreement or (ii) the servicer's (if the servicer is not a back-up servicer) wrongful cancellation of an insurance policy financed by a receivable under which an insured subsequently makes a claim.

         The servicer will not indemnify the trust or the certificateholders if the acts, omissions, or alleged acts or omissions of the trust for which the servicer would otherwise be responsible constitute or are caused by fraud, negligence or willful misconduct by the trustee (or any of its officers, directors, employees, or agents). In addition, it will not indemnify the trust, the certificateholders or the certificate owners for losses, liabilities, expenses, damages, or injuries arising from actions taken by the trustee at the request of certificateholders.

         Except as required by the agreement as described under "--Certain Covenants," the servicer will not indemnify the trust, the certificateholders or the certificate owners for any losses, liabilities, expenses, damages, or injuries incurred by any of them in their capacities as investors, including without limitation losses incurred as a result of receivables in defaulted accounts or defaulted receivables that are written off as uncollectible. It also will





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


not indemnify them for any losses, liabilities, expenses, damages or injuries suffered or sustained by them that arise under any tax law, including without limitation any federal, state, local or foreign income or franchise tax, or any other tax imposed on or measured by income (or any interest or penalties with respect to, or arising from a failure to comply with, these tax laws) that they may owe to any taxing authority in connection with the agreement.

         The agreement also provides that the servicer (or, if the servicer is the back-up servicer, the transferor) will indemnify the trustee and its officers, directors, employees, and agents from and against any loss, liability, reasonable expense, damage or injury suffered or sustained by reason of the acceptance of the trust by the trustee, the issuance by the trust of certificates or any of the other matters contemplated in the agreement. The servicer will not, however, indemnify these parties for any loss, liability, expense, damage or injury caused by the fraud, negligence or willful misconduct of any of them.

         In addition, the agreement provides that, subject to certain exceptions, the transferor will indemnify and the trust and the certificateholders from and against any reasonable loss, liability, expense, damage or injury (other than to the extent that any of the foregoing relate to any tax law or any failure to comply with any tax law) arising out of or based upon the arrangement created by the agreement as though the agreement created a partnership under the Delaware Uniform Partnership Law in which the transferor is a general partner.

         The agreement provides that, except for obligations specifically undertaken by the transferor and the servicer pursuant to the agreement, neither the transferor nor the servicer (nor any of their respective directors, officers, employees or agents) will be under any liability to the trust, the trustee, its officers, directors, employees or agents, the certificateholders or any other person for any action taken, or for refraining from taking any action, pursuant to the agreement, unless imposed by reason of willful misfeasance, bad faith or gross negligence of the transferor or the servicer in the performance of its duties under the agreement or reckless disregard of its obligations and duties.

         In addition, the agreement provides that the servicer is not under any obligation to appear in, prosecute or defend any legal action that is not incidental to its servicing responsibilities under the agreement and that in its opinion may expose it to any expense or liability.

         Any person into which, in accordance with the agreement, the transferor or any of the servicers may be merged or consolidated or any person resulting from any merger or consolidation to which the transferor or the servicer is a party, or any person succeeding to the business of the transferor or any of the servicers, will be the successor to the transferor or the applicable servicer, as the case may be, under the agreement upon execution of a supplemental agreement expressly assuming the obligations of the transferor or servicer, as applicable, under the agreement, delivery of an officer's certificate of the transferor or servicer with respect to the compliance of the transaction with the applicable provisions of the agreement, delivery of an opinion of counsel that the supplemental agreement is legal, valid and binding and delivery of notice to the rating agencies.


SERVICER DEFAULT

         In the event of any Servicer Default, either the trustee or certificateholders representing undivided interests aggregating more than 50% of the investor interests for all outstanding series, by written notice to the applicable servicer (and to the trustee if given by the certificateholders), may terminate all of the rights and obligations of the applicable servicer as servicer under the agreement and in and to the receivables (including collections and other proceeds), and the applicable back-up servicer will automatically become the successor servicer. If the back-up servicer is unable or unwilling to act as successor servicer, the trustee will as promptly as possible appoint a successor servicer. The termination of the servicer and appointment of a successor servicer is called a "SERVICE TRANSFER." The rights and interest of the transferor under the agreement and in the transferor interest will not be affected by a service transfer.

         If the back-up servicer is unable or unwilling to act as successor servicer, and no successor servicer has been appointed and has accepted its appointment by the time a servicer ceases to act as servicer, all authority, power and obligations of that servicer under the agreement will pass to and be vested in the trustee. If the trustee is unable




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



to obtain any bids from eligible servicers and the servicer delivers an officer's certificate to the effect that it cannot in good faith cure the Servicer Default which gave rise to a service transfer, and if the trustee is legally unable to act as successor servicer, then the trustee will give the transferor the right of first refusal to purchase the receivables on terms equivalent to the best purchase offer as determined by the trustee.

         A "SERVICER DEFAULT" under the agreement refers to any of the following events:

         (a) failure by either servicer to make any payment, transfer or deposit, or to give instructions to the trustee to make certain payments, transfers or deposits, on the date that the servicer is required to do so under the agreement (or within the applicable grace period, which may not exceed 10 business days);

         (b) (i) failure on the part of either servicer to duly observe or perform in any respect any other covenants or agreements of the servicer, if that failure has a material adverse effect on the certificateholders of any outstanding series and continues unremedied for a period of 60 days after written notice, during which time it continues to have a material adverse effect on the certificateholders; or (ii) the delegation by a servicer of its material duties, except as specifically permitted under the agreement;

         (c) any representation, warranty or certification made by either servicer in the agreement or in any certificate delivered pursuant to the agreement proves to have been incorrect when made, which has a material adverse effect on the certificateholders of any outstanding series, and which continues to be incorrect in any material respect for a period of 60 days after written notice, if during those 60 days it continues to have a material adverse effect on the certificateholders; or

         (d) the occurrence of certain insolvency events with respect to either servicer.

                  Notwithstanding the above, a delay in or failure of performance referred to in clause (a) above for a period of 30 business days, or referred to under clause (b) or (c) for a period of 60 business days, will not constitute a Servicer Default if that delay or failure could not be prevented by the exercise of reasonable diligence by the servicer or was caused by an act of God or other similar occurrence. The servicer will not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of agreement, and must provide the trustee, any provider of Enhancement, the transferor and the holders of certificates of each outstanding series prompt notice of that failure or delay, together with a description of the cause of that failure or delay and its efforts to perform its obligations.

                  If a conservator or receiver is appointed for a servicer, and no Servicer Default other than that conservatorship or receivership or the insolvency of that servicer exists, the conservator or receiver may have the power to prevent either the trustee or the majority of the certificateholders from effecting a service transfer.

REPORTS TO CERTIFICATEHOLDERS

         On each distribution date, the trustee will forward to each certificateholder of record a statement prepared by the servicers setting forth, among other things:

         (a)      the total amount distributed or deposited,

         (b) the amount of the distribution or deposit on that distribution date allocable to principal on the Class A certificates, the Class B certificates and the collateral interest,

         (c) the amount of that distribution or deposit allocable to interest on the Class A certificates, the Class B certificates and the collateral interest,



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


         (d) the amount of collections of principal receivables processed during the preceding monthly period and allocated in respect of the Class A certificates, the Class B certificates, the collateral interest and the transferor interest,

         (e) the aggregate amount of principal receivables, as of the end of the first day of the current monthly period,

         (f) the amount of aggregate receivables which are 30-59, 60-89 and 90 or more days delinquent (or a similar classification of delinquency) as of the first day of the current monthly period,

         (g) the Class A Investor Default Amount, Class B Investor Default Amount and the Collateral Default Amount for the preceding monthly period,

         (h) the Class A Investor Charge-Off, Class B Investor Charge- Off and Collateral Charge-Off for the preceding monthly period and the amount of reimbursements of previous Investor Charge-Offs for the preceding monthly period,

         (i) the Class A Servicing Fee, the Class B Servicing Fee and the Collateral Interest Servicing Fee for the preceding monthly period,

         (j) the Class A adjusted investor interest, the Class B adjusted investor interest, the collateral interest and the transferor interest, as of the close of business on that distribution date,

         (k) the aggregate amount of collections of finance charge receivables processed during the preceding monthly period and the amount of those collections allocated in respect of the Class A certificates, the Class B certificates, the collateral interest and the transferor interest, respectively,

         (l)      the Portfolio Yield for the preceding monthly period,

         (m) the amount deposited into the Class A principal funding account, the Class B principal funding account and the balance in those accounts,

         (n) the amount deposited into the reserve account and the balance in that account,

         (o)      the amount of investment income since the previous report,

         (p) any Class A Shortfall Amount, any Class B Shortfall Amount, any Class A Carry Over Amount and any Class B Carry Over Amount and

         (q) if, during the controlled accumulation period, less than the full Class A Controlled Deposit Amount or Class B Controlled Deposit Amount has been deposited into the applicable subaccount of the principal funding account, the amount of each shortfall, separately accounted for.

         On or before January 31 of each calendar year the trustee will furnish to each person who at any time during the preceding calendar year was a certificateholder of record a statement prepared by the servicer containing the information required to be contained in the regular monthly report to certificateholders, as set forth in clauses (a), (b) and (c) above, aggregated for that calendar year or the portion of that calendar year during which that person was a certificateholder, together with any other customary information (consistent with the treatment of the certificates as debt) that the trustee or the servicer deems necessary or desirable to enable the certificateholders to prepare their Federal tax returns.



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EVIDENCE AS TO COMPLIANCE

         The agreement will provide that on or before March 31 of each calendar year, commencing March 31, 2002, the servicer will cause a firm of independent certified public accountants (which may also render other services to the servicer or the transferor) to furnish a report to the effect that it has examined certain documents and records relating to the servicing of the receivables, compared the information contained in the servicer's certificates delivered during the period covered by the report with those documents and records, and that, on the basis of its examination, it is of the opinion that servicing of the receivables was conducted in compliance with the agreement, except for exceptions or errors that it believes to be immaterial and other exceptions that will be set forth in that statement.

         The agreement will provide for delivery to the trustee, on or before March 31 of each calendar year commencing in March 2002, of an annual statement signed by an officer of each servicer to the effect that each servicer has fully performed its obligations under the agreement throughout the preceding year, or, if there has been a default in the performance of any obligation of either servicer, specifying the nature and status of the default.


AMENDMENTS

         The agreement may be amended by the transferor, the servicer and the trustee, without the consent of certificateholders of any series then outstanding, for any purpose, so long as (i) the transferor delivers to the trustee an opinion of counsel to the effect that the amendment will not adversely affect in any material respect the interests of those certificateholders and (ii) the amendment will not result in a withdrawal or reduction of the rating of any outstanding series by any rating agency. If the amendment provides for additional or substitute Credit Enhancement for a series or changes the definition of Eligible Receivable, the matters to be covered by the opinion of counsel described in clause (i) may instead be covered by a certificate of an authorized officer of the transferor. Such an amendment may be entered into in order to comply with or obtain the benefits of certain future tax legislation.

         The agreement may also be amended by the transferor, the servicer and the trustee with the consent of the holders of certificates evidencing undivided interests aggregating not less than 66 2/3% of the investor interests of all series, in order to add any provisions to, change in any manner or eliminate any of the provisions of the agreement or the related series supplement, or modify in any manner the rights of certificateholders of any outstanding series. Such an amendment, however, may not, without the consent of all certificateholders of the related series and of all series adversely affected, (a) reduce in any manner the amount of, or delay the timing of distributions required to be made on any series, (b) change the definition of or the manner of calculating the interest of any certificateholder of any series or (c) reduce the percentage of undivided interests of holders of certificates required to consent to any such amendment.

         Promptly following the execution of any amendment to the agreement, the trustee will furnish written notice of the substance of the amendment to each certificateholder.

         Any series supplement and any amendments regarding the addition or removal of receivables from the trust will not be considered an amendment requiring certificateholders' consent under the provisions of the agreement.

         The agreement may not be amended in any manner without the written consent of the back-up servicer, if that amendment would affect the rights or obligations of the back-up servicer.


LIST OF CERTIFICATEHOLDERS

         Upon written request of certificateholders of record representing undivided interests in the trust aggregating not less than 10% of the investor interest, the trustee will afford those certificateholders access during business hours to the current list of certificateholders of the trust, for use in communicating with other certificateholders with respect to their rights under the agreement. The trustee may, however, refuse to supply such a list until it has been adequately indemnified by the certificateholders for its costs and expenses, and will give the servicers notice that such a request has been made. We refer you to "--Book-Entry Registration" and "--Definitive Certificates" above.





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THE TRUSTEE

         ____________________ is the trustee under the agreement. The transferor, the servicer and their respective affiliates may from time to time enter into normal banking and trustee relationships with the trustee and its affiliates.

         The trustee, the transferor, the servicer and any of their respective affiliates may hold certificates in their own names (except that the trustee may not hold a certificate issued by the related trust for its own account). In addition, for purposes of meeting the legal requirements of certain local jurisdictions, the trustee will have the power to appoint a co-trustee or separate trustees of all or part of the trust. In the event of such an appointment, all rights, powers, duties and obligations conferred or imposed upon the trustee by the agreement will be conferred or imposed upon the trustee and the separate trustee or co- trustee jointly, or, in any jurisdiction in which the trustee is incompetent or unqualified to perform certain acts, singly upon the separate trustee or co-trustee, which will exercise and perform those rights, powers, duties and obligations solely at the direction of the trustee.

         The trustee may resign at any time, in which event the transferor will be obligated to appoint a successor trustee. The transferor may also remove the trustee if the trustee ceases to be eligible to continue as trustee under the agreement or if the trustee becomes insolvent. If the transferor removes the trustee, it will be obligated to appoint a successor trustee. Any resignation or removal of the trustee and appointment of a successor trustee does not become effective until acceptance of the appointment by the successor trustee.


BACK-UP SERVICER

         Premium Financing Specialists, Inc., a Missouri corporation ("PFSI"), will act as back-up servicer for all receivables other than those originated in California. Premium Financing Specialists of California, Inc., a California corporation ("PFSC"), will act as back-up servicer for the receivables originated in California. For purposes of this prospectus, PFSI and PFSC are sometimes referred to as the "back-up servicer." The back-up servicer will act as such until the earlier to occur of (a) the appointment of a successor back-up servicer that assumes the obligations of the back-up servicer under the agreement, including the circumstances described under "Risk Factors--Sale of the back-up servicer could result in early payment of your certificates," (b) the removal of the back-up servicer by the transferor pursuant to the agreement and (c) the Series 2001-1 termination date.


                DESCRIPTION OF THE RECEIVABLES PURCHASE AGREEMENT

PURCHASES OF RECEIVABLES

         The receivables purchase agreement governs the transferor's purchase of receivables from the originators, for transfer to the trust pursuant to the agreement. The purchase price of these receivables equals the outstanding principal balance of the receivables, which in the case of non-interest bearing receivables, is the discounted balance of those receivables, as determined by the servicer. Pursuant to the agreement, the transferor will also transfer to the trust its rights in, to, and under the receivables purchase agreement with respect to the receivables.


REPRESENTATIONS AND WARRANTIES

         Pursuant to the receivables purchase agreement, each of the originators jointly and severally represent and warrant that as of the closing date with respect to receivables transferred to the trust on the closing date, and the related addition date with respect to additional receivables that:

         (a) each receivable has been conveyed to the transferor free and clear of any lien of any person claiming through or under the originators or any of their affiliates (other than any liens for municipal and other local taxes that are not at the time due and payable or the validity of which is currently being contested by the applicable originator in good faith by appropriate proceedings and for which the applicable originator has set aside on its books adequate reserves) and in compliance, in all material respects, with all requirements of law applicable to the originators, and

         (b) each receivable is an Eligible Receivable.

         In the event of a material breach of the representation and warranty described in clause (a) above, and if any of the following two conditions is met:

         (i) as a result of that breach the receivable is charged off as uncollectible or the transferor's rights in, to or under that receivable or its proceeds are impaired or these proceeds are not available for any reason to the transferor free and clear of any lien or

         (ii) the lien upon the receivable (x) arises in favor of the United States of America or any state or any federal or state agency or instrumentality and involves taxes or liens arising under Title IV of ERISA or (y) has been consented to by originator;

and as a result, the transferor is required to repurchase any receivable from the trust pursuant to the agreement, then the originator of the repurchased receivable must pay to the transferor immediately on demand an amount equal to the amount of all losses, damages and liabilities of the transferor that result from the breach, including but not limited to the cost of the transferor's repurchase obligations pursuant to the agreement.

         In the event of a material breach of the representation and warranty described in clause (b) above, and as a result of that breach, the related account becomes a defaulted account or the transferor's rights in, to or under the receivable or its proceeds are impaired or those proceeds are not available for any reason to the transferor free and clear of any lien, and if as a further result, on the expiration of 60 days (or any longer period agreed to by transferor in its sole discretion, but in no event later than 120 days) from the earlier to occur of the discovery of such an event by either the transferor or the servicer, or receipt by the transferor of written notice of any such event from the trustee, the transferor is required to repurchase any receivable from the trust pursuant to the agreement, then, the originator of the repurchased receivable must pay to the transferor immediately on demand an amount equal to the amount of all losses, damages and liabilities of the transferor that result from the breach, including but not limited to the cost of the transferor's repurchase obligations pursuant to the agreement. However, no removal will be required if, on any day within the applicable grace period, those representations and warranties that have been breached with respect to the applicable receivable are then true and correct in all material respects as if that receivable had been created on that day.


CERTAIN COVENANTS

         Pursuant to the receivables purchase agreement, each originator jointly and severally covenants that, among other things, subject to specified exceptions and limitations, it will take no action to cause:

         (i) any receivable to be evidenced by any instruments or to be anything other than a "general intangible" as defined in the UCC,

         (ii) in the event that any originator is unable for any reason to transfer receivables to the transferor, it will nevertheless continue to allocate and pay all collections from those receivables to the transferor,

         (iii) any Excess Obligor Concentration Amount to exist or be increased;

         (iv) any Excess Insurer Concentration Amount to exist or be increased;

         (v) the Top 5 Tier 3 Insurer Percentage to exceed the Maximum Top 5 Tier 3 Insurer Percentage;

         (vi) the Top 5 Tier 3 Insurer Percentage to be increased, if on that day the Top 5 Tier 3 Insurer Percentage is equal to or greater than the Maximum Top 5 Tier 3 Insurer Percentage;



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


         (vii) the Top 4 Tier 2 Insurer Percentage to exceed the Maximum Top 4 Tier 2 Insurer Percentage and

         (viii) the Top 4 Tier 2 Insurer Percentage to be increased, if on that day the Top 4 Tier 2 Insurer Percentage is equal to or greater than the Maximum Top 4 Tier 2 Insurer Percentage.


REPURCHASE OBLIGATIONS

         In addition to the repurchase obligations for breaches of representations and warranties described under "--Representations and Warranties" above, if the originators breach any of the covenants contained in clauses (iii) through (viii) in "--Certain Covenants," and as a result, the transferor is required to repurchase any receivable from the trust pursuant to the agreement, then the originator of the repurchased receivable must pay to the transferor immediately on demand an amount equal to the amount of all losses, damages and liabilities of the transferor that result from that breach, including but not limited to the cost of the transferor's repurchase obligations pursuant to the agreement.


PURCHASE TERMINATION

         If either originator becomes insolvent, the transferor's obligations under the receivables purchase agreement to purchase receivables from that originator will automatically terminate. In addition, if the transferor becomes insolvent, the originators' obligations to transfer receivables to the transferor will automatically terminate.


                    CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

TRANSFER OF RECEIVABLES

         The transferor will represent and warrant in the agreement that the transfer of receivables by it to the trust is either a valid transfer and assignment to the trust of all right, title and interest of the transferor in and to the related receivables, except for the transferor interest, or the grant to the trust of a security interest in those receivables. The transferor also will represent and warrant in the agreement that, if the transfer of receivables by the transferor to the trust is deemed instead to create a security interest under the UCC, there will exist a valid, subsisting and enforceable first priority perfected security interest in those receivables in favor of the trust on and after their creation and transfer to the trust, except for certain tax and other governmental liens. For a discussion of the trust's rights arising from a breach of these warranties, see "Description of the Certificates--Representations and Warranties."


CERTAIN MATTERS RELATING TO RECEIVERSHIP

         The transferor is chartered as a national banking association and is subject to regulation and supervision by the Office of the Comptroller of the Currency, which is authorized to appoint the FDIC as conservator or receiver of the transferor upon the occurrence of certain events relating to the transferor's financial condition.

         The Federal Deposit Insurance Act ("FDIA"), as amended by FIRREA, sets forth certain powers that the FDIC may exercise in its capacity as conservator or receiver for the transferor. Positions taken by the FDIC prior to the passage of FIRREA suggest that the FDIC, if appointed as conservator or receiver of the transferor, would not interfere with the timely transfer to the trust of payments collected on the receivables or interfere with the timely liquidation of related receivables, as described below.

         To the extent that the transferor has granted a security interest in the receivables to the trust, and that interest was validly perfected before the transferor's insolvency and was not taken in contemplation of the insolvency of the transferor or with the intent to hinder, delay or defraud the transferor or the creditors of the transferor, the FDIA provides that that security interest should not be subject to avoidance by the FDIC as conservator or receiver of the transferor. As a result, the FDIC should not be able to prevent payments to the trust




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with respect to the receivables. If, however, the FDIC were to assert a contrary position, require the trustee to establish its right to those payments by submitting to and completing the administrative claims procedure established under the FDIA, or request a stay of proceedings with respect to the transferor as provided under the FDIA, delays in payments on the certificates and possible reductions in the amount of those payments could occur.

         The transferor will promptly give notice the trustee upon the appointment of a conservator or receiver or upon a voluntary liquidation with respect to the transferor, and a Pay-Out Event will occur with respect to all series then outstanding under the trust. Pursuant to the agreement, newly created principal receivables will not be transferred to the trust on and after any such appointment or voluntary liquidation, and the trustee will proceed to sell, dispose of or otherwise liquidate the receivables in a commercially reasonable manner and on commercially reasonable terms, unless otherwise instructed within a specified period by holders of certificates representing undivided interests aggregating more than 50% of the investor interest of each series (or if any series has more than one class, of each class, and any other person specified in the agreement or in a series supplement), or unless otherwise required by the FDIC as receiver or conservator of the transferor.

         Under the agreement, the proceeds from the sale of the receivables would be treated as collections of the receivables and the applicable investor percentage of those proceeds would be distributed to the certificateholders. This procedure could be delayed by the FDIC, as described above. If the only Pay-Out Event to occur is either the insolvency of the transferor or the appointment of a conservator or receiver for the transferor, the conservator or receiver may have the power to prevent the early sale, liquidation or disposition of the receivables and the commencement of a rapid amortization period. In addition, a conservator or receiver may have the power to cause the early sale of the receivables and the early retirement of the certificates or to prohibit the continued transfer of principal receivables to the trust. We refer you to "Description of the Certificates--Pay-Out Events."


LACK OF PERFECTED SECURITY INTERESTS IN CERTAIN UNEARNED PREMIUMS

         Each receivable includes a grant by the borrower to the applicable originator of a security interest in the related unearned premium. The perfection of a security interest in an unearned premium is not governed by the UCC. Statutes, common law and industry practice govern the perfection of a security interest in unearned premiums and generally require, for the perfection of such a security interest, a notice informing the applicable insurance carrier of the identity of the person entitled to the payment of that unearned premium. It is standard practice for the originators to send such a notice to the applicable insurance carrier and/or any of its agents, designees or representatives at or about the time the insurance policy premium is financed. Each originator will represent and warrant to the transferor, and the transferor will represent and warrant to the trust, in each case, as of the date of transfer of each receivable, that the applicable originator has a first priority perfected security interest in the unearned premiums relating to the receivable so transferred.

         Each originator will assign its security interest in the unearned premiums to the transferor, which will in turn assign its security interest in the unearned premiums to the trust.

         The applicable originator will represent and warrant in the receivables purchase agreement to the transferor and the transferor will represent and warrant in the agreement that a notice of financed premium has been delivered to the related insurance carrier and/or any of its agents, designees or representatives notifying it of the trustee's security interest in the unearned premium and that the trust has a first priority perfected security interest in these unearned premiums.

         In the event that the representations and warranties relating to the perfection of security interests in unearned premiums are breached and as a result the related account becomes a defaulted account or the trust's rights in, to or under the receivable or its proceeds are impaired or the proceeds of that receivable are not free and clear of any lien, then, upon the expiration of the applicable grace period, that receivable will be removed from the trust as described under "Description of the Certificates--Representations and Warranties."

         If an originator becomes the subject of a bankruptcy or insolvency proceeding and the trust does not have a perfected security interest in the unearned premium, the trust's interest in that unearned premium would be





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subordinated to the interest of a bankruptcy trustee of that originator. As a result, certificateholders might not be able to obtain the proceeds of any returned unearned premiums.


                      U.S. FEDERAL INCOME TAX CONSEQUENCES

GENERAL

         The following discussion, summarizing the anticipated material generally applicable Federal income tax consequences of the purchase, ownership and disposition of the certificates of a series, is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "CODE"), proposed, temporary and final Treasury regulations under the Code, and published rulings and court decisions in effect as of the date of this prospectus, all of which are subject to change, possibly retroactively. This discussion does not address every aspect of the Federal income tax laws that may be relevant to certificate owners in light of their personal investment circumstances or to certain types of certificate owners subject to special treatment under the Federal income tax laws (for example, banks and life insurance companies). Accordingly, investors should consult their own tax advisors regarding Federal, state, local, or foreign tax laws and any other tax consequences to them with respect to their investment in the certificates. PROSPECTIVE INVESTORS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS WITH REGARD TO THE FEDERAL TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, OR DISPOSITION OF INTERESTS IN CERTIFICATES, AS WELL AS THE TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, FOREIGN COUNTRY, OR OTHER TAXING JURISDICTION. The term "certificate owner" refers to a holder of a beneficial interest in a certificate.


CHARACTERIZATION OF THE CERTIFICATES AS INDEBTEDNESS

         Stroock & Stroock & Lavan LLP will act as special tax counsel to the transferor ("SPECIAL TAX COUNSEL") and will advise the transferor, based on the assumptions and qualifications set forth in its opinion, that the certificates will be treated as indebtedness for Federal income tax purposes. However, opinions of counsel are not binding on the Internal Revenue Service (the "IRS"), and there can be no assurance that the IRS could not successfully challenge this conclusion.

         The transferor will express in the agreement its intent that for Federal, state and local income and franchise tax purposes, the certificates will be indebtedness secured by the receivables. The transferor agrees and each certificateholder and certificate owner, by acquiring an interest in a certificate, agrees or will be deemed to agree to treat the certificates as indebtedness for Federal, state and local income or franchise tax purposes. However, because different criteria are used to determine the non-tax accounting characterization of the transactions contemplated by the agreement, the transferor expects to treat those transactions, for regulatory and financial accounting purposes, as a sale of an ownership interest in the receivables and not as a debt obligation.

         In general, whether for Federal income tax purposes a transaction constitutes a sale of property or a loan, the repayment of which is secured by the property, is a question of fact, the resolution of which is based upon the economic substance of the transaction rather than its form or the manner in which it is labeled. While the IRS and the courts have set forth several factors to be taken into account in determining whether the substance of a transaction is a sale of property or secured indebtedness for Federal income tax purposes, the primary factor in making this determination is whether the transferee has assumed the risk of loss or other economic burdens relating to the property and has obtained the benefits of ownership with respect to the property. Special Tax Counsel will analyze and rely on several factors in reaching its opinion that the weight of the benefits and burdens of ownership of the receivables has not been transferred to the certificate owners.

         In some instances, courts have held that a taxpayer is bound by a particular form it has chosen for a transaction, even if the substance of the transaction does not accord with its form. It is expected that Special Tax Counsel will advise that the rationale of those cases will not apply to the transaction evidenced by a series of certificates, because the form of the transaction, as reflected in the operative provisions of the documents, either is




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not inconsistent with the characterization of the certificates as debt for
Federal income tax purposes or otherwise makes the rationale of those cases inapplicable to this situation.


TAXATION OF INTEREST INCOME OF CERTIFICATEHOLDERS

         As set forth above, it is expected that Special Tax Counsel will advise the transferor that the certificates will constitute indebtedness for Federal income tax purposes, and accordingly, interest on the certificates will be includible in income by certificate owners as ordinary income when received (in the case of a cash basis taxpayer) or accrued (in the case of an accrual basis taxpayer) in accordance with their respective methods of tax accounting. Interest received on the certificates may also constitute "investment income" for purposes of certain limitations of the Code concerning the deductibility of investment interest expense.

         If the certificates are issued with original issue discount ("OID"), the provisions of sections 1271 through 1275 of the Code will apply to the certificates. Under those provisions, a U.S. certificate owner (including a cash basis holder) generally would be required to accrue the OID on its interest in a certificate in income for federal income tax purposes on a constant yield basis, resulting in the inclusion of OID in income in advance of the receipt of cash attributable to that income. In general, a certificate will be treated as having OID to the extent that its "stated redemption price" exceeds its "issue price," if that excess is more than 0.25 percent multiplied by the weighted average life of the certificate (determined by taking into account only the number of complete years following issuance until payment is made for any partial principal payments). Under section 1272(a)(6) of the Code, special provisions apply to debt instruments on which payments may be accelerated due to prepayments of other obligations securing those debt instruments. However, no regulations have been issued interpreting those provisions, and the manner in which those provisions would apply to the certificates is unclear. Additionally, the IRS could take the position based on Treasury Regulations that none of the interest payable on a certificate is "unconditionally payable," and that as a result all of that interest should be included in the certificate's stated redemption price at maturity. Accordingly, Special Tax Counsel is unable to express an opinion as to whether interest payable on a certificate constitutes "qualified stated interest" that is not included in a certificate's stated redemption price at maturity. The transferor intends to take the position that interest on the certificates constitutes "qualified stated interest."

         A holder who purchases a certificate at a discount from its adjusted issue price may be subject to the "market discount" rules of the Code. These rules provide, in part, for the treatment of gain attributable to accrued market discount as ordinary income upon the receipt of partial principal payments or on the sale or other disposition of the certificate, and for the deferral of interest deductions with respect to debt incurred to acquire or carry the market discount certificate.

         A holder who purchases a certificate at a premium may elect to amortize and deduct this premium over the remaining term of the certificate in accordance with rules set forth in Section 171 of the Code.


SALE OF A CERTIFICATE

         In general, a certificate owner will recognize gain or loss upon the sale, exchange, redemption, or other taxable disposition of a certificate measured by the difference between (i) the amount of cash and the fair market value of any property received (other than amounts attributable to, and taxable as, accrued interest) and (ii) the certificate owner's tax basis in the certificate (as increased by any OID or market discount previously included in income by the holder and decreased by any deductions previously allowed for amortizable bond premium and by any payments reflecting principal or OID received with respect to its certificate). Subject to the market discount rules discussed above and to the more than one-year holding period requirement for long-term capital gain treatment, any such gain or loss generally will be long-term capital gain, provided that the certificate was held as a capital asset. The maximum ordinary income rate for individuals, estates, and trusts exceeds the maximum long-term capital gains rate for those taxpayers. In addition, capital losses generally may be used only to offset capital gains.


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TAX CHARACTERIZATION OF TRUST

         The agreement permits the issuance of classes of certificates that are treated for Federal income tax purposes either as indebtedness or as an interest in a partnership. The trust could be characterized either as (i) a security device to hold receivables securing the repayment of the certificates or (ii) a partnership in which the transferor and certain classes of certificateholders are partners, and which has issued debt represented by other classes of certificates of the trust (including the certificates). In connection with the issuance of certificates of any series, Special Tax Counsel will render an opinion to the transferor, based on the assumptions and qualifications set forth in the opinion, that under then current law, the issuance of the certificates of these series will not cause the applicable trust to be characterized for Federal income tax purposes as an association (or publicly traded partnership) taxable as a corporation.


FASIT LEGISLATION

         Legislation enacted on August 20, 1996 provides for a new entity for Federal income tax purposes, the "financial asset securitization investment trust" (or "FASIT"), beginning on September 1, 1997. The agreement provides that the transferor may cause a FASIT election to be made for all or a portion of the trust if the transferor delivers to the trustee an opinion of counsel that the election (i) would not cause the trust to be classified, for federal income tax purposes, as an association (or publicly traded partnership) taxable as a corporation or (ii) would not result in a gain or loss being recognized by any certificateholder.


           POSSIBLE CLASSIFICATION OF THE TRANSACTION AS A PARTNERSHIP
                  OR AS AN ASSOCIATION TAXABLE AS A CORPORATION

         The opinion of Special Tax Counsel with respect to certificates will not be binding on the courts or the IRS. It is possible that the IRS could assert that, for purposes of the Code, the transaction contemplated by this prospectus constitutes a sale of the receivables (or an interest in those receivables) to the certificate owners and that the proper classification of the legal relationship between the transferor and some or all of the certificate owners or certificateholders resulting from the transaction is that of a partnership, a publicly traded partnership taxable as a corporation, or an association taxable as a corporation. The transferor currently does not intend to comply with the Federal income tax reporting requirements that would apply if any classes of certificates were treated as interests in a partnership or corporation (unless, as is permitted by the agreement, an interest in the trust is issued or sold that is intended to be classified as an interest in a partnership).

         If the trust were treated in whole or in part as a partnership in which some or all of the holders of interests in the publicly offered certificates were partners, that partnership would be classified as a publicly traded partnership, and so could be taxable as a corporation. Further, if interests in the trust other than the publicly offered certificates are considered to be equity and are considered to be publicly traded, regulations published by the Treasury Department on December 4, 1995 could cause the trust to constitute a publicly traded partnership even if all holders of interests in the publicly offered certificates were treated as debt for tax purposes. The regulations generally apply to taxable years beginning after December 31, 1995. If the trust were classified as a publicly traded partnership, whether by reason of the treatment of publicly offered certificates as equity or by reason of the regulations, it would avoid taxation as a corporation if its income was not derived in the conduct of a "financial business;" however, whether the income of the trust would be so classified is unclear and Special Tax Counsel is unable to opine as to whether the trust would be so classified.

         Under the Code and the regulations, a partnership will be classified as a publicly traded partnership if equity interests are traded on an "established securities market," or are "readily tradable" on a "secondary market" or its "substantial equivalent." The transferor intends to take measures designed to reduce the risk that the trust could be classified as a publicly traded partnership by reason of interests in the trust other than the publicly offered certificates. Although the transferor expects that these measures will ultimately be successful, certain of the actions that may be necessary for avoiding the treatment of these interests as "readily tradable" on a "secondary market" or its "substantial equivalent" are not fully within the control of the transferor. As a result, there can be no assurance




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that the measures the transferor intends to take will in all circumstances be sufficient to prevent the trust from being classified as a publicly traded partnership under the regulations.

         If a transaction were treated as creating a partnership between the transferor and the certificate owners or certificateholders that is not characterized as a publicly traded partnership taxable as a corporation, the partnership itself would not be subject to Federal income tax; rather, the partners of that partnership, including the certificate owners or certificateholders, would be taxed individually on their respective distributive shares of the partnership's income, gain, loss, deductions and credits. The amount and timing of items of income and deductions of a certificate owner could differ if the certificates were held to constitute partnership interests, rather than indebtedness. Moreover, unless the partnership were treated as engaged in a trade or business, an individual's share of expenses of the partnership would be miscellaneous itemized deductions that, in the aggregate, are allowed as deductions only to the extent they exceed two percent of the individual's adjusted gross income, and would be subject to reduction under Section 68 of the Code if the individual's adjusted gross income exceeded certain limits. As a result, the individual might be taxed on a greater amount of income than the stated rate on the certificates. Finally, even assuming that a partnership qualifies for exemption from taxation as a corporation, all or a portion of any taxable income allocated to a certificate owner that is a pension, profit-sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) may, under certain circumstances, constitute "unrelated business taxable income" which generally would be taxable to the holder under the Code.

         If it were determined that a transaction created an entity classified as a publicly traded partnership taxable as a corporation, the trust would be subject to Federal income tax at corporate income tax rates on the income it derives from the receivables, which would reduce the amounts available for distribution to the certificate owners, possibly including certificate owners of a class that is treated as indebtedness. Such a classification may also have adverse state and local tax consequences that would reduce amounts available for distribution to certificate owners. Cash distributions to the certificate owners (except any class not recharacterized as an equity interest in an association) generally would be treated as dividends for tax purposes to the extent of the deemed corporation's earnings and profits.


FOREIGN INVESTORS

         As set forth above, it is expected that Special Tax Counsel will render an opinion, upon issuance, that the certificates will be treated as debt for U.S. Federal income tax purposes. The following information describes the U.S. Federal income tax treatment of investors that are not U.S. persons, but are "Foreign Investors," if the certificates are treated as debt. The term "FOREIGN INVESTOR" means any person other than:

         (i)   a citizen or resident of the United States of America,

         (ii) a corporation, partnership or other entity (treated as a corporation or partnership for U.S. tax purposes) organized in or under the laws of the United States of America or any political subdivision of the United States,

         (iii) an estate whose income is includible in gross income for United States federal income taxation regardless of its source, or

         (iv) a trust for which one or more United States persons have the authority to control all substantial decisions and for which a court of the United States can exercise primary supervision over the trust's administration.

         Interest, including principal to the extent of accrued OID, paid to a Foreign Investor will be subject to U.S. withholding taxes at a rate of 30% unless (i) the income is "effectively connected" with the conduct by that Foreign Investor of a trade or business in the United States and the investor provides on a timely basis Form W-8ECI in which case, the Foreign Investor will generally be subject to tax at the same rates as a U.S. person or (ii) the Foreign Investor and each securities clearing organization, bank, or other financial institution that holds the certificates on behalf of the customer in the ordinary course of its trade or business, in the chain between the certificate owner and




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the U.S. person otherwise required to withhold the U.S. tax, complies with applicable identification requirements and the certificate owner does not actually or constructively own the collateral interest or 10% or more of the voting stock of the transferor (or, upon the issuance of an interest in the trust that is treated as a partnership interest, any holder of such an interest) and is not a controlled foreign corporation with respect to the transferor.

         Applicable identification requirements generally will be satisfied if there is delivered to the securities clearing organization (i) IRS Form W-8BEN signed under penalties of perjury by the certificate owner, stating that the beneficial owner of the certificate is not a U.S. person and providing the certificate owner's name and address, or (ii) IRS Form W-8BEN, signed by the certificate owner or the certificate owner's agent, claiming exemption from withholding under an applicable tax treaty that provides for exemption; provided that in any such case (x) the applicable form is delivered pursuant to applicable procedures and is properly transmitted to the United States entity otherwise required to withhold tax and (y) none of the entities receiving the form has actual knowledge that the certificate owner is a U.S. person or that the form is otherwise inaccurate.

         A certificate owner that is a nonresident alien or foreign corporation will not be subject to U.S. Federal income tax on gain realized upon the sale, exchange, or redemption of a certificate, provided that (i) that gain is not effectively connected with the conduct of a trade or business in the United States, (ii) in the case of a certificate owner that is an individual, that certificate owner is not present in the United States for 183 days or more during the taxable year in which that sale, exchange, or redemption occurs, and
(iii) in the case of gain representing accrued interest or OID the conditions described in the immediately preceding two paragraphs are satisfied.

         If the interests of the certificate owners were reclassified as interests in a partnership (not taxable as a corporation), that recharacterization could cause a Foreign Investor to be treated as engaged in a trade or business in the United States. In that event, the certificate owner would be required to file a Federal income tax return and, in general, would be subject to Federal income tax, including branch profits tax in the case of a certificateholder that is a corporation, on its net income from the partnership. Further, the partnership would be required, on a quarterly basis, to pay withholding tax equal to the sum, for each foreign partner, of that foreign partner's distributive share of "effectively connected" income of the partnership multiplied by the highest rate of tax applicable to that foreign partner. The tax withheld from each foreign partner would be credited against that foreign partner's U.S. income tax liability.

         If the trust were taxable as a corporation, distributions to foreign persons, to the extent treated as dividends, would generally be subject to withholding at the rate of 30%, unless that rate were reduced by an applicable tax treaty.


REPORTING

         The trust or a holder holding on behalf of a certificateholder generally will be required to report annually to the IRS, the amount of interest paid on a certificate (and the amount of accrued OID, if any, and interest withheld for Federal income taxes, if any) for each calendar year, except as to exempt holders (generally, holders that are corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, or individual retirement accounts). Each holder will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct Federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt certificateholder fail to provide the required certification, the trust or other intermediary will be required to withhold 31% of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's Federal income tax liability.


                            STATE AND LOCAL TAXATION

         The discussion above does not address the tax treatment of a trust, the certificates, or the certificate owners of any series under state and local tax laws. Prospective investors are urged to consult their own tax advisors




                                      112
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regarding state and local tax treatment of the trust and the certificates, and the consequences of purchase, ownership or disposition of the certificates under any state or local tax law.


                              ERISA CONSIDERATIONS

         Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and/or Section 4975 of the Code prohibit a pension, profit sharing or other employee benefit plan or retirement arrangement from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the plan. ERISA also imposes certain duties on persons who are fiduciaries of plans subject to ERISA and prohibits certain transactions between those plans and parties in interest with respect to those plans. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a plan is considered to be a fiduciary of that plan (subject to certain exceptions not here relevant). A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and the Code for those persons.

         Plan fiduciaries must determine whether the acquisition and holding of the certificates and the operations of the trust would result in direct or indirect prohibited transactions under ERISA and the Code. The operations of the trust could result in prohibited transactions if Benefit Plans (as defined below) that purchase the certificates are deemed to own an interest in the underlying assets of the trust. There may also be an improper delegation of the responsibility to manage Benefit Plan assets if Benefit Plans that purchase the certificates are deemed to own an interest in the underlying assets of the trust.

         Pursuant to a final regulation (the "FINAL REGULATION") issued by the Department of Labor ("DOL") concerning the definition of what constitutes the "plan assets" of (a) any employee benefit plan that is subject to ERISA, (b) any plan or other arrangement (including an individual retirement account or Keogh plan) that is subject to section 4975 of the Code or (c) any entity whose underlying assets include "plan assets" under the regulation by reason of any such plan's investment in the entity (collectively referred to as "BENEFIT PLANS"), the assets and properties of certain entities in which a Benefit Plan makes an equity investment could be deemed to be assets of the Benefit Plan in certain circumstances. Accordingly, if Benefit Plans purchase certificates, the trust could be deemed to hold plan assets unless one of the exceptions under the Final Regulation is applicable to the trust.

         The Final Regulation only applies to the purchase by a Benefit Plan of an "equity interest" in an entity. Assuming that interests in certificates are equity interests, the Final Regulation contains an exception that provides that if a Benefit Plan acquires a "publicly-offered security," the issuer of the security is not deemed to hold plan assets. A publicly-offered security is a security that is (i) freely transferable, (ii) part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another (the "100 INVESTOR REQUIREMENT") and (iii) either is (A) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act or (B) sold to the plan as part of an offering of securities to the public pursuant to an effective registration statement under the Act and the class of securities of which that security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the Commission) after the end of the fiscal year of the issuer during which the offering of these securities to the public occurred. In addition, the Final Regulation provides that if at all times the interests of benefit plan investors is "insignificant", whereby more than 75% of the value of all classes of equity interests in certificates are held by investors other than benefit plan investors (which are defined as including plans subject to ERISA, government plans and IRAs but disregarding certain interests of entities managing the assets of the trust), the investing plan's assets will not include any of the underlying assets of the applicable trust.

         The certificates offered pursuant to this prospectus will be sold as part of an offering pursuant to an effective registration statement under the Securities Act and each class of certificates will be timely registered under the Exchange Act. However, the underwriters do not expect that the Class A or Class B certificates will satisfy the 100 Investor Requirement, and, therefore, do not expect that the certificates will qualify as publicly-offered securities under the Final Regulation.



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         If interests in a class of certificates fail to meet the criteria of publicly-offered securities and the applicable trust's assets are deemed to include assets of Benefit Plans acquiring that class of certificates, transactions involving the trust and "parties in interest" or "disqualified persons" with respect to those Benefit Plans might be prohibited under Section 406 of ERISA and Section 4975 of the Code unless an exemption is applicable. The transferor, servicer, trustee or any underwriter of the certificates may be considered to be a party in interest, disqualified person or fiduciary with respect to an investing Benefit Plan. Accordingly, an investment by a Benefit Plan in the certificates may be a prohibited transaction under ERISA and the Code unless that investment is subject to a statutory or administrative exemption. There is no assurance that any exemption, even if all of the conditions specified in that exemption are satisfied, will apply to all transactions involving the trust's assets.

NO INVESTOR WHICH IS ACQUIRING A CERTIFICATE DIRECTLY OR INDIRECTLY FOR OR ON BEHALF OF, A BENEFIT PLAN MAY ACQUIRE EITHER: A CLASS A CERTIFICATE OR A CLASS B CERTIFICATE, AND BY THE ACQUISITION OF THAT CERTIFICATE THE INVESTOR WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT IT IS NOT A BENEFIT PLAN.


                                  UNDERWRITING

         Subject to the terms and conditions set forth in the Class A underwriting agreement between the transferor and the underwriters of Class A certificates named below and the terms and conditions set forth in the Class B underwriting agreement between the transferor and the underwriters of the Class B certificates named below, the transferor has agreed to sell to the underwriters, and each of the underwriters has severally agreed to purchase, the principal amount of the certificates set forth opposite its name:

                                                         PRINCIPAL AMOUNT OF
CLASS A UNDERWRITERS                                    CLASS A CERTIFICATES

Deutsche Bank Securities Inc.......................          $__________
Mellon Financial Markets, Inc......................          $__________
         Total.....................................          $__________


                                                         PRINCIPAL AMOUNT OF
CLASS B UNDERWRITERS                                    CLASS B CERTIFICATES

Deutsche Bank Securities Inc.......................          $__________
Mellon Financial Markets, Inc......................          $__________
         Total.....................................          $__________

         In the Class A underwriting agreement, the Class A underwriters have agreed, subject to certain terms and conditions, to purchase all of the Class A certificates offered pursuant to this prospectus if any of the Class A certificates are purchased. In the Class B underwriting agreement, the Class B underwriters have agreed, subject to certain terms and conditions, to purchase all of the Class B certificates offered pursuant to this prospectus if any of the Class B certificates are purchased. The underwriters have agreed to reimburse the transferor for certain expenses of the issuance and distribution of the certificates.

         The Class A underwriters propose initially to offer the Class A certificates to the public at a purchase price of ____________ and to certain dealers at the purchase price less concessions not in excess of ___% of the principal amount of the Class A certificates. The Class A underwriters may allow, and the dealers may reallow, concessions not in excess of ____% of the principal amount of the Class A certificates to certain brokers and dealers. After the initial public offering, the public offering price and other selling terms may be changed by the Class A underwriters.

         The Class B underwriters propose initially to offer the Class B certificates to the public at a purchase price of ____________ and to certain dealers at the purchase price less concessions not in excess of ___% of the principal



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amount of the Class B certificates. The Class B underwriters may allow, and the dealers may reallow, concessions not in excess of ____% of the principal amount of the Class B certificates to certain brokers and dealers. After the initial public offering, the public offering price and other selling terms may be changed by the Class B underwriters.

         Each underwriter has represented and agreed that:

         (a) it has not offered or sold and, prior to the expiry of the period of six months from the closing date, will not offer or sell any certificates to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which do not constitute an offer to the public in the United Kingdom for the purposes of the Public Offers of Securities Regulations 1995,

         (b) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 of the United Kingdom with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom and

         (c) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the certificates to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1995 of the United Kingdom or is a person to whom the document may otherwise lawfully be issued or passed on.

         Mellon Financial Markets, Inc. is an affiliate of Mellon Bank, N.A. Deutsche Bank Securities Inc. has performed certain investment banking services for the transferor for which it receives compensation.

         The transferor will indemnify the underwriters against liabilities relating to the adequacy of disclosure to investors, including under the Securities Act, or contribute to payments the underwriters may be required to make in respect of any such liability.


                                  LEGAL MATTERS

         Certain legal matters relating to the issuance of the certificates will be passed upon for the transferor and the trust by Carl Krasik, Esq., Associate General Counsel to Mellon Bank Corporation, Reed Smith Shaw & McClay, Pittsburgh, Pennsylvania and Stroock & Stroock & Lavan LLP, New York, New York. The federal income tax matters described under "U.S. Federal Income Tax Consequences" will be passed upon for the transferor and the trust by Stroock & Stroock & Lavan LLP, New York, New York. Stroock & Stroock & Lavan LLP, New York, New York will act as counsel for the underwriters. Certain ERISA matters will be passed upon for the transferor and the trust by Stroock & Stroock & Lavan, New York LLP, New York. At ________, 2001, Mr. Krasik held options to purchase shares of Mellon Bank Corporation common stock.


                          REPORTS TO CERTIFICATEHOLDERS

         The servicer will prepare monthly and annual reports that will contain information about the trust. The financial information contained in the reports will not be prepared in accordance with generally accepted accounting principles. Unless and until definitive certificates are issued, the reports will be sent to Cede & Co., which is the nominee of the DTC and the registered holder of the certificates. No financial reports will be sent to you. However, you may obtain copies of these reports free of charge by calling AFCO Credit Corporation at (212) 612-3540. We refer you to "Description of the Certificates--Book-Entry Registration," "--Reports to Certificateholders" and "--Evidence as to Compliance" in this prospectus.

                       WHERE YOU CAN FIND MORE INFORMATION

         We filed a registration statement relating to the certificates with the Securities and Exchange Commission. This prospectus is part of the registration statement, but the registration statement includes additional information.

         The servicer (or the transferor, if the back-up servicer is servicer) will file with the Commission all required annual, monthly and special Commission reports and other information about the trust.

         You may read and copy any reports, statements or other information we file at the Commission's public reference room in Washington, D.C. You can request copies of these documents, upon payment of a duplicating fee, by writing to the Commission. Please call the Commission at (800) SEC-0330 for further information on the operation of the public reference rooms. Our filings are also available to the public on the Commission's internet site (http://www.sec.gov.).

         The Commission allows us to "incorporate by reference" information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the Commission will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus. We incorporate by reference any future annual, monthly and special Commission reports and proxy materials filed by or on behalf of the trust until we terminate our offering of the certificates.

         As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing us at: Mellon Bank Corporation, One Mellon Bank Center, 500 Grant Street, Pittsburgh, Pennsylvania 15258 (Attention: Corporate Secretarial Services Department).





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                                 INDEX OF TERMS

100 Investor Requirement.........................113
account...........................................30
Accumulation Period Length........................63
addition date.....................................66
additional receivable.............................65
adjusted investor interest........................78
AFCO..............................................24
AFCO Acceptance...................................24
AFCO Credit.......................................24
aggregate receivables.............................32
agreement.........................................51
Available Investor Principal Collections..........61
Available Reserve Account Amount..................93
Base Rate.........................................96
Beginning of Month Principal Receivables..........76
Benefit Plans....................................113
BIF...............................................74
business day......................................58
Cede..............................................53
certificate owner.................................53
Class A Additional Interest.......................59
Class A adjusted investor interest................49
Class A Available Funds...........................84
Class A Available Funds Cap.......................58
Class A Carry Over Amount.........................60
Class A Controlled Accumulation Amount............48
Class A Controlled Deposit Amount.................49
Class A Covered Amount............................91
Class A Fixed Allocation..........................78
Class A Floating Allocation.......................77
Class A interest funding account..................59
Class A Investor Charge-Off.......................90
Class A Investor Default Amount...................89
Class A investor interest.........................78
Class A LIBOR Rate................................57
Class A Monthly Interest..........................57
Class A Monthly Principal.........................87
Class A principal funding account.................91
Class A Principal Funding Investment Proceeds.....91
Class A Principal Funding Investment Shortfall....91
Class A Required Amount...........................80
Class A scheduled payment date....................49
Class A Servicing Fee.............................99
Class A Shortfall Amount..........................59
Class B Additional Interest.......................59
Class B adjusted investor interest................49
Class B Available Funds...........................84
Class B Available Funds Cap.......................58
Class B Carry Over Amount.........................60
Class B Controlled Accumulation Amount............48
Class B Controlled Deposit Amount.................49
Class B Covered Amount............................91
Class B Fixed Allocation..........................78
Class B Floating Allocation.......................77
Class B interest funding account..................59
Class B Investor Charge-Off.......................90
Class B Investor Default Amount...................89
Class B investor interest.........................79
Class B LIBOR Rate................................57
Class B Monthly Interest..........................57
Class B Monthly Principal.........................87
Class B principal funding account.................91
Class B Principal Funding Investment Proceeds.....91
Class B Principal Funding Investment Shortfall....92
Class B Required Amount...........................81
Class B scheduled payment date....................49
Class B Servicing Fee.............................99
Class B Shortfall Amount..........................60
Clearstream.......................................55
Code.............................................108
Collateral Available Funds........................84
Collateral Charge-Off.............................91
Collateral Default Amount.........................90
Collateral Fixed Allocation.......................78
Collateral Floating Allocation....................77
collateral interest...............................79
Collateral Interest Servicing Fee.................99
Collateral Monthly Interest.......................58
Collateral Monthly Principal......................87
collection account................................74
Commission........................................53
Credit Enhancement................................29
Default Amount....................................89
defaulted account.................................89
defaulted receivables.............................89
definitive certificates...........................56
determination date................................63
distribution account..............................74
distribution date.................................58
DOL..............................................113
DTC...............................................53
Eligible Receivable...............................71
Enhancement.......................................29
ERISA............................................113
Euroclear.........................................55
Excess Finance Charge Collections.................88
excess funding account............................74
Excess Insurer Concentration Amount...............96
Excess Obligor Concentration Amount...............96
Excess Spread.....................................85
Exchange Act......................................53
FASIT............................................110

FDIA.............................................106
FDIC..............................................74
Final Regulation.................................113
finance charge account............................74
finance charge receivables........................76
Fixed Investor Percentage.........................78
Floating Investor Percentage......................77
Foreign Investor.................................111
Guidelines........................................72
identified portfolio..............................30
ineligible account................................68
initial principal payment date....................50
interest payment date.............................59
interest period...................................59
Investment Company Act............................75
Investor Default Amount...........................89
investor interest.................................51
Investor Percentage...............................53
Investor Servicing Fee............................98
IRS..............................................108
LIBOR.............................................60
LIBOR determination date..........................60
loan agreement....................................86
Maximum Top 4 Tier 2 Insurer Percentage...........97
Maximum Top 5 Tier 3 Insurer Percentage...........97
Minimum Aggregate Principal Receivables...........97
Minimum Transferor Interest.......................97
monthly interest period...........................58
Monthly Payment Rate..............................97
monthly period....................................58
Moody's...........................................74
Notice of Cancellation............................26
Notice of Intent to Cancel........................26
OID..............................................109
One Month LIBOR...................................60
Pay-Out Event.....................................94
Permitted Investments.............................75
Permitted Jurisdiction............................31
PFSC.............................................104
PFSI.............................................104
Portfolio Yield...................................96
principal account.................................91
principal funding account.........................91
Principal Payment Event...........................50
principal receivables.............................76
Principal Shortfalls..............................88
Qualified Institution.............................74
rating agency.....................................74
Rating Agency Condition...........................89
Reallocated Class B Principal Collections.........82
Reallocated Collateral Principal Collections......82
Reallocated Principal Collections.................82
receivable jurisdiction...........................22
receivables purchase agreement....................29
record date.......................................53
Recoveries........................................89
Reference Banks...................................60
removed receivables...............................73
Required Collateral Interest......................88
Required Reserve Account Amount...................92
reserve account...................................92
reserve account funding date......................92
reset date........................................79
Rule of 78's......................................29
SAIF..............................................74
Sale Notice.......................................97
Securities Act....................................64
Series 2001-1 termination date....................93
service transfer.................................100
Servicer Default.................................100
servicer ineligible account.......................71
servicer ineligible receivable....................71
Servicing Fee Rate................................98
Shared Principal Collections......................88
special payment date..............................59
Special Tax Counsel..............................108
Standard & Poor's.................................74
statistical calculation date......................30
Successor Back-up Servicer Termination Notice.....97
Telerate Page 3750................................60
Tier 1 Insurer....................................98
Tier 2 Insurer....................................98
Tier 3 Insurer....................................98
Top 4 Insurer.....................................98
Top 4 Tier 2 Insurer..............................98
Top 4 Tier 2 Insurer Percentage...................98
Top 5 Insurer.....................................98
Top 5 Tier 3 Insurer..............................98
Top 5 Tier 3 Insurer Percentage...................98
transfer date.....................................49
transferor ineligible account.....................68
transferor ineligible receivable..................68
trust termination date............................94
UCC...............................................69
Variable Interest.................................80



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                                     ANNEX I

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

         Except in certain limited circumstances, the globally offered Mellon Bank Premium Finance Loan Master Trust Asset Backed Certificates (the "Global Securities") to be issued in series from time to time will be available only in book-entry form. Investors in the Global Securities may hold the Global Securities through any of DTC, Clearstream or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors holding Global Securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

         Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

         Secondary cross-market trading between Clearstream or Euroclear and DTC participants holding certificates will be effected on a delivery-against-payment basis through the respective depositaries of Clearstream and Euroclear (in that capacity) and as DTC participants.

         Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless those holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.


INITIAL SETTLEMENT

         All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective depositaries, which in turn will hold those positions in accounts as DTC participants.

         Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.


SECONDARY MARKET TRADING

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         Trading between DTC Participants. Secondary market trading between DTC participants will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.

         Trading between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream participants or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.




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         Trading between DTC seller and Clearstream or Euroclear purchaser. When
Global Securities are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the respective depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by the respective depositary to the DTC participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream participant's or Euroclear participant's account. The Global Securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

         Clearstream participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their accounts one day later.

         As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream participants or Euroclear participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on each Clearstream participant's or Euroclear participant's particular cost of funds.

         Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending Global Securities to the respective depositary for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

         Trading between Clearstream or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Clearstream participants and Euroclear participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. In these cases, Clearstream or Euroclear will instruct the respective depositary, as appropriate, to deliver the bonds to the DTC participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the Clearstream participant or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream participant or Euroclear participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would instead be valued as of the actual settlement date. Finally, day traders that use Clearstream or Euroclear and that purchase Global Securities from DTC participants for delivery to Clearstream participants or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At lease three techniques should be readily available to eliminate this potential problem:

                  (a) borrowing through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system's customary procedures;

                  (b) borrowing the Global Securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

                  (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear participant.


U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

         A beneficial owner of Global Securities holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% (or in some cases 31%) U.S. withholding tax that generally applies to payments of interest on registered debt issued by U.S. persons, unless (1) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(2) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

         Exemption for non-U.S. persons (Form W-8 BEN). Beneficial owners of Global Securities that are non-U.S. persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 BEN. If the information shown on Form W-8 BEN changes, a new Form W-8 BEN must be filed within 30 days of the change.

         Exemption for non-U.S. persons with effectively connected income (Form W-8ECI). A non-U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI.

         Exemption or reduced rate for non-U.S. persons resident in treaty countries (Form W-8 BEN). Non-U.S. persons that are beneficial owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8 BEN.

         Exemption for U.S. persons (Form W-9). U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9.

         U.S. Federal Income Tax Reporting Procedure. The Global Securities holder files by submitting the appropriate form to the person through whom he holds (e.g., the clearing agency, in the case of persons holding directly on the books of the clearing agency). Forms W-8 BEN and W-8ECI are generally effective for three calendar years.

         U.S. Person. As used in this prospectus supplement the term "U.S. person" means a beneficial owner of a Class A Certificate that is for United States federal income tax purposes

         o  a citizen or resident of the United States,

         o a corporation or partnership created or organized in or under the laws of the United States or of any State thereof or the District of Columbia,

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         o  an estate the income of which is subject to United States federal income taxation regardless of its source, or

         o a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

         As used in this prospectus supplement, the term "non-U.S. person" means a beneficial owner of a Class A Certificate that is not a U.S. person.

         This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities or with the application of the extensive withholding regulations that are generally effective with respect to payments made after December 31, 2000 which have detailed rules regarding the determination of beneficial ownership. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

         NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND, IF GIVEN OR MADE, YOU MUST NOT RELY UPON THAT INFORMATION OR REPRESENTATION AS HAVING BEEN AUTHORIZED BY THE TRANSFEROR OR ANY AGENT OR UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY STATE IN WHICH THAT OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING THAT OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE THAT OFFER OR SOLICITATION. YOU MUST NOT, UNDER ANY CIRCUMSTANCES, IMPLY FROM EITHER THE DELIVERY OF THIS PROSPECTUS OR ANY SALE MADE PURSUANT TO THIS PROSPECTUS THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE TRANSFEROR OR THE RECEIVABLES SINCE THE DATE OF THIS PROSPECTUS OR THAT THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                                  ------------

                                TABLE OF CONTENTS
                                   PROSPECTUS

Available Information.....................................
Reports to Certificateholders.............................
Incorporation of Certain Documents by Reference...........
Prospectus Summary........................................
Risk Factors..............................................
Business of the Originators...............................
The Receivables...........................................
Use of Proceeds...........................................
Maturity Assumptions......................................
Description of the Certificates...........................
Description of the Receivables Purchase Agreement.........
Certain Legal Aspects of the Receivables..................
U.S. Federal Income Tax Consequences......................
State and Local Taxation..................................
ERISA Considerations......................................
Underwriting..............................................
Legal Matters.............................................
Index of Terms............................................
Annex I: Global Clearance, Settlement and Tax
  Documentation Procedures



         UNTIL ___________, 2001, ALL DEALERS EFFECTING TRANSACTIONS IN THE CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.



                                   MELLON BANK
                              PREMIUM FINANCE LOAN
                                  MASTER TRUST


                             $_____________ CLASS A
             FLOATING RATE ASSET BACKED CERTIFICATES, SERIES 2001-1

                              $_____________CLASS B
             FLOATING RATE ASSET BACKED CERTIFICATES, SERIES 2001-1


                                MELLON BANK, N.A.
                                   TRANSFEROR

                             AFCO CREDIT CORPORATION
                           AFCO ACCEPTANCE CORPORATION
                            ORIGINATORS AND SERVICERS



                                   PROSPECTUS



                    UNDERWRITERS OF THE CLASS A CERTIFICATES

                          DEUTSCHE BANK SECURITIES INC.

                         MELLON FINANCIAL MARKETS, INC.



                    UNDERWRITERS OF THE CLASS B CERTIFICATES

                          DEUTSCHE BANK SECURITIES INC.

                         MELLON FINANCIAL MARKETS, INC.

                                     PART II

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder other than underwriting discounts and commissions.

         SEC Registration Fee*..................................... $
         Printing and Engraving*...................................
         Trustee's Fees*...........................................
         Legal Fees and Expenses*..................................
         Blue Sky Fees and Expenses*...............................
         Accountants' Fees and Expenses*...........................
         Rating Agency Fees*.......................................
         Miscellaneous Fees*.......................................
         Total*....................................................

         * To be added by amendment.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Article Seventh of the Articles of Association of the registrant provides as follows:

         To the fullest extent that the laws of the Commonwealth of Pennsylvania, as in effect on January 27, 1987 or as thereafter amended, permit elimination or limitation of the liability of directors, no Director of the Association shall be personally liable for monetary damages as such for any action taken, or any failure to take any action as a Director.

         This Article Seventh shall not apply to any administrative proceeding or action instituted by an appropriate bank regulatory agency which proceeding or action results in a final order assessing civil money penalties or requiring affirmative action by the Director in the form of making payments to the Association.

         This Article Seventh shall not apply to any actions filed prior to January 27, 1987, nor to any breach of performance of duty or any failure of performance of duty by any Director of the Association occurring prior to January 27, 1987. The provisions of this Article shall be deemed to be a contract with each Director of the Association who serves as such at any time while this Section is in effect and each such Director shall be deemed to be doing so in reliance on the provisions of this Article. Any amendment or repeal of this Article or adoption of any other provision of the Articles or By-Laws of the Association which has the effect of increasing Director liability shall operate prospectively only and shall not affect any action taken, or any failure to act, prior to the adoption of such amendment, repeal or other provision.

         Article Eighth of the Articles of Association of the registrant provides as follows:

         SECTION I. RIGHT TO INDEMNIFICATION. Except as prohibited by federal or state law, rule or regulation, every Director and officer of the Association shall be entitled as of right to be indemnified by the Association against expenses and any liability paid or incurred by such person in connection with any actual or threatened claim, action, suit or proceeding, civil, criminal , administrative, investigative or other, whether brought by or in the right of the Association or otherwise, in which he or she may be involved, as a party or otherwise, by reason of such person being or having been a Director or officer of the Association or by reason of the fact that such person is or was serving at the request of the Association as a director, officer, employee, fiduciary or other representative of another corporation, partnership, joint venture, trust, employee benefit plan or other entity (such claim, action, suit or proceeding hereinafter being referred to as "Action"); provided, that no such right of indemnification shall exist with respect to an Action brought by an indemnitee (as hereinafter defined) against the Association except as provided in the last sentence of this Section I. Persons who are not directors or officers of the Association may be similarly indemnified in respect of service to the Association or to another such entity at the request of the Association to the extent the Board of Directors at any time denominates any of such persons as entitled to the benefits of this Article to the extent not prohibited by federal or state law, rule or regulation. As used in this Article, "indemnitee" shall include each Director and officer of the Association and each other person denominated by the Board of Directors as entitled to the benefits of this Article, "expenses" shall include fees and expenses of counsel selected by any such indemnitee and "liability" shall include amounts of judgments, excise taxes, fines, penalties and amounts paid in settlement. An indemnitee shall be entitled to be indemnified pursuant to this
Section I for expenses incurred in connection with any Action brought by an indemnitee against the Association only if (i) the Action is a claim for indemnity or expenses under Section III of this Article or otherwise, (ii) the indemnitee is successful in whole or in part in the Action for which expenses are claimed or (iii) the indemnification for expenses is included in a settlement of the Action or is awarded by a court.

         SECTION II. RIGHT TO ADVANCEMENT OF EXPENSES. Every indemnitee shall be entitled as of right to have his or her expenses in any Action (other than an Action brought by such indemnitee against the Association) paid in advance by the Association prior to final disposition of such Action, subject to any obligation which may be imposed by law or by provision in the Articles, By-Laws, agreement or otherwise to reimburse the Association in certain events.

         SECTION III. RIGHT OF INDEMNITEE TO INITIATE ACTION. If a written claim under Section I or Section II of this Article is not paid in full by the Association within thirty days after such claim has been received by the Association, the indemnitee may at any time thereafter initiate an Action against the Association to recover the unpaid amount of the claim and, if successful in whole or in part, the indemnitee shall also be entitled to be paid the expense of prosecuting such Action. It shall be a defense to any Action to recover a claim under Section I that the indemnitee's conduct was such that under Pennsylvania law the Association is prohibited from indemnifying the indemnitee for the amount claimed, but the burden of proving such defense shall be on the Association. Neither the failure of the Association (including its Board of Directors, independent legal counsel and its shareholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances, nor an actual determination by the Association (including its Board of Directors, independent legal counsel or its shareholders) that the indemnitee's conduct was such that indemnification is prohibited by law, shall be a defense to such Action or create a presumption that the indemnitee's conduct was such that indemnification is prohibited by law. The only defense to any such Action to receive payment of expenses in advance under Section II of this Section shall be failure to make an undertaking to reimburse if such an undertaking is required by law or by provision in the Articles, By-Laws, agreement or otherwise.

         SECTION IV. INSURANCE AND FUNDING. The Association may purchase and maintain insurance to protect itself and any person eligible to be indemnified hereunder against any liability or expense asserted or incurred by such person in connection with any Action, whether or not the Association would have the power to indemnify such person against such liability or expense by law or under the provisions of this Article. The Association may create a trust fund, grant a security interest, cause a letter of credit to be issued or use other means (whether or not similar to the foregoing) to ensure the payment of such sums as may become necessary to effect indemnification as provided herein.

         SECTION V. NON-EXCLUSIVITY: NATURE AND EXTENT OF RIGHTS. The rights of indemnification and advancement of expenses provided for in this Article (i) shall not be deemed exclusive of any other rights, whether now existing or hereafter created, to which any indemnitee may be entitled under any agreement or by-law, charter provision, vote of shareholders or directors or otherwise,
(ii) shall be deemed to create contractual rights in favor of each indemnitee,
(iii) shall continue as to each person who has ceased to have the status pursuant to which he or she was entitled or was denominated as entitled to indemnification hereunder and shall inure to the benefit of the heirs and legal representatives of each indemnitee and (iv) shall be applicable to Actions commenced after the adoption hereof, whether arising from acts or omissions occurring before or after the adoption hereof. The rights of indemnification provided for in this Article may not be amended or repealed so as to limit in any way the indemnification or the right to advancement of expenses provided for herein with respect to any acts or omissions occurring prior to the adoption of any such amendment or repeal.

         SECTION VI. EFFECTIVE DATE. This Article Eighth shall apply to every Action other than an Action filed prior to January 27, 1987, except that it shall not apply to the extent that Pennsylvania law prohibits its application to any breach of performance of duty or any failure of performance of duty by an indemnitee occurring prior to January 27, 1987.

         Article Two of the By-Laws of the registrant provides as follows:

         SECTION 12. PERSONAL LIABILITY FOR MONETARY DAMAGES. (a) To the fullest extent that the laws of the Commonwealth of Pennsylvania, as in effect on January 27, 1987 or as thereafter amended, permit elimination or limitation of the liability of directors, no Director of the Association shall be personally liable for monetary damages as such for any action taken, or any failure to take any action, as a Director.

         (b) This Section 12 shall not apply to any administrative proceeding or action instituted by an appropriate bank regulatory agency which proceeding or action results in a final order assessing civil money penalties or requiring affirmative action by the Director in the form of making payments to the Association.

         (c) This Section 12 shall not apply to any actions filed prior to January 27, 1987, nor to any breach of performance of duty or any failure of performance of duty by any Director of the Association occurring prior to January 27, 1987. The provisions of this Section shall be deemed to be a contract with each Director of the Association who serves as such at any time while this Section is in effect and each such Director shall be deemed to be doing so in reliance on the provisions of this Section. Any amendment repeal of this Section or adoption of any other provision of the By-Laws or the Articles of the Association which has the effect of increasing Director liability shall operate prospectively only and shall not affect any action taken, or any failure to act, prior to the adoption of such amendment, repeal or other provision.

ITEM 16.  EXHIBITS

     1.1    Forms of Underwriting Agreements.*
     3.1    Articles of Association (both current and revised).*
     3.2    By-Laws.*
     4.1    Form of Pooling and Servicing Agreement.*
     4.2    Form of Series 2001-1 Supplement.*
     4.3    Form of Receivables Purchase Agreement.*
     5.1    Opinion of Stroock & Stroock & Lavan LLP with respect to legality.*
     8.1 Opinion of Stroock & Stroock & Lavan LLP with respect to tax matters (included in opinion filed as Exhibit 5.1).*
     10.1   Form of Premium Finance Loan Agreements.*
     23.1 Consent of Stroock & Stroock & Lavan LLP (included in opinion filed as Exhibit 5.1).*
     24.1   Power of Attorney.

---------------
* To be filed by amendment.


ITEM 17. UNDERTAKINGS

         The undersigned registrant hereby undertakes:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement; (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that (a)(i) and
(a)(ii) will not apply if the information required to be included in a post-effective amendment thereby is contained in periodic reports filed pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

         (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (d) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (e) That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (f) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(i) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.

         (g) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on January 5, 2001.

                           MELLON BANK, N.A.
                           as originator of the Trust and
                           registrant

                           By: /s/ Martin G. McGuinn
                              -------------------------------------
                               Martin G. McGuinn
                               Chairman and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on January 5, 2001 by the following persons in the capacities indicated.

                        SIGNATURE                                                    TITLE
                        ---------                                                    -----
PRINCIPAL EXECUTIVE OFFICER:

By: /s/ Martin G. McGuinn                                   Chairman and Chief Executive Officer
    ------------------------------------
     Martin G. McGuinn


PRINCIPAL FINANCIAL OFFICER AND
  PRINCIPAL ACCOUNTING OFFICER:

By: /s/ Steven G. Elliott                                   Senior Vice Chairman and Chief Financial Officer
    ------------------------------------
      Steven G. Elliott

By: /s/ Michael K. Hughey                                   Senior Vice President, Director of Taxes and Controller
    ------------------------------------
      Michael K. Hughey


BOARD OF DIRECTORS:

By:              *                                                                 Director
    ------------------------------------
        Burton C. Borgelt

By:              *                                                                 Director
    ------------------------------------
        Carol R. Brown

                        SIGNATURE                                                    TITLE
                        ---------                                                    -----
By:              *                                                                 Director
    ------------------------------------
        Jared L. Cohon

By:              *                                                                 Director
    ------------------------------------
        Christopher M. Condron

By:              *                                                                 Director
    ------------------------------------
        J.W. Connolly

By:              *                                                                 Director
    ------------------------------------
        Charles A. Corry

By:              *                                                                 Director
    ------------------------------------
        Ira J. Gumberg

By:              *                                                                 Director
    ------------------------------------
        Pemberton Hutchinson

By:              *                                                                 Director
    ------------------------------------
        Edward J. McAniff

By:              *                                                                 Director
    ------------------------------------
        Martin G. McGuinn

By:              *                                                                 Director
    ------------------------------------
        Robert Mehrabian

By:              *                                                                 Director
    ------------------------------------
        Seward Prosser Mellon

By:              *                                                                 Director
    ------------------------------------
            Mark A Nordenberg

By:              *                                                                 Director
    ------------------------------------
        David S. Shapira

                        SIGNATURE                                                    TITLE
                        ---------                                                    -----
By:              *                                                                 Director
    ------------------------------------
        Joab L. Thomas

By:              *                                                                 Director
    ------------------------------------
        Wesley W. von Schack

* By: /s/ Carl Krasik
     ------------------------------------
        Carl Krasik
        Attorney-in-fact
        January 5, 2001